SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                    FORM SB-2
                             REGISTRATION STATEMENT*
                        UNDER THE SECURITIES ACT OF 1933


                          TECH ELECTRO INDUSTRIES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          2941 Main Street, Suite 300-B, Santa Monica, California 90405
     -----------------------------------------------------------------------
    (Address, including zip code, of registrant's principal executive offices)


                                 (310) 396-1782
               ---------------------------------------------------
               (Registrant's telephone number, including area code)


            Texas                                               75-2408297
-------------------------------                           ----------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification number)

                                                                5065
                                                     ---------------------------
                                                    (Primary Standard Industrial
                                                     Classification Code Number)

                               WILLIAM KIM WAH TAN
                       President, Chief Executive Officer
                            and Chairman of the Board
                          TECH ELECTRO INDUSTRIES, INC.
                          2941 Main Street, Suite 300-B
                         Santa Monica, California 90405
                                 (310) 396-1782
           -----------------------------------------------------------
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of Communications to:

                              ROBERT E. BRAUN, ESQ.
                      JEFFER, MANGELS, BUTLER & MARMARO LLP
                      2121 Avenue of the Stars, 10th Floor
                          Los Angeles, California 90067
                                 (310) 203-8080

     Approximate Date of Commencement of Proposed Sale to the Public: As soon as possible after the Registration Statement is declared effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ( X )

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. (   )

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. (   )

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. (   )

     If delivery of the  prospectus is expected to be made pursuant to Rule 434,
please check the following box. (   )

                                                       CALCULATION OF REGISTRATION FEE
====================================================================================================================================
           Title of Each                                         Proposed Maximum         Proposed Maximum
        Class of Securities                 Amount To           Offering Price Per       Aggregate Offering             Amount of
         To Be Registered              Be Registered (1)           Security (2)                Price                Registration Fee
--------------------------------    ----------------------    --------------------       ------------------         ----------------
Securities Underlying
Representative's Purchase           30,000 Shares of
Option Units Consisting of (i)      Common Stock
Shares of Common Stock and
(ii) Shares of Class A Preferred    30,000 Shares of Class
Stock                               A Preferred Stock               $10.725                    $  321,750                 $94.92
Common Stock underlying Class       60,000 Shares of
A Preferred Stock                   Common Stock                    $ --                       $ --                       $ --
Redeemable Class A Warrants
underlying Representative's         30,000 Redeemable
Purchase Option                     Class A Warrants                $ 0.13                     $    3,900                 $ 1.15
Shares of Common Stock
underlying Redeemable Class A       31,800 Shares of
Warrants                            Common Stock                    $3.30                      $  104,940                 $30.96
Common Stock underlying             2,150,000 Shares of
Options                             Common Stock                    $2.00(3)                   $4,300,000                 $1,268.50
                                    2,712,398 Shares of
Common Stock                        Common Stock                    $2.00(3)                   $5,424,796                 $1,600.31

TOTAL REGISTRATION FEE....................................................................................................$2,995.84

     (1) Pursuant to Rule 416, there are also being registered such additional securities as may be required for issuance pursuant to the anti-dilution provisions of the Redeemable Class A Warrants, Options, and Class A Preferred Stock.
     (2) Calculated pursuant to Rule 457(c), (g) and (i).
     (3) Based on the average high and low market price of the Registrant's Common Stock on August 28, 1998, as quoted in The Nasdaq SmallCap Market.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


* Pursuant to Rule 429, the enclosed Prospectus constitutes a combined Prospectus also relating to securities covered by Registration Statement No. 33-98662 (345,000 shares of Redeemable Class A Warrants and the 365,700 shares of Common Stock issuable upon exercise of such Redeemable Class A Warrants, 345,000 shares of Common Stock underlying 345,000 Units, 345,000 shares of Class A Preferred Stock and the 690,000 shares of Common Stock underlying such shares of Class A Preferred Stock, and 1,600,000 Redeemable Class A Warrants held by certain Securityholders and the 1,696,000 shares of Common Stock issuable upon exercise of such Redeemable Class A Warrant), and a post-effective amendment to said Registration Statement.

                                                 TECH ELECTRO INDUSTRIES, INC.

                                                     CROSS REFERENCE SHEET


                   Item Number and Heading in                                                Location
                Form SB-2 Registration Statement                                          in Prospectus
        =================================================           =====================================================
1.      Front of the Registration Statement and Outside
        Front Cover Page of Prospectus...........................   Facing Page and Outside Front Cover Page of Prospectus
2.      Inside Front and Outside Back Cover Pages of                Inside Front Cover and Outside Back Cover Pages of
        Prospectus...............................................   Prospectus
3.      Summary Information and Risk Factors.....................   Prospectus Summary; Risk Factors
4.      Use of Proceeds..........................................   Use of Proceeds
5.      Determination of Offering Price..........................   Not Applicable
6.      Dilution.................................................   Not Applicable
7.      Selling Security Holders.................................   Selling Security Holders
8.      Plan of Distribution.....................................   Plan of Distribution
9.      Legal Proceedings........................................   Business
10.     Directors, Executive Officers, Promoters and
        Control Persons..........................................   Management; Certain Transactions; Risk Factors
11.     Security Ownership of Certain Beneficial Owners             Security Ownership of Certain Beneficial Owners and
        and Management...........................................   Management
12.     Description of Securities................................   Description of Securities
13.     Interest of Named Experts and Counsel....................   Not Applicable
14.     Disclosure of Commission Position on
        Indemnification for Securities Act Liabilities...........   Not Applicable
15.     Organization Within Last Five Years......................   The Company; Business
16.     Description of Business..................................   Business; Prospectus Summary; Risk Factors;
                                                                    Management's Discussion and Analysis
17.     Management's Discussion and Analysis or Plan
        of Operations............................................   Management's Discussion and Analysis
18.     Description of Property .................................   Business
19.     Certain Relationships and Related Transactions...........   Certain Relationships and Related Transactions
20.     Market for Common Equity and Related
        Stockholder Matters......................................   Market for Common Equity and Related Stockholder
                                                                    Matters; Description of Securities
21.     Executive Compensation...................................   Management; Executive Compensation
22.     Financial Statements.....................................   Financial Statements
23.     Changes in and Disagreements With Accountants
        on Accounting and Financial Disclosure...................   Changes in and Disagreements With Accountants on
                                                                    Accounting and Financial Disclosure

PROSPECTUS                                                   September 4, 1998

                          Tech Electro Industries, Inc.

                    1,600,000 Redeemable Class A Warrants and
             1,696,000 Shares of Common Stock issuable upon exercise
                       of the Redeemable Class A Warrants
               345,000 additional Redeemable Class A Warrants and
          365,700 Shares of Common Stock issuable upon exercise of the
                      345,000 Redeemable Class A Warrants
                                  345,000 Units
           345,000 Shares of Common Stock underlying the 345,000 Units
        345,000 Class A Preferred Stock underlying the 345,000 Units and
         690,000 Shares of Common Stock issuable upon conversion of the
                         345,000 Class A Preferred Stock
        30,000 Option Units underlying Representative's Purchase Option
 30,000 additional Redeemable Class A Warrants underlying
        Representative's Purchase Option
     31,800 Shares of Common Stock issuable upon exercise of the Redeemable
            Class A Warrants underlying
                        Representative's Purchase Option
    30,000 Shares of Common Stock underlying Representative's Purchase Option
      30,000 Shares of Class A Preferred Stock underlying Representative's
             Purchase Option
          60,000 Shares of Common Stock issuable upon conversion of the
                    30,000 Shares of Class A Preferred Stock
                        2,712,398 Shares of Common Stock
        2,150,000 Shares of Common Stock underlying Options to Purchase
                  Shares of Common Stock


     This Prospectus relates to 1,600,000 Redeemable Class A Warrants (the "Redeemable Warrants") of Tech Electro Industries, Inc., a Texas corporation (the "Company"), held by nine holders of record (the "Securityholders") and the 1,696,000 shares of Common Stock, $.01 par value ("Common Stock"), issuable upon the exercise of the Securityholders' Redeemable Warrants. The Securityholders' Redeemable Warrants were issued to certain investors in a private placement by the Company in October 1995 and January 1996. See "Plan of Distribution." Each Securityholder's Redeemable Warrant entitles the holder to purchase, at an exercise price of $3.50, subject to adjustment, one share of Common Stock. The Securityholders' Redeemable Warrants are currently exercisable at any time through January 25, 2000, and subject to redemption by the Company for $.10 per Securityholders' Redeemable Warrant, upon 30 days' written notice, if the average closing bid price of the Common Stock exceeds $5.25 per share (subject to adjustment in each case) for any 30 consecutive trading days prior to the notice of redemption. On December 9, 1997, the exercise price of the Securityholders' Redeemable Warrants was reduced to $3.30 per share based on the placement of 1,000,000 shares of Common Stock issued in December 1997 described below. In addition, the conversion rate was adjusted so that each Redeemable Warrant is exercisable for 1.06 shares of Common Stock.

     This Prospectus also relates to (a) 345,000 additional Redeemable Class A Warrants and the 365,700 shares of Common Stock issuable upon exercise of such Redeemable Class A Warrants (the "Public Warrants"), with the same terms as the Securityholders' Redeemable Warrants, and (b)(i) 345,000 units, with each unit consisting of one share of Common Stock and one share of Class A Preferred Stock (the "Units"), (ii) 345,000 shares of Common Stock underlying such Units, (iii) 345,000 shares of Class A Preferred Stock underlying such Units, and (iv)
690,000 shares of Common Stock issuable upon conversion of such Class A Preferred Stock, which Public Warrants and Units were sold by the Company in an underwritten public offering (the "Offering"). The Offering was conducted pursuant to a January 26, 1996 registration statement under the Securities Act of 1933, as amended (the "1933 Act"), registering the aforementioned 345,000 Public Warrants and 345,000 Units.

     This Prospectus also relates to 30,000 option units identical to the Units (the "Option Units"), which includes 30,000 shares of Common Stock and 30,000 shares of Class A Preferred Stock underlying the Option Units, as well as the 60,000 shares of Common Stock underlying the latter 30,000 shares of Class A Preferred Stock. This Prospectus also relates to 30,000 additional Redeemable Class A Warrants with the same terms as the Public Warrants (the "Option Warrants") which are also issuable upon exercise of the Representative's Purchase Option (as hereinafter defined) and 31,800 shares of Common Stock issuable upon exercise of the Option Warrants. The Option Units and Option Warrants were received by the managing underwriter, PCM Securities, Ltd. (the "Representative") of the Offering pursuant to a Representative's purchase option (the "Representative's Purchase Option"), exercisable for a four-year period commencing January 23, 1997 at exercise prices of $10.725 per Option Unit and $0.13 per Option Warrant, respectively. The Securityholders' Redeemable Warrants, the Public Warrants and the Option Warrants, all of which are subject to the same terms are sometimes collectively referred to herein as the "Warrants."

     Finally, this Prospectus also relates to 2,712,398 shares of Common Stock and an additional 2,150,000 shares of Common Stock underlying 2,150,000 options (the "Options"), each to purchase one share of Common Stock. 1,000,000 of the Options are exercisable until March 10, 1999 at a price of $2.50 per share and 1,000,000 of the Options are exercisable until December 12, 1998 at a price of $1.75 per share. 1,100,000 shares of Common Stock and 1,000,000 Options were issued on February 11, 1997 by the Company to six accredited investors (the "Investors") pursuant to Regulation S, as adopted by the Securities and Exchange Commission (the "Commission"), and 1,000,000 shares of Common Stock and 1,000,000 Options were issued on December 12, 1997 to three accredited investors pursuant to Regulation S, as adopted by the Commission. In addition, 237,378 shares of Common Stock and 150,000 Options were issued as compensation to executive officers and employees of the Company in February, May and August 1998, and 375,000 shares were issued in a private placement to certain investors in April-August 1998 (such persons receiving the foregoing shares are collectively referred to herein as the "Additional Securityholders"). The 150,000 Options issued to officers are exercisable for a period ending February 20, 2001 at an exercise price of $5.00 per share.

     The Securityholders, the Representative, the Investors and the Additional Securityholders and their respective securities offered hereby are sometimes collectively referred to herein as the "Selling Securityholders" and the "Selling Securityholders' Securities," respectively. The Selling Securityholders' Securities, including the Common Stock issuable upon exercise of the Securityholders' Redeemable Warrants, together with the Public Warrants, are sometimes collectively referred to herein as the "Securities."

     The Common Stock, Units, Class A Preferred Stock and Warrants of the Company are traded on the Nasdaq Small Cap Market under the symbols TELE, TELEU, TELEP and TELEW, respectively. On August 24, 1998, the last sales price of the Company's Common Stock, Units and Warrants was $2.06, $6.50, and $.56, respectively. The Class A Preferred Stock has been traded with the Units and has not been separately quoted.

     The securities offered by the Selling Securityholders by this Prospectus may be sold from time to time by the Selling Securityholders or by their transferees. The distribution of the Selling Securityholders' Securities offered hereby may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such Selling Securityholders' Securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders.

     The Selling Securityholders, and intermediaries through whom such Securities are sold, may be deemed underwriters within the meaning of the 1933 Act, with respect to the Securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

     With the exception of the exercise price of the Securityholders' Redeemable Warrants, the Option Units, the Option Warrants, and the Options, the Company will not receive any of the proceeds from the sale of Securities offered hereby. In the event all of the Securityholders' Redeemable Warrants, the Option Units, the Option Warrants and Options are exercised, the Company will receive gross proceeds of $10,605,650. See "Selling Securityholders," "Plan of Distribution," and "Use of Proceeds." The Company will pay all of the expenses of this Prospectus estimated at approximately $40,000.


THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. FOR INFORMATION REGARDING CERTAIN RISKS RELATING TO THE COMPANY, SEE "RISK FACTORS" ON PAGES 10 TO 15.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
The Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, 12th Floor, New York, New York 10048. Such reports, proxy statements and other information filed by the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Copies of such materials can also be obtained by mail at prescribed rates upon written request addressed to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's web site (http://www.sec.gov).

     The Company has filed with the Commission a registration statement under the Securities Act with respect to the Securities registered hereby. This Prospectus omits certain information contained in said registration statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the registration statement, including the exhibits thereto. Statements contained herein concerning the contents of any contract or any other document are not necessarily complete, and in each instance, reference is made to such contract or other document filed with the Commission as an exhibit to the registration statement, or otherwise, each such statement being qualified in all respects by such reference. The registration statement, including exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and at the Commission's web site.



                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this Prospectus. Except where otherwise indicated, all share and per share data and information included in this Prospectus relating to the number of shares of Common Stock assume no exercise of (i) the Warrants, (ii) the Representative's Purchase Option, (iii) the Options, or (iv) the options available for grant under the Company's 1995 Incentive Stock Option Plan and/or 1997 Incentive Stock Option Plan; and assume no conversion of the Class A Preferred Stock into shares of Common Stock.

                                   THE COMPANY

     The Company was incorporated in Texas on January 10, 1992, to acquire a privately-held business enterprise, Computer Components Corporation ("CCC"). On January 31, 1992, the Company acquired all of the outstanding stock of CCC, a Texas corporation formed in 1968. CCC was the survivor in a merger with Dunbar Associates, Inc. ("Dunbar"), also a Texas corporation, which was formed in 1963. In June, 1996, the Company acquired 100% of the issued and outstanding shares of capital stock of Very Brite Technologies, Inc. ("VBT"). On October 29, 1996, the Company incorporated Universal Battery Corporation ("UBC"), a Texas corporation, of which the Company initially owned 67% of the issued and outstanding capital shares of UBC, with the balance owned by Randy Hardin, a director and officer of UBC. In February, 1997, the Company, in an internal reorganization, transferred to CCC all of its shares of VBT and UBC, as a result of which all present operations of the Company are carried on by CCC and through VBT, as a wholly-owned subsidiary, and UBC, as a majority-owned subsidiary. In March 1998, the Company acquired a controlling interest in US Computer Group Inc. ("USCG"), a New York corporation formed on January 22, 1988. References to the "Company" include CCC, Dunbar, VBT, UBC and USCG and their subsidiaries, unless the context indicates otherwise. The Company's offices are located at 2941 Main Street, Suite 300-B, Santa Monica, California 90405; its telephone number is
(310) 396-1782.

     CCC, directly and through its subsidiaries, is engaged in the business of importation, distribution and sale of electronic components used in the manufacture and assembly of high-technology products such as computers, oil field test equipment, medical instrumentation and uninterruptable power supply systems, among others. CCC also distributes batteries and battery products. CCC is an authorized distributor, on a non-exclusive basis, for two product groupings of Matsushita Electric Corporation of America ("Panasonic"). One group of Panasonic products includes power supplies, printers, buzzers and other miscellaneous products. The other group of Panasonic products sold by CCC include nickel cadmium, lithium, alkaline and leadacid batteries. CCC is also a non-exclusive distributor of battery products manufactured by Varta Batteries, Inc. ("Varta"). CCC also operates under noncontractual, long-term relationships (exceeding 10 years) with other vendors located in Taiwan, the Philippines and Japan from whom it imports non-proprietary electronic components and batteries marketed under its Texas state registered trademark, "Nikko", and its own name, "Tech Electro Industries". CCC recently began distributing electro mechanical devices and transformers produced in The People's Republic of China and Hong Kong.

     USCG is a  provider  of a broad  range  of  information  technology  ("IT")
services,   products  and  solutions  to  companies  located  primarily  in  the metropolitan markets of New York and Philadelphia and surrounding areas. USCG offers its clients a single source for a wide variety of IT services which include maintenance and repair, new and used equipment sales, short-term equipment rentals, network integration, software support, relocation services, contingency planning, business recovery services, and training. USCG's clients include Fortune 1000 companies as well as a variety of middle market clients. From 1992 through 1996, USCG was named one of the nation's Top 500 Fastest Growing Privately Held Companies by INC. Magazine.

     USCG's IT services fall into three basic categories: maintenance of computer systems, resale of computer products, and complete system solutions. USCG's core business is providing on-call computer hardware maintenance services for users of midrange equipment manufactured by Digital Equipment Corporation, IBM, Sun Microsystems, Inc. and many leading brand personal computers makers. In this regard, USCG also acts as a value added reseller of computer hardware such as workstations, networking and communications equipment, servers and related software. USCG's relationships with established aggregators of computer hardware such as Ingram Micro, Inc., MicroAge Computer Centers, Inc. and Tech Data enable it to provide customers with competitive pricing and quick deliveries of computer hardware. In addition, USCG provides complete system solutions for clients by providing consulting and technical services in the areas of network integration, contingency planning, software support, remote information center services and training services.

     USCG serves clients primarily in the New York to Philadelphia metropolitan corridor through its office locations in New York City, Long Island, New Jersey and Philadelphia. Each facility is fully-equipped with in-house testing, computer room and PC lab environments, warm site command centers for contingency planning and extensive on-site parts inventory. Services are provided by a team of experienced specialists including field service engineers, systems analysts, programmers, technicians and customer service representatives.

     On July 15, 1998, the Company announced that it had entered into a definitive agreement with DenAmerica, the owner and franchisor of the Black-eyed Pea restaurant chain and a leading franchisee of Denny's restaurants, for the merger of DenAmerica into the Company. The merger agreement terms are similar to those of the letter of intent signed by the two companies on April 30, 1998. The transaction is expected to be consummated in November 1998. Under the terms of the definitive agreement, DenAmerica shareholders will receive in exchange for each share of Common Stock of DenAmerica $4.00 in cash and $0.90 in newly-issued preferred stock of the Company. The consummation of the merger is contingent upon satisfactory completion of mutual due diligence efforts, financing and other conditions.


                                  THE OFFERING


     Common Stock Offered hereby                                6,680,198(1)
     Common Stock Outstanding as of August 10, 1998                4,163,308
     Securities underlying Representative's
     Purchase Option:
              Option Warrants Offered                                 30,000
              Option Units Offered                                    30,000
              Class A Preferred Stock underlying Option Units         30,000

     Nasdaq Small Cap Market Symbols:
              Common Stock                                              TELE
              Class A Preferred Stock                                  TELEP
              Warrants                                                 TELEW
              Units                                                    TELEU

(1) Includes (i) 1,696,000 shares of Common Stock issuable upon exercise of the Securityholders' Redeemable Warrants, (ii) 30,000 shares of Common Stock underlying the Option Units issued pursuant to the Representative's Purchase Option, (iii) 31,800 shares of Common Stock issuable upon exercise of the Option Warrants, (iv) 60,000 shares of Common Stock underlying Class A Preferred Stock underlying the Option Units, (v) 2,100,000 shares of Common Stock, issued to investors, (vi) 2,000,000 shares of Common Stock underlying the Options which were also issued to investors, (vii) 237,398 shares of Common Stock issued to executives and employees of the Company, (viii) 150,000 shares of Common Stock underlying the Options which were also issued to such executives, and (ix) 375,000 shares of Common Stock issued to investors who have purchased shares in a private placement.



Summary Financial Data

     The summary financial data in the table are derived from the consolidated financial statements and related notes thereto of the Company. The data should be read in conjunction with the consolidated financial statements and the related notes contained elsewhere herein.


                 Summary of Selected Consolidated Financial Information

                                         Years Ended December 31,                  Six Months Ended June 30,
                                                 (Audited)                               (Unaudited)
                                         1997                 1996                 1998             1997
                                       --------------     ----------          -----------        -----------

Statement of Operations Data:
Revenues                                   $6,666,837     $3,840,075           $9,979,422         $2,569,794
Total operating expenses                    3,174,432      1,446,976            3,154,397          1,134,640
Loss from operations                      (1,413,350)      (331,419)          (1,041,466)          (451,033)
Net loss                                  (1,299,581)      (336,562)          (1,147,979)          (399,511)
Net loss per common share                      (0.59)         (0.36)               (0.30)             (0.23)

Balance Sheet Data:
Current assets                              5,398,751      3,382,767            9,306,448          4,749,395
Working capital                             3,929,224      2,487,945            3,214,808          3,950,331
Total assets                                6,257,922      3,690,885           20,109,170          5,114,999
Total liabilities                           1,469,527        894,822           13,486,154            799,064
Stockholders' equity                        4,759,193      2,719,130            4,492,029          4,255,228

                           Forward-Looking Statements

     When included in this Prospectus, the words "expects," "intends,""anticipates," "plans," "projects" and "estimates," and analogous or similar expressions are intended to identify forward-looking statements. Such statements, which include statements contained in "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. For a discussion of certain of such risks, see "Risk Factors." These forward-looking statements speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.


                                  RISK FACTORS

     AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THE PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE MAKING AN INVESTMENT. THIS PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF THE COMPANY'S PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. THE CAUTIONARY STATEMENTS MADE IN THIS PROSPECTUS SHOULD BE READ AS BEING APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED BELOW, AS WELL AS THOSE DISCUSSED ELSEWHERE HEREIN.

RISKS CONCERNING THE COMPANY

     Limited Control and Influence on the Company. The current officers and directors, including the controlling beneficial shareholders of the Company in the aggregate, directly or beneficially, currently own approximately 37.73% of the total outstanding Common Stock (26.80% of the voting power). As a result, these individuals will probably be able to elect a majority of the Company's directors and thereby control the management policies of the Company, as well as determine the outcome of corporate actions requiring shareholder approval by majority action, regardless of how other shareholders of the Company, including holders of shares of Class A Preferred Stock, may vote. Such ownership of Common Stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting rights of holders of Common Stock and the Class A Preferred Stock.

     Limitation of Liability of Directors. As permitted by the Texas Business Corporation Act, the Company's Articles of Incorporation, as amended, eliminates, with certain exceptions, the personal liability of its directors to the Company and its shareholders for monetary damages as a result of a breach of fiduciary duty. Such a provision makes it more difficult to assert a claim and obtain damages from a director in the event of a breach of his fiduciary duty.
Article 2.02-1 of the Texas Business Corporation Act provides that a corporation has the power to (i) indemnify directors, officers, employees and agents of the corporation against judgments, fines and amounts paid in settlement in connection with suits, actions and proceedings and against certain expenses incurred by such parties if specified standards of conduct are met: and (ii) purchase and maintain insurance on behalf of any of the foregoing parties against liabilities incurred by such parties in the foregoing capacities. The Bylaws of the Company provide for indemnification of its officers and directors against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are made parties by reason of being or having been officers or directors of the Company; except in relation to matters as to which any such director or officer is adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. However, such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or otherwise.

     Dependence on Key Personnel. The success of the Company depends to a significant extent upon the performance of its key officers, the loss of one or more of whom could have a material adverse effect on the Company. The Company believes that its future success also will depend in large part upon its ability to attract and retain highly skilled managerial, technical and sales and marketing personnel, who are in demand. There can be no assurance that the Company will be successful in attracting and retaining such personnel.

RISKS CONCERNING CCC

     Lack of Liquidity. CCC stocks a large inventory of standard products for immediate shipment upon receipt of customer purchase orders. Maintaining a large inventory, Management believes, gives CCC a competitive edge. It has, in the past, caused a liquidity problem from time to time, requiring CCC to obtain short term loans to cover cash shortages. Craig D. La Taste, a Director of CCC, and his spouse, have made working capital loans to CCC in the past to cover these temporary cash shortfalls. Management expects that CCC may continue to experience this liquidity problem from time to time. There can be no assurance CCC will be able to borrow money from affiliates or others to resolve any future cash shortage problems. Dependence on Two Suppliers/Non-Exclusive Relationship; Potential Future Competition. CCC enjoys a close and beneficial non-exclusive relationship with a single supplier of a substantial portion of its battery products, the Panasonic Battery Sales Group of Matsushita Electric Corp. of America ("Panasonic"). CCC is a certified Panasonic Modification Center for the production of battery packs. Although CCC has established relationships with other battery manufacturers and sells their products, the loss of this relationship with Panasonic could have a material adverse effect on CCC. CCC believes Panasonic also sells battery products to CCC's competitors. Panasonic has expanded its own battery manufacturing operation to include alkaline and lead-acid batteries. Panasonic's parent company also has a battery pack assembly operation in Japan which CCC believes does not compete in the battery pack market which CCC serves. However, should Panasonic establish a battery pack operation in conjunction with its United States battery manufacturing operation, CCC would be forced to compete directly against Panasonic, a firm with much greater financial and other resources than CCC. There is no assurance that CCC would be able to compete successfully in such an environment. The loss of this supplier could have a material adverse effect on CCC unless CCC is able to arrange for alternate suppliers in the event of such loss.

     CCC also enjoys a beneficial non-exclusive relationship with an affiliate of Nippon Electric Corporation, which is CCC's largest supplier of electronic component parts. The loss of this supplier could have a material adverse effect on CCC. CCC believes this supplier also sells component parts to CCC's competitors.

     Foreign Manufacturing and Trade Regulation. A significant number of the components sold by CCC are manufactured outside the United States and purchased by CCC from foreign manufacturers located in Asia and Pacific Rim countries. As a result, CCC and its ability to sell at competitive prices could be adversely affected by increases in tariffs or duties, changes in trade treaties, currency fluctuations, strikes or delays in air or sea transportation, and possible future United States legislation or executive branch policies with respect to pricing and import quotas on products from foreign countries. CCC's ability to be competitive in or with the sales of imported components could also be affected by other governmental actions and changes in policies related to, among other things, anti-dumping legislation. Except for currency fluctuations, CCC does not believe that these factors adversely impact its business at present. There can be no assurance that such factors will not materially adversely affect CCC in the future. Currency fluctuation has from time to time adversely affected CCC's results of operations.

     Changes in Technologies. CCC's business is dependent upon the continued use of standard electronic component parts, i.e., resistors, capacitors, relays, inductors, etc., in various types of electronic and electrical equipment, including computers, uninterruptable power systems, telecommunications equipment and medical instrumentation systems, among others. The majority of the electronic parts sold by CCC are primarily "passive" devices subject to minimal obsolescence factors. Changes in manufacturing techniques from "leaded/thru hole" forms to "chip/surface mount" configurations is having an impact on the product-line mix which CCC has available for its customers. The result anticipated is a reduced growth of the older manufacturing forms with a concomitant increase in growth in the sales of the new manufacturing forms. CCC believes it, and the industry, will experience a positive effect in overall business activity as a result of this transition. No assurances can be given that this transition will be beneficial to CCC.

     Competition. CCC is a relatively small company in an industry that has many large companies. CCC faces significant competition from regional firms. Most competitors are substantially larger and have greater financial resources than CCC. There is no assurance that CCC can compete profitably with such other companies on a long-term basis.

     Related Party  Transactions.  CCC leases office and warehouse space from La
Taste Enterprises, a partnership comprised of members of the Craig D. La Taste family. Mr. La Taste is a director of CCC and significant shareholder of the Company.



RISKS CONCERNING USCG

     History of Losses; Working Capital Deficiency; Dependence on Stockholder Financing. USCG has a history of losses including net losses of approximately $3,257,651 and $3,747,900 for the fiscal years ended February 28, 1997 and 1998, respectively. There can be no assurance that USCG will be able to operate profitably in the future. As a 51% shareholder of USCG, the Company may be adversely affected by USCG's inability to operate profitably in the future.

     Project Risks. The nature of USCG's engagements exposes USCG to a variety of risks. Many of USCG's engagements involve projects that are critical to the operations of its clients' businesses. USCG's failure or inability to meet a client's expectations in the performance of its services or to do so in the time frame required by such client could result in a claim for substantial damages against USCG, regardless of USCG's responsibility for such failure. Service providers, such as USCG, are in the business of employing people and placing them in the workplace of other businesses. Therefore, USCG is also exposed to liability with respect to actions taken by its employees while on assignment, such as damages caused by employee errors and omissions, misuse of client proprietary information, misappropriation of funds, discrimination and harassment, theft of client property, other criminal activity or torts and other claims. Although USCG intends to obtain general liability insurance coverage, there can be no assurance that such coverage will be available on reasonable terms or in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against USCG that exceed available insurance coverage or changes in USCG's insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on USCG's results of operations, financial condition and business.

     Dependence on Continued Authorization to Resell and Provide Manufacturer-authorized Services. USCG's future success with IT service offerings and product sales depends in part on its continued authorization as a service provider and its continued status as a certified reseller of certain hardware and software products. Without such sales and service authorizations, USCG would be unable to provide the range of services and products currently offered by USCG. In general, the agreements between USCG and such manufacturers include termination provisions, some of which are immediate. There can be no assurance that such manufacturers will continue to authorize USCG as an approved reseller or service provider, and the loss of one or more of such authorizations could have a material adverse effect on USCG's results of operations, financial condition and business.

     Dependence on Suppliers. Although USCG has not experienced significant problems with its suppliers of hardware, software and peripherals, there can be no assurance that such relationships will continue or that, in the event of a termination of its relationships with any given supplier, it would be able to obtain alternative sources of supply without a material disruption in USCG's ability to provide products and services to its clients. Furthermore, as is typical in the industry, USCG receives credits or allowances from many manufacturers for market development which are used to offset a portion of USCG's cost of products sold. Changes in the availability, structure or timing of these credits or allowances or any material disruption in USCG's supply of products could have a material adverse effect on USCG's results of operations, financial condition and business.

     Rapid Technological Change; Dependence on New Solutions. The IT service industry is characterized by rapid technological change, evolving industry standards, changing client preferences and new product and service introductions. USCG's success will depend in part on its ability to develop IT solutions that keep pace with continuing changes in the IT service industry. There can be no assurance that USCG will be successful in adequately addressing these developments on a timely basis or that, if these developments are addressed, USCG will be successful in the marketplace. In addition, there can be no assurance that products or technologies developed by others will not render USCG's services non-competitive or obsolete. USCG's failure to address these developments could have a material adverse effect on USCG's results of operations, financial condition and business. See "Business-- Services."

     Risks Relating to Year 2000. Although the Company has initiated a comprehensive project to prepare its computer systems for the year 2000 and plans to have changes to critical systems completed by the first quarter of 1999, based on information currently available from the Company's internal assessment of modifications that can be made and conversions which are not available, the Company believes that the likelihood of a material adverse impact to the Company as a result of internal year 2000 problems is remote. Because USCG has a large base of customers with equipment and software that may be prompted to upgrade their systems in anticipation of the year 2000 change, the Company's maintenance operations may be adversely affected by the year 2000 problem. However, the Company believes that any upgrades by USCG's clients could positively impact USCG's resale and computer solutions operations.

RISKS CONCERNING THE SECURITIES OF THE COMPANY

     Possible Volatility of Securities Prices. The Stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of any particular company. The market prices of the securities of many publicly-traded companies in the computer industry have in the past been and can be expected in the future to be especially volatile. Factors such as the Company's operating results, announcements by the Company or its competitors concerning technological innovations, new products or systems may have a significant impact on the market price of the Company's securities.

     Lack of Public Market; Possible Delisting of Securities from the Nasdaq Stock Market; Risks of Low-Priced or Penny Stock. Although the Units, Common Stock, Class A Preferred Stock and Warrants have been traded on the Nasdaq SmallCap Market, there can be no assurance such markets will be sustained. While the Company's Units, Common Stock, Class A Preferred Stock and Warrants meet the current Nasdaq continued listing requirements, there can be no assurance that the Company will continue to meet such continued listing requirements. Nasdaq has occasionally increased the continuing listing requirements. If the Company is in the future unable to satisfy Nasdaq's continued listing requirements, its securities may be delisted from Nasdaq and the liquidity and price of the Company's securities could be impaired. The Company has been advised by Nasdaq that it is currently reviewing the Company's status as a listed company and has asked the Company to provide a compliance plan for continued listing. If Nasdaq delisting occurs, trading of the Company's securities, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD"). As a consequence of such delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations of the price of the Company's securities. Additionally, if the Company's securities were delisted from Nasdaq, they will become subject to Rule 15g-9 under the 1934 Act. Such rule would adversely affect the ability of purchasers in this Offering to sell any of the securities acquired hereby in the secondary market.

     Rule 15g-9 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission defines a penny stock to be any equity security that has a market price of less than $5.00 per share (exclusive of commissions), subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exemption is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

     In addition, if the Company's securities are not quoted on Nasdaq, or the Company does not have $2,000,000 in net tangible assets, trading in the Common Stock would be covered by Rules 15g-1 through 15g-6 under the 1934 Act for non-Nasdaq and non-exchange listed securities. Under such rules, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from these rules if the market price is at least $5.00 per share.

     Although the Company's securities are, as of the date of this Prospectus, outside the definitional scope of penny stocks as they are listed on Nasdaq, in the event the Company's securities were subsequently to become characterized as penny stocks, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

     No Dividends Anticipated on Common Stock. The Company has not paid any dividends on its Common Stock to date. The Company does not currently intend to declare or pay any dividends on its Common Stock in the foreseeable future, but plans to retain earnings, if any, for development and expansion of its business operations. Dividends, however, on the Class A and Class B Preferred Stock accrue at the annual rate of 36-3/4 cents per share and are payable quarterly in arrears on the last day of each March, June, October and December of each year, either in cash or Common Stock at the option of the Company. Unless all accrued and unpaid dividends on the Class A and Class B Preferred Stock have been paid in cash for a dividend period, no cash dividends may be declared or paid or set aside for payment or other distribution made upon the Common Stock.

     Potential Adverse Effect of Redemption of Warrants. The Warrants may be currently redeemed by the Company at a redemption price of $0.10 per Warrant upon 30 days' prior written notice if the average bid price per share of the Common Stock is $5.25 or greater (subject to adjustment) for 30 consecutive trading days prior to the notice of redemption. Redemption of the Warrants could force the holders to: (i) exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so; (ii) to sell the Warrants at the then current market price when they might otherwise hold the Warrants, or, (iii) to accept the redemption price, which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. The Company will not call the Warrants for redemption unless a current effective registration statement (and Prospectus) is in effect under the 1933 Act with respect to the shares of Common Stock issuable upon exercise thereof. The Company presently intends to use its best efforts to keep this Prospectus current to the extent required by the federal securities laws, which will enable the Warrants to be immediately exercised even if not called for redemption.

     Current Prospectus and State Registration Required to Exercise Warrants. The purchasers of the Warrants will only be able to exercise the Warrants if:
(i) a current Registration Statement under the 1933 Act relating to the Common Stock is qualified for sale or exempt from qualification under the 1933 Act and;
(ii) such Common Stock is qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants reside. Although the Company will use its best efforts to maintain the effectiveness of the current Registration Statement covering the Common Stock issuable upon the exercise of the Warrants, there can be no assurance the Company will be able to continue to do so. The value of the Warrants may be greatly reduced if a current Registration Statement covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such Common Stock is not qualified or exempt from qualification in the states in which the holders of the Warrants reside.

     Authorization of Preferred Stock. The Company's Articles of Incorporation, as amended, authorize the issuance of 1,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. As of August 10, 1998, there were 185,338 shares of Class A Preferred Stock outstanding, all of which may be voted with other classes of voting stock of the Company. In addition, the Class A Preferred Stock are currently convertible at the option of the holder and under certain circumstances at the option of the Company, into two shares of Common Stock of the Company. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. In addition, the Company has entered into an agreement to acquire by merger DenAmerica Corp., which acquisition contemplates the issuance of a significant number of shares of a new series of preferred stock. See "Business - DenAmerica Acquisition." Accordingly, there can be no assurance that preferred stock of the Company will not be issued at some time in the future.

                                 USE OF PROCEEDS

     With the exception of the exercise price of the Securityholders' Redeemable Warrants, the Option Units, the Option Warrants, and the Options, the Company will not receive any proceeds from the sale of securities offered hereby. It is currently anticipated that the net proceeds from the exercise of the Securityholders' Redeemable Warrants, the Option Units, the Option Warrants, and the Options, estimated at approximately $10,500,000, will be added to the general funds of the Company and used for working capital and other general corporate purposes. The Company has agreed to contribute to Computer Components Corporation, its wholly-owned subsidiary, eighty-four percent (84%) of the net proceeds from the exercise of the Securityholders' Redeemable Warrants, the Option Units, the Option Warrants, and the Options issued on February 11, 1997. The Company will pay all the expenses of this Prospectus, estimated to be approximately $40,000.


     MARKET FOR THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The common stock of the Company commenced quotation on the OTC Bulletin Board under the symbol "TEIL" in late December, 1992. Until the third quarter of 1995 no substantial public trading market had developed for the common stock of the Company. Following the public offering of securities of the Company in January, 1996, the common stock and other securities of the Company commenced trading on the NASDAQ SMALL CAP ISSUES under the following listing symbols:

     NASDAQ Symbols
              Units ......................       TELEU
              Common Stock ...............       TELE
              Class A Preferred Stock.....       TELEP
              Warrants ...................       TELEW

     The following table sets forth the high and low prices of the Company's common stock on a quarterly basis for the calendar years 1996, 1997 and first quarter of 1998.


                     Common Stock Price     Warrants               Units
                     ==================  ================     ================
   Calendar Period     High      Low     High       Low       High       Low
------------------     -----     ------  -----      -----     ----       -----
1996:
   First Quarter...    $4.00     $2.1    $1.00     $0.25      $9.00*     $2.50
   Second Quarter..    $1.875    $0.6    $0.688    $0.188     $5.75      $2.38
   Third Quarter...    $1.50     $0.7    $0.50     $0.063     $3.50      $2.00
   Fourth Quarter..    $2.25     $1.3    $0.75     $0.031     $6.25      $2.56
1997:
   First Quarter...    $3.25     $1.6    $1.125    $0.378     $9.00      $5.25
   Second Quarter..    $2.75     $1.5    $0.75     $0.323     $8.63      $4.63
   Third Quarter...    $2.50     $1.3    $0.688    $0.25      $7.88      $5.50
   Fourth Quarter..    $4.375    $1.6    $1.375    $0.313     $12.13     $5.25
1998:
   First Quarter...    $3.938    $2.3    $1.188    $0.563     $12.50     $7.00
   Second Quarter..    $3.188    $2.3    $1.031    $0.563     $10.38     $7.00

      *   Statistics are not available for the full period.

     The Class A Preferred Stock has been traded with the Units and has not been separately quoted.

     The Company has not paid any dividends on its Common Stock since its inception and has no current plans to pay dividends on the Common Stock in the foreseeable future. In addition, the Company's ability to pay cash dividends is restricted by the Company's current credit facilities, and future borrowings may contain similar restrictions. The Company intends to reinvest future earnings, if any, in the development and expansion of its business. Any future determination to pay dividends on the Common Stock will depend upon the Company's results of operations, financial condition and capital requirements and such otherfactors deemed relevant by the Company's Board of Directors. Subsequent to January 31, 1996, the effective sale date of the Class A Preferred Stock, unless all accrued and unpaid dividends on the Class A Preferred Stock have been paid in cash or common stock for a dividend period, no dividends may be declared or paid or set aside for payment or other distribution made upon the Common Stock.

     The Company is required to pay quarterly dividends at an annual rate of $37.75 on each outstanding share of the Company's Series A Preferred Stock. Such dividends, at the option of the Company, may be cash or in shares of the Company's Common Stock. During Fiscal Year 1997, shareholders of record of the Class A Preferred Stock on February 28, May 31, August 31 and December 15 of said year were paid a dividend of nine (9) cents per share on the payment date for such dividend period. H holders of Class A on record date February 28, 1998 received a dividend of approximately 0.04 shares of Common Stock per share. Dividends were declared on May 20, 1998 for Class A Preferred Stock at $0.0975 per share. This dividend was paid in the form of common stock at the rate of
 .0313 shares of common for each share of preferred. The dividend was payable on June 30, 1998 to stockholders of record at the close of business of May 31, 1998. In addition, dividends paid during the quarter ended June 30, 1998 was
$7,678.   No dividends  were  paid  for  the  quarter  ended  June 30, 1997.  No dividends were payable at June 30, 1998.

     The closing price of the Common Stock of the Company as reported on the NASDAQ Small Cap Issues on August 31, 1998, by brokers making a market, was $1.875.

     As of August 31, 1998, there were approximately 578 beneficial holders of the common stock of the Company, nine holders of record of the Warrants, and one holder of record of the Units.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Company's consolidated financial statements and the related notes thereto and the other financial information included elsewhere in this Prospectus. When used in the following discussions, the words "believes", "anticipates", "intends", "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected, including, but not limited to, those set forth in "Risk Factors." readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.

RECENT DEVELOPMENTS

     During the period ended June 30, 1998, a number of developments occurred which had a significant impact on the operations and results of the Company, including the following:

     In May 1998, Computer Components Corporation, a wholly-owned subsidiary of the Company (CCC), lost a major customer, resulting in a $120,000 write-off from inventory (an increase cost of goods) for the month of June 1998.

     On April 8, 1998, the Company commenced a private placement of 375,000 shares of Company common stock for $750,000, which private placement was completed in August 1998.

     On July 10, 1998, the Company entered into an Agreement and Plan of Merger with DenAmerica Corp. (DEN) to acquire all of the outstanding capital stock of DEN. Under the terms of the agreement, DEN shareholders will receive in exchange for each share of DEN common stock $4.00 in cash and newly issued preferred stock of the Company worth $.90 per share. The proposed merger is subject to various contingencies including financing, regulatory approvals and other matters.

     In addition, the financial results of the Company for the six months ended June 30, 1998 were significantly impacted by the acquisition of a majority interest in US Computer Group, Inc. (USCG) which was consummated on March 19, 1998. Because the acquisition of USCG took place during the final portion of the quarter ended March 31, 1998, the period ending June 30, 1998 is the first period in which the operations of USCG are reflected in the results of operations of the Company.

RESULTS OF OPERATIONS

Operations of the Company and its Subsidiaries.


THREE-MONTHS ENDED JUNE 30, 1998 COMPARED TO THREE-MONTHS ENDED JUNE 30, 1997

RESULTS OF OPERATIONS

     As noted above, the Company's results of operations for the second quarter of 1998, compared to the second quarter of 1997, were significantly impacted by the operations of USCG, which was acquired after the second quarter of 1997, and for which there are no comparable results in the first quarter of 1997.

REVENUES

     For the three month period ending June 30, 1998, the Company had sales of $7,982,834, an increase of $6,499,604 (438.21%) from sales of $1,483,230 for the three month period ending June 30, 1997. The significant increase in sales was due to sales originated by USCG and its subsidiaries, which together contributed sales of $5,913,279 to the Company's revenues for the three month period ending June 30, 1998. Neither USCG nor its subsidiaries had sales contributing to the Company's revenues in the comparable period in 1997. Excluding sales of USCG, the Company recorded sales of $2,069,555, for the three month period ending June 30, 1998, or an increase of $586,325 (39.53%) from the three month period ending June 30, 1997.

     The Company recognized a loss from operations of $926,430 (unaudited) for the three month period ending June 30, 1998, compared to a loss of $215,168 during the same period in the prior year, an increase in losses of $711,262 (330.56%). The Company's increased loss was due to increases in cost of goods sold and general and administrative expenses. The cost of goods sold rose to $6,510,953 in the second quarter of 1998 from $1,087,247 in the second quarter of 1997, an increase of 5,423,706 (498.85%). The Company's general and administrative expenses rose to $2,398,311 for the three month period ending June 30, 1998 from $611,151 for the same period in 1997, an increase of 1,787,160 (292.43%). The increase in cost of goods sold and a substantial portion of the increase in general and administrative expenses can be attributed to the consolidation of the operations of USCG and its subsidiaries, which contributed cost of goods sold of $4,903,494 and general and administrative expenses of $1,181,427 for the second quarter of 1998, with no contribution in the same period in 1997. Additionally, in May 1998, CCC was advised that a major customer had experienced a change in key management and would cease operations supplied by CCC. This development caused CCC to record a reduction in inventory of $120,000 in June 1998. The Company expects that the loss of this customer will result in a reduction of sales of approximately $500,000 during the remainder of the Company's fiscal year.

COST OF GOODS SOLD

     The Company's cost of goods sold, consisting primarily of inventory, rose to $6,510,953 in the second quarter of 1998 from $1,087,247 in the second quarter of 1997, an increase of $5,423,706 (498.85%). A substantial portion of the increase was due to the impact of USCG and its subsidiaries, which contributed cost of goods sold of $4,903,494 for the second quarter of 1998, with no contribution in the same period in 1997. Excluding cost of goods sold of USCG, the Company recorded cost of goods of $1,607,459 in the second quarter of 1998, or an increase of $520,212 (47.85%) from the second quarter of 1997. As mentioned above, CCC recorded an additional $120,000 to cost of goods in June 1998 due to the write-off of inventory from the reduction in business from a major customer. Cost of goods as a percentage of sales rose to 81.56% in the second quarter of 1998 from 73.30% in the second quarter of 1997. This increase is attributable to USCG and its subsidiaries, for which the cost of goods as a percentage of sales was 82.92% in the second quarter of 1998. Excluding cost of goods sold of USCG, the cost of goods as a percentage of sales for the rest of the Company rose to 77.67% in the second quarter of 1998 from 73.30% in the second quarter of 1997. Again, this increase was substantially due to CCC's additional $120,000 to cost of goods in June 1998 due to the write-off of inventory from the reduction in business from a major customer noted above.

GENERAL AND ADMINISTRATIVE EXPENSES

     The Company's general and administrative expenses, consisting primarily of wages, benefits and related expenses, rose to $2,398,311 for the three month period ending June 30, 1998 from $611,151 for the same period in 1997, an increase of $1,787,160 (292.43%). The increase was due primarily to costs associated with operations of USCG and its subsidiaries, which contributed general and administrative expenses of $1,181,427 for the second quarter of 1998, with no contribution in the same period in 1997. Excluding general and administrative expenses of USCG, the Company recorded general and administrative expenses of $1,216,884 in the second quarter of 1998, or an increase of $605,733 (99.11%) from the second quarter of 1997. Such increase was due primarily to the cost associated with the DEN acquisition and the integration of USCG into the Company.

PURCHASE ORDER BACKLOG

     At June 30, 1998, Company's purchase order backlog was approximately $2,231,389, compared to $1,861,570 at June 30, 1997, an increase of 19.87%. Of the  $2,231,389  purchase order backlog at June 30, 1998,  $119,024  (5.33%) was attributable to USCG and $2,112,365 (94.67%) was attributable to the rest of the Company. Generally, order backlog represents orders received from customers of CCC but not shipped, typically at the request of the customer. CCC monitors its purchase backlog to help analyze sales trends and to gauge future sales potential.


INTEREST EXPENSE

     The Company incurred $173,555 in interest expense in the second three months of 1998, compared to $1,513 during the second quarter of 1997, an increase of $172,042 (11,370.92%). The significant increase in interest expense is attributable to USCG and its subsidiaries, which incurred $162,037 in interest expense in the second quarter of 1998.

INCOME TAX EXPENSE

     The Company incurred $3,305 in income tax expense in the second three months of 1998, compared to $0 during the second three months of 1997. The increase in income tax expense was due to the Company's franchise tax for the state of Texas.


SIX-MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX-MONTHS ENDED JUNE 30, 1997

RESULTS OF OPERATIONS

     The Company's results for operations for the first six months of 1998, compared to the first six months of 1997, were significantly impacted by the operations of USCG, which was acquired during the first six months of 1998, and for which there are no comparable results in the first six months of 1997.

REVENUES

     For the six month period ending June 30, 1998, the Company had sales of $9,979,422, an increase of $7,409,628 (or approximately 288.33%) from sales of $2,569,794 for the six month period ending June 30, 1997. The significant increase in sales was due to sales originated by USCG and its subsidiaries, which together contributed sales of $5,913,279 to the Company's revenues for the six month period ending June 30, 1998. Neither USCG nor its subsidiaries had sales contributing to the Company's revenues in the comparable period in 1997.

     The Company recognized a loss from operations of $1,041,466 (unaudited) for the six month period ending June 30, 1998, compared to a loss of $451,033 during the same period in the prior year, an increase in losses of $590,433 (130.91%). The Company's increased loss was due to increases in cost of goods sold and general and administrative expenses. The cost of goods sold rose to $7,866,491 in the first half of 1998 from $1,886,187 in the first half of 1997, an increase of 5,980,304 (317.06%). The Company's general and administrative expenses rose to $3,154,397 for the six month period ending June 30, 1998 from $1,134,640 for the same period in 1997, an increase of 2,019,757 (178.01%). The increase in both cost of goods sold and general and administrative expenses can be attributed to the consolidation of USCG and its subsidiaries, which contributed cost of goods sold of $4,903,494 and general and administrative expenses of $1,181,427 for the first half of 1998, with no contribution in the same period in 1997. Additionally, CCC contributed an additional $120,000 to cost of goods in June 1998 due to the write-off of inventory from the loss of a major customer.

COST OF GOODS SOLD

     The Company's cost of goods sold, consisting primarily of inventory, rose to $7,866,491 in the first half of 1998 from $1,886,187 in the first half of 1997, an increase of 5,980,304 (317.06%). The increase was due to the impact of USCG and its subsidiaries, which contributed cost of goods sold of $4,903,494 for the first half of 1998, with no contribution in the same period in 1997. Additionally, CCC contributed an additional $120,000 to cost of goods in June 1998 due to the write-off of inventory from the loss of a major customer.

     Cost of goods as a percentage of sales rose to 78.83% in the first half of 1998 from 73.40% in the first half of 1997. This increase is attributable to USCG and its subsidiaries, for which the cost of goods as a percentage of sales was 82.92% in the first half of 1998.


GENERAL AND ADMINISTRATIVE EXPENSES

     The Company's general and administrative expenses, consisting primarily of wages, benefits and related expenses, rose to $3,154,397 for the six month period ending June 30, 1998 from $1,134,640 for the same period in 1997, an increase of 2,019,757 (178.01%). The increase was due to costs associated with operations of USCG and its subsidiaries, which contributed general and administrative expenses of $1,181,427 for the first half of 1998, with no contribution in the same period in 1997.

INTEREST EXPENSE

     The Company incurred $180,194 in interest expense in the first half of 1998, compared to $16,362 during the first six months of 1997, an increase of $163,832 (1001.30%). The significant increase in interest expense is attributable to USCG and its subsidiaries, which incurred $162,037 in interest expense in the first half of 1998.

INCOME TAX EXPENSE

     The Company incurred $3,305 in income tax expense in the first six months of 1998, compared to $0 during the first six months of 1997. The increase in income tax expense was due to the Company's franchise tax for the state of Texas.


FISCAL YEAR 1997 COMPARED TO FISCAL YEAR 1996.

REVENUES

     The Company's sales for the year ended December 31, 1997 (Fiscal 1997) were $6,666,837, an increase of 73.6% from sales of $3,840,075 in the year ended December 31, 1996 (Fiscal 1996). The increase in sales was attributable primarily to increased sales of the Company's import products of approximately 27.5%, from $2,335,047 in Fiscal 1996 compared to $2,975,618 in Fiscal 1997, which was due, in part, to an increase in sales from the Company's batteries and battery assembly line of approximately 27.7%, from $1,410,842 in Fiscal 1996 compared to $1,801,740 in Fiscal 1997.

     Management of the Company believes the decrease in battery and battery assembly sales in Fiscal 1997 was due to a decline in usage by existing customers, and by failure of the Company to attract new customers to replace those sales. During Fiscal 1997, the Company took several steps to enhance marketing and sales of battery assembly products; however, it is not yet clear whether those steps will result in significant improvement of sales of batteries and battery assemblies.

     A substantial portion of the increase in sales by the Company in the year ended December 31, 1997 compared to the year ended December 31, 1996 were the result of the first full year of operations of UBC, which recorded sales of $1,491,567 during the year ended December 31, 1997. UBC had negligible sales in the year ended December 31, 1996. In addition, CCC recorded sales of $4,806,792 during the year ended December 31, 1997 compared to approximately $3,840,000 during the year ended December 31, 1996, primarily from expanded marketing activities.

The Company's gross profit margin in Fiscal 1997 decreased to 26.5% from 29.1% in Fiscal 1996. The decrease in gross profit margin was due largely to the assumption by the Company of the distributorship of Panasonic battery products in February 1997, the operations of which are conducted primarily by UBC. Under its agreement to become a distributor of these products, the Company was obligated to provide discounts and rebates at rates in excess of those normally offered by the Company. The Company determined to accept these terms in order to expand UBC's market penetration and to give UBC access to new opportunities. UBC is no longer is obligated to provide these incentives and is revising its product prices and terms; however, there can be no assurance that UBC will be able to effect price increases and adjust terms without reducing its customer base and impacting sales.

     VBT, a wholly owned subsidiary of the CCC, is engaged in design and engineering specialized products incorporating recent advances in technologies related to LED's, a lighting device used in industrial and commercial products. During Fiscal 1997, VBT focused on developing new products and seeking new market opportunities. For the year ended December 31, 1997, VBT contributed sales of approximately $368,500 to the sales of the Company. Although there can be no assurance that VBT will realize substantial sales in the foreseeable future, the Company believes that VBT will have opportunity to effect sales in 1998 and subsequent years based on its development activities in Fiscal 1997. VBT generated a loss of approximately $107,800 during the year ended December 31, 1997.

     On October 26, 1996, the Company formed a subsidiary corporation, UBC, for the purpose of expanding into new markets for batteries and battery products. During Fiscal 1997, UBC recorded substantial development and startup costs, including substantial payroll expenses and purchases of inventory, as it established personnel and systems to support anticipated sales. UBC generated a loss of approximately $144,600 in Fiscal 1997.

     On March 19, 1998, the Company consummated the acquisition of newly-issued shares of common stock equaling, after issuance, 51% of the issued and outstanding common stock of US Computer Group, Inc. ("USCG"). USCG is a computer maintenance, systems solution and information technology partner headquartered in Farmingdale, New York with annual revenues in excess of $25 million.

     The transaction was originally announced on December 19, 1997, at which time the Company had agreed to purchase a 62% interest in USCG from Telstar Holdings Ltd. Since the date of that announcement, the Company, USCG and Telstar Holdings have entered into an Amended and Restated Stock Purchase Agreement which was executed and consummated on March 19, 1998. The purchase consideration for the interest in USCG was $1 million, paid in cash. In connection with the acquisition, USCG issued to Telstar Holdings shares of its newly authorized Series E Preferred Stock with a stated value of $2,000,000 in consideration for the conversion of loans made by Telstar Holdings to USCG. The Company obtained the funds for the acquisition through a private placement of shares pursuant to Regulation S of the Securities Act of 1933, as amended, which was previously reported on Form 8-K.

INVENTORY

     The Company monitors  its  inventory  quantities  on an  ongoing basis  and
provides for  inventory  obsolescence  accordingly.   During  Fiscal  1997,  the
Company increased its reserve for obsolete and slow-moving inventory to $470,600, from $182,300 at December 31, 1996. A substantial portion of this increased allowance was provided for in the last three months of Fiscal 1997, and reflects the Company's decision to analyze its inventory allowance on the basis of sales in recent periods. The Company continually reviews its inventory allowance procedures and policies.

GENERAL AND ADMINISTRATIVE EXPENSES

     General and administrative expenses for Fiscal 1997 increased to $2,886,132 from $1,308,176 in Fiscal 1996, due primarily to increased salaries and legal costs, some of which are associated with expansion of the Company's operations, including acquisition of USCG. Salaries paid by the Company increased to approximately $1,186,000 in the year ended December 31, 1997 compared to $566,800 in the year ended December 31, 1996, an increase of approximately 109%. In addition, the Company paid $462,250 in non-cash compensation in the form of restricted stock grants to certain of its senior execution. See Item 10.-- Execution of Compensation. Almost all of the increase in salaries is associated with office employees, including additional sales and clerical staff. Legal fees during the period ending December 31, 1997 were approximately $157,800, an increase of 170% from legal expenses of approximately $59,400 in the year ended December 31, 1996. The increase in legal fees was due primarily to increased administrative and regulatory burdens.

INTEREST.

     The Company generated additional interest income in Fiscal 1997 compared to Fiscal 1996 as a result of investments of funds received in the Company's public offering. See, "Market for the Company's Common Equity and Related Stockholders Matters."


LIQUIDITY AND CAPITAL RESOURCES

     CCC maintains a large inventory of products for off-the-shelf sales to its customers. In addition, many of the Company's overseas vendors require advance payments on inventory shipments. The combination of these factors had historically caused the Company to seek working capital through bank and shareholder loans. In order to reduce reliance on borrowings and in order to generate additional funds for expansion of operations, marketing and advertising, the Company consummated a publicly underwritten offering of securities in January 1996 for which the Company raised $2,043,891 (including funds from the sale of warrants), net of offering and other costs of $465,024. In addition, in February 1997, the Company consummated a private sale of securities to six accredited foreign investors, from which it raised $1,870,000 by the Company, and in December 1997, a private sale of securities to three accredited investors, from which it raised $1,600,000, in each case prior to expenses. On April 8, 1998, the Company commenced a private placement of 375,000 shares of Company common stock for $750,000, which placement was completed in August 1998. The proceeds from this private placement were used for working capital. See, "Market for the Company's Common Equity and Related Stockholders Matters."

     Net cash used by operating activities was $1,627,283 in Fiscal 1997, compared to net cash used by operating activities of $658,029 for Fiscal 1996. The increase in cash used by operations in Fiscal 1997 was mainly due to increased purchases of inventory, and increased general and administrative expenses associated with the Company's expansion, as well as the payment of bonuses to key employees of CCC. As of June 30, 1998, the Company had cash and cash equivalents of $1,641,249 and marketable securities of $119,425. At June 30, 1997 the Company had cash of $256,315, certificates of deposit of $697,249 and marketable securities of $698,625. The change in the Company's investment in cash, certificates of deposit, and securities reflects the liquidation of certificates of deposit to fund cash needs of the Company, as well as cash and cash equivalents held by USCG. The Company expects to use these funds as required for maintenance and expansion of existing operations of CCC, UBC, and VBT.

     During the year ended December 31, 1997, the Company realized $3,339,500 from the sale of common stock and, at December 31, 1997, had utilized $450,000 of its existing line of credit to purchase inventory and supplies. During the year ended December 31, 1997, the Company expended $592,772 to repay bank loans and to repay loans from affiliates, and paid $100,684 in dividends on its preferred stock. As a result of these activities, the Company recorded net cash provided by financing activities of $3,072,044 in the year ended December 31, 1997. The Company utilized $500,000 of cash in Fiscal 1997 as a deposit in the acquisition of US Computer Group, Inc., and utilized $320,000 to extend a loan to the holder of the Company's Series B Preferred Stock. This loan matures on September 5, 1998 and is secured by marketable securities. During Fiscal 1997, the Company realized approximately $1,156,000 in cash and cash equivalents from the maturity of certificates of deposit and sales of marketable securities.

     On September 9, 1997, USCG entered into a loan agreement, which was subsequently amended on February 24, 1998 and March 19, 1998, with a financial institution which provides for a revolving loan with the maximum borrowings allowable equal to the lesser of $10,000,000 outstanding at any one time or the sum of 80 percent of the amount of the Company's eligible receivables, as defined in the loan agreement, other than maintenance contract receivables, plus
4.25 times the average total monthly computer maintenance contract collections to be calculated on a trailing twelve month moving average. The loan agreement also provides for a term loan in the principal amount of $500,000 and a temporary bridge loan in the amount of $500,000. Borrowings under the loan agreement are secured by an interest in all of USCG's owned accounts receivable, inventory, equipment, investment property and general intangibles. The revolving loan matures on September 30, 2000, subject to automatic renewal terms of one year each. The principal on the Term Loan is payable beginning on October 31, 1998 in equal monthly installments of $14,000 plus a payment of the unpaid principal balance on September 30, 2000. The principal on the temporary bridge loan is payable in equal monthly installments of $13,889, plus a payment of the unpaid balance due on the earlier of August 31, 2001 or the maturity date. As of June 30, 1998, $500,000 was outstanding under the term loan and another $500,000 was outstanding under a bridge term loan extended to USCG shortly after its acquisition by the Company, for a total of $1,000,000 outstanding.

     In addition, the Company has a "floorplan" credit line arrangement with a finance corporation which provides for financing of up to $250,000 to support inventory purchases from a specific vendor. The floorplan credit line agreement does not provide for interest terms as amounts outstanding are required to be paid in approximately thirty days. As collateral security for the payments under the loan agreement, the Company granted the finance corporation a security interest in the assets of the Company.


     During Fiscal 1996, the Company used funds of $32,220 to pay down loans from banks and shareholders. In addition, as noted above, the Company raised $2,009,976 from the sale of common and preferred stock, and the Company also raised $93,915 from the sale of warrants. The Company also paid $109,500 in dividends. These activities resulted in net cash provided by financing activities of $1,963,671. A significant portion of cash used in Fiscal 1996, $1,012,704, which was used to purchase marketable securities, principally treasury securities and certificates of deposit, resulted from cash generated in its public offering.

     At December 31, 1996, the Company had net working capital of $2,487,945, which had increased by year end December 31, 1997 to $3,929,244. This increase was primarily a result of the consummation of two private placements of common stock under Regulation S which were consummated in February and in December, respectively. See, "Market for Common Equity and Related Stockholder Matters."

     On March 31, 1997, the Company paid in full a loan of $200,000 due to NationsBank Texas, N.A. This note was secured by a $214,336 certificate of deposit as well as a personal guarantee. In addition, the Company owed at December 31, 1997 $425,000 under a $750,000 line of credit at Texas Central Bank, secured by inventory and automotive equipment. This loan matured on June 30, 1998.

     At December 31, 1996, the Company owed an aggregate of $245,000 to the President of the Company, his wife and a family Partnership. These unsecured notes were due on March 31, 1997 and were repaid on that date.

     On April 8, 1998, the Company commenced a private placement of 375,000 shares of Company common stock for $750,000, which placement was completed in July 1998. The proceeds from this private placement are expected to be used for working capital.

     On April 17, 1998, USCG announced that it had entered into a non-binding letter of intent to raise up to $20 million in a firm commitment initial public offering of its common stock. The proceeds of the offering will be used to, among other things, finance selected acquisitions, repay indebtedness and provide additional working capital.

     On July 15, 1998, the Company announced that it had entered into a definitive merger agreement with DenAmerica Corp. ("DenAmerica"), the owner and franchisor of the Black-eyed Pea restaurant chain and a leading franchisee of Denny's restaurants, providing for the merger of DenAmerica into the Company. The merger agreement terms are similar to those of the letter of intent signed by the two companies on April 30, 1998. The transaction is expected to be consummated in November 1998.

     Under the terms of the definitive agreement, DenAmerica shareholders will receive in exchange for each share of DenAmerica common stock $4.00 in cash and $0.90 in newly-issued preferred stock of the Company. The Company is expected to retain most of the management, administrative and operations personnel of DenAmerica. The consummation of the merger is contingent upon satisfactory completion of mutual due diligence efforts, financing and other conditions. Should the merger not occur due to the DenAmerica Board of Directors executing a transaction with another purchaser, a $3 million breakup fee would be paid to the Company. The Company expects to fund the cash portion of the consideration for the merger from debt secured by assets of DenAmerica, subordinated debt of the Company or combination of those two and other sources. See "Business -- DenAmerica Acquisition."

     Management believes that the Company's financial resources are sufficient to meet its projected cash requirements.

INFLATION

     The Company has not been materially affected by inflation in the United States. While the Company does not anticipate inflation affecting the Company's operations, increases in labor and supplies could impact the Company's ability to compete.


YEAR 2000 COMPLIANCE AND COSTS

     As has been widely reported, there is worldwide concern that Year 2000 technology problems may materially and adversely impact a variety of businesses, local, national and global economies. The Company, in response to this effort, has commenced a process of identifying operating and application software systems that will be impacted by the Year 2000. The Company's preliminary analysis indicates that the Company will require enhancement of software in older systems, as well as updating and enhancing various accounting and other systems. The Company believes that it will complete upgrades of its operating and application software systems prior to the Year 2000, although competition for goods and services relating to such upgrades, including computer equipment and installation expertise, may cause delays in implementation. The Company currently anticipates that the cost to the Company of such software enhancements, including installation costs and related expenses, will total approximately $50,000 to $100,000, which will be funded out of the working capital of the Company. This expense is not anticipated to be material to the Company's financial position or future results of operations, although there can be no assurance that presently unforeseen computer programming difficulties will arise.

     The Company has not conducted a systematic evaluation of the Year 2000 compliance of its vendors and customers. As a result, it is possible that the Company's future performance may be adversely impacted by payment and financial difficulties experienced by customers, and by shipping, fulfillment and accounting difficulties experienced by vendors. The Company believes that it has sufficient resources, including cash reserves and inventory supplies, to maintain operations during delays in payments or supplies of inventories. However, the Company is aware that extended difficulties by larger vendors or customers may have a significant impact; however, it is unable, at this time, to anticipate the extent of any such impact, were it to occur.

     While the Company has plans to address the problems related to its own Products within the coming year, there can be no assurance that the costs of bringing these systems into compliance will not be significantly greater than expected or that compliance will be achieved in a timely manner. In addition, there can be no assurance that the Company's current products do not contain undetected errors or defects associated with Year 2000 date functions that may result in material costs to the Company. Moreover, even if the Company's products and services satisfy such requirements, the products and services provided to the Company's customers may not be Year 2000 compliant. An adverse impact on such customers due to the Year 2000 issue could also have a material adverse effect on the Company's business, financial condition and results of operations.



RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" ("SFAS No. 130"), which establishes new guidance for the reporting and display of comprehensive income and its components. The Company believes the adoption of SFAS No. 130 will have no impact on the Company's net income or stockholders' equity.

     In July 1997, the FASB issued Statement #No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Statement expands Certain reporting and disclosure requirements for segments from current standards. In February 1998, the FASB issued Statement #No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." This Statement revises employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. The Company is not required to adopt these Statements until December 1998 and does not expect the adoption of these standards to result in material changes to previously reported amounts.

     In June 1998, the FASB issued Statement #No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement establishes accounting and reporting standards requiring that all derivative instruments (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The accounting provisions for qualifying hedges allow a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that the Company must formally document, designate, and assess the effectiveness of transactions that qualify for hedge accounting. The Company is not required to adopt this Statement until January 2000. The Company has not determined its method or timing of adopting this Statement or the impact on its financial statements. However, when adopted, this Statement could increase volatility in reported earnings and other comprehensive income of the Company.

                                    BUSINESS

     Tech Electro Industries, Inc. ( "TEI" or the "Company" ) was incorporated under the laws of the State of Texas on January 10, 1992, for the purpose of acquiring 100% of the capital stock of Computer Components Corporation ( "CCC" ), its direct, wholly-owned subsidiary. The business carried on by CCC consists of the business begun in 1963 under the name Dunbar Associates, Inc. ( "Dunbar" ), and the business carried on by CCC since its inception in 1968. Dunbar initially operated as an "engineering representative" organization and in 1974 expanded into importing electronic components. Dunbar terminated over 90% of its "representative" activities in 1984. CCC has, since its inception, operated as a distributor of electronic components and, in 1980, expanded into the battery assembly business. In 1991, Dunbar was merged into CCC. Mr. Craig D. La Taste is the founder of both Dunbar and CCC, both of which are predecessors of the Company.

     In June, 1996 the Company acquired 100% of the issued and outstanding shares of capital stock of Very Brite Technologies, Inc., ("VBT") a Texas corporation engaged in designing and engineering specialized products incorporating recent advances in technologies related to light emitting diodes ("LED"), a lighting device used in industrial and commercial products.

     On October 29, 1996 the Company incorporated Universal Battery Corporation ("UBC"), a Texas corporation, for the purpose of expanding into new markets for batteries and battery products. TEI initially owned 67% of the issued and outstanding capital shares of UBC with the balance owned by Randy Hardin, a director and officer of UBC. In February 1997, the Company's interest in UBC was transferred to CCC in accordance with the internal reorganization of the Company described below.

     In February, 1997 TEI, in an internal reorganization, transferred to CCC all of its shares of VBT and UBC, as a result of which all present operations of the Company are carried on by CCC and through, VBT, as a wholly-owned subsidiary, and UBC, as a majority-owned subsidiary.

     On March 19, 1998, the Company completed the acquisition of a controlling interest in US Computer Group, Inc., a computer maintenance, systems solution and information technology partner headquartered in Farmingdale, New York with annual revenues in excess of $25 million. See "Recent Acquisition." US Computer Group, Inc. and its wholly-owned subsidiaries (collectively, "USCG") provide of a broad range of information technology ("IT") services, products and solutions to companies located primarily in the metropolitan markets of New York and Philadelphia and surrounding areas. USCG offers its clients a single source for a wide variety of IT services which include maintenance and repair, new and used equipment sales, short-term equipment rentals, network integration, software support, relocation services, contingency planning, business recovery services, and training. USCG's clients include Fortune 1000 companies as well as a variety of middle market clients.

     References to the Company refer to the combined operations of TEI, USCG, CCC, VBT and UBC and their subsidiaries, except where otherwise indicated.

BUSINESS OF CCC AND ITS SUBSIDIARIES

     CCC's operations have historically consisted of three operations: (i) Sale of battery and battery assembly systems for use as "stand-by" power for electronic and/or electrical systems that may encounter a loss of alternating current ("AC") power from a cognizant utility; (ii) Stocking and sale of passive and active electronic components, AC magnetic components and batteries from Asia to original equipment manufacturers ("OEMs") and distributors in the United States, Mexico and other countries; (iii) Stocking and sales of products, such as AC transformers, ceramic sound sources, batteries and battery chargers, utilized by "Security" market installers and distributors.

     CCC is engaged in the business of importing, distributing and selling electronic components used in the manufacture and sale of high-technology products, such as computers, oil field equipment, medical instrumentation and uninterruptable power supply ("UPS") systems, among others. CCC is an authorized distributor, on a non-exclusive basis, for two product groupings of Panasonic, USA ("Panasonic"), Varta, USA ("Varta") and Duracell, USA. Varta, based in Germany, is a manufacturer of battery products. Panasonic is a subsidiary of Matsushita Electric Corp. of Japan. CCC also operates under noncontractual, long-term relationships (many exceeding 10 years) with other vendors located in Taiwan, Hong Kong, China, Korea and Japan from whom it imports non-proprietary electronic components and batteries marketed under its registered trademark, "NIKKO","UBC", "Tech Electro Industries" and, occasionally, under the name of the Asian vendor. CCC has also added, within the last two years, vendors of electro magnetic devices, battery charging and electro mechanical devices from The People's Republic of China.

     With its acquisition of VBT in June 1996, the Company offers lighting products developed for and utilizing LEDs in a distinctively packaged module which offers advantages over traditional incandescent bulbs, primarily consisting of increased reliability, lower power consumption and customized light output.

     The UBC division intends to sell batteries and battery products under the name of Universal Battery Corporation in addition to the foregoing names.

OPERATIONS

                              Electronic Components

     CCC imports and sells to OEM's and distributors the following electronic components for use in the manufacture, repair and modification of electronic equipment:

     RESISTORS. Carbon film, metal film and metal oxide resistors in both leaded and chip (surface mount) configurations.

     CAPACITORS. Polyester, polypropylene and polycarbonate metalized film, film and foil (inductive and non-inductive), aluminum electrolytic and ceramic capacitors (leaded and chip).

     RELAYS. AC and direct current ("DC") relays, usually for operations at less than 20 amperes contact rating and 50 volts DC coil operation.

     SOUND SOURCES. Piezo and inductive drive "sounders" for the production of alarm signals in security systems.

     TRANSFORMERS. 120 volt AC household and business wall plug transformers for reduction of power line voltage to low voltage (12 to 24 volts AC) applications as utilized by household and business electrical devices.

     BATTERIES

     CCC sells and distributes, under agreements with Panasonic and Varta, a broad line of industrial (as opposed to consumer-retail) batteries. The batteries sold and distributed by CCC include sealed lead-acid, nickel-cadmium, lithium, carbonzinc, nickel metal hydride and alkaline batteries. CCC also imports a line of sealed lead-acid batteries for sale under the brand name of "NIKKO" and "Tech Electro Industries, Inc.," which batteries are manufactured in Taiwan under a technology agreement between the manufacturer and a Japanese battery company. In addition to the sales of individual batteries, CCC sells "battery packs" consisting of assembled groups of batteries combined physically and electrically into a single unit. CCC is a Panasonic certified MOD center ("Modification Center") and, in that capacity, creates custom-designed battery packs meeting specifications of individual customers. In addition to providing the services necessary to produce battery packs, such as welding and assembly, CCC supplies materials such as wiring, connectors, buss bars and casings. CCC utilizes brands of batteries other than Panasonic and Varta (such as Saft(R) and Eveready(R)) as requested by customers. Completed battery packs are assembled to order in nearly all instances and CCC maintains little or no inventory of completed packs, although components for assembly of packs are maintained. CCC also offers customers battery packs assembled in China to the customers' specifications. CCC maintains a broad inventory of various sizes of batteries and components utilized in battery package production to serve customer needs for immediate pack design and assembly.

     On October 29, 1996 the Company incorporated UBC to expand the Company's operations into new markets for batteries and battery products. UBC is 67% owned by CCC and 33% by Randy T. Hardin, Vice President of marketing for UBC. For the past fourteen years Mr. Hardin has been engaged in marketing and sales in the battery industry. CCC will continue to service its present battery customers and UBC will develop new markets in the Cable Television ("CATV") industry, motorcycle battery distributors, marine and electronics as well as other OEM customers. UBC will also supply Panasonic products as well as battery packs manufactured by CCC.

     Commencing in February 1997, CCC was appointed as a distributor of Panasonic-brand retail consumer batteries. CCC distributes retail batteries to a variety of retail merchants and outlets.

CONTRACT MANUFACTURING AND KITTING OPERATIONS

     For the past several years CCC has sold various types of electronic components to United States-based customers with these goods being delivered, "in bond," to the customer's facility in Mexico located on the Texas/Mexico border for transit into Mexico, where local Mexican facilities acting as sub-contractors to the United States-based customers insert these components into parted circuit ("PC") boards to customer specifications. After such assembly, these parts are assembled into the PC boards and shipped back to the United States. The customers own or lease these Mexican facilities which are utilized for the manufacturing of parts or subparts which are generally subsequently shipped back to the United States for assembly into the customer's final product. The Mexican manufacturing process normally consists of the attachment and electrical testing of various electronic components to PC boards in accordance with detailed engineering specifications.

     Management of the Company believes that the Company has the ability to use certain under-utilized resources to expand its business in this area, including: available warehouse space; an in-house U.S. Customs' Class III warehouse certification; direct computer "ABI" (Automatic Broker Interface) communications with U.S. Customs' headquarters in Washington, D.C.; extensive knowledge of the components market; site location on Addison Airport (an official U.S. "Port of Entry", Port Code 5584); Customs' personnel and offices on Addison Airport and aircraft availability contiguous to the Company's offices and hangars. The combination of these resources allows the Company to facilitate delivery of raw materials to Mexico and finished goods to Dallas. As a result of these
observations,   the   Company   will  seek  to  expand  the  sales  of  contract
manufacturing.

     The Company accepts orders to purchase, store, collate and ship electronic components and materials needed to manufacture certain electronic motor speed devices. This kitting program is intended to consolidate the shipping of materials, furnished by many different vendors, to the manufacturing facility so as to enable the manufacturer to have all required materials on hand at the same time.

     The materials and components listed in the customer's bill-of-materials, as well as the approved suppliers thereof, are typically supplied to the Company by the customer. Upon purchasing the required materials for the project, collecting, assembling and delivering the same to the pre-selected common carrier for the transit of the products to Mexico, the Company submits appropriate invoicing to the customer for the cost of all products purchased from various vendors, plus a mark-up on the cost of the goods. In those situations where the Company was the vendor, as opposed to an "outside vendor," that mark-up may be reduced.

     The Company is currently pursuing a number of projects and believes that kitting operations represent an opportunity for it to reach new customers.

BONDED WAREHOUSE

     A portion of the Company's warehousing space is licensed as a U.S. Customs, Class III, Bonded Warehouse (approximately 23,000 cubic feet). This facility enables the Company to process shipments of foreign made components into and out of the United States duty-free. The Company can thus deliver foreign made products to its American customers who manufacture in Mexico with no U.S. customs duties applicable (a customer servicing) and with "overnight" shipments from the Company's Dallas warehouse. The Company believes that this facility affords the Company a significant competitive advantage in providing an additional service to customers at limited additional cost.

     The United States, Canada and Mexico are parties to the North American Free Trade Agreement ("NAFTA"). NAFTA is intended to reduce trade barriers and may result in reducing or eliminating import duties on goods produced in any of the countries to the agreement and exported to any of the other countries. While the Company has not realized material benefits from NAFTA, the Company believes that NAFTA will ultimately have a beneficial effect on the Company's business, primarily due to the growth of electronics manufacturing activities in Mexico along the Southern border of the United States and adjacent to the Texas and New Mexico borders.

U.S. CUSTOMS

     The Company's computer is "modem" coupled to the U.S. Customs' computers in Virginia via Automatic Broker Interface ("ABI"), which allows the Company now to handle import and export customs functions that, in the past, required employment of a local independent Customer Broker. The Company's offices and buildings are physically adjacent to Addison Airport, Addison, Texas, which is designated a "Port of Entry" by the U.S. Customs. A U.S. Custom's Port Director is now stationed on Addison Airport in close proximity to the Company's offices.

     The Company's interface with U.S. Customs and its proximity to Addison Airport allow the Company to realize savings in transit time of shipments of foreign goods to the United States by five days to a week, as well as significant reductions in preparation of paperwork for outbound shipments. The Company believes these advantages assist the Company's in competing for customers who are sensitive to time delays in shipments.

MARKETING

     The Company relies primarily on sales personnel and representatives, and has undertaken only minimal advertising in trade publications. At December 31, 1997, the Company employed a direct sales force of eight outside salesmen and six inside "customer service" representatives. This represents an increase of twenty-five percent in the number of sales personnel from December 31, 1996. In addition to Company personnel, the Company in 1997 utilized sales engineering representatives, numbering six at year-end 1997, compared to four at December 31, 1996.

MACHINERY AND EQUIPMENT

     The Company, through CCC, VBT and UBC, owns the majority of the equipment utilized in its design, manufacturing and assembly operations with the remaining equipment leased by CCC, VBT and UBC. This includes specialized equipment such as small electric welders, a sonic welder, computer aided design ("CAD") computer programs, computer driven battery analyzers, battery chargers, heat-shrink ovens, strip-chart recorders, timers, multimeters and hand tools utilized in operations.

     Additional manufacturing equipment, capable of automated epoxy dispensing and automated "connector to wire" attachment, is also owned by the Company. The Company's computer hardware (DEC Mainframe and multiple PC's and terminals hardwired thereto) and software, required for its accounting, sales, inventory and management controls is Company owned. Office furniture and equipment, as necessary to operate the business, are also listed among Company assets.

     The Company's machinery and equipment consists of readily available items and can be replaced without significant cost or disruption to business activities.

CUSTOMERS

     CCC's customer base is relatively broad. CCC sold goods to more than two hundred fifty (250) different customers during the year ended December 31, 1997. CCC maintains a computer data base of over one thousand active and potentially active customers, all of whom are believed to be potential customers for CCC's products. The Company believes, however, that the loss of a major customer or group of related customers may have a materially adverse effect on its operations.

     During the year ending December 31, 1997, VBT had sales in the amount of $368,478.

     UBC, which was incorporated on October 29, 1996, had sales of $1,491,567 during the year ended December 31, 1997.

     During the year ended December 31, 1997, two of the Company's customers accounted for approximately 21% of the Company's total sales. In May 1998, CCC was advised that a major customer had experienced a change in certain management. The Company expects that the loss of this customer will result in a reduction of sales of approximately $500,000 during the remainder of the Company's fiscal year 1998. See "Management's Discussion and Analysis of Financial Condition--Results of Operations."

EMPLOYEES

     CCC and its subsidiaries currently employ thirty-three employees, including five clerical employees (one of whom is employed at VBT), eleven inside sales personnel (four of whom are employed at VBT), six employees in the assembly functions, two warehousing employees and six outside sales personnel.

TECHNOLOGY

     CCC's electronic products are all relatively "low" technology. The Company believes these products are not subject to sudden obsolescence since they represent basic elements common to a wide variety of existing electronic circuit designs. At the same time, there can be no assurance that advances and changes in technology, manufacturing processes and other factors will not affect the market for the Company's products. The Company is a Panasonic certified modification center.

     CCC and UBC sell and distribute, under agreements with Panasonic, Varta and Duracell, a broad line of industrial and consumer batteries. The types of
batteries  sold   distributed   by  CCC  and  UBC  include   sealed   lead-acid,
nickel-cadmium, lithium, carbon-zinc, nickel metal hydride and alkaline batteries. The Company also imports a line of sealed lead-acid, alkaline, carbon zinc, nickel metal hydride, lithium and nickel-cadmium batteries for sale under the brand name of "NIKKO" and "UBC". These batteries are manufactured in Asia, typically under technology agreements with local manufacturers. The Company also assembles "battery packs" consisting of assembled groups of batteries combined physically and electrically into a single unit.

     VBT's products are highly technical and involve both specialty design engineering and techniques developed by VBT to construct LED modules which maximize and customize the light output of LEDs at a reasonable price to the customer.

COMPETITION

     CCC and its subsidiaries compete in sales of its batteries and battery packs with many companies located in the United States, Mexico and Asia. In sales of its electronic components, CCC faces competition from many large electronic distributors as well as from factory direct sale outlets throughout the United States as well as other importers and exporters in Asia. Many competitors of CCC are substantially larger and have greater resources than CCC. CCC does not consider itself a significant factor in the electronic component and battery business.

ENVIRONMENTAL MATTERS

     CCC believes it is in material compliance with all relevant federal, state, and local environmental regulations and does not expect to incur any significant costs to maintain compliance with such regulations in the foreseeable future.

PATENTS AND TRADEMARKS

     Although CCC is the owner in Texas of the trademark "NIKKO" for batteries and electronic components, that trademark is not regarded as essential or necessary for the marketing of the Company's products. CCC does depend, in part, on the patents and trademarks of its vendors and suppliers, over which it has little control. It is possible that the loss of these marks, or the deregulation of their value, could have an adverse effect on CCC's business.


SOURCES AND AVAILABILITY OF MATERIALS

     With the exception of battery products and certain electronic components described below, CCC purchases its raw materials, such as wire, metals and packaging materials, from a number of local sources and is not dependent on any single source for raw materials. Except as noted below, CCC believes that the loss of any single supplier would not adversely affect CCC's business. All raw materials utilized by CCC are readily available from many sources.

     CCC enjoys a close and beneficial non-exclusive relationship with a single supplier of a substantial portion of its battery products, the Panasonic Battery Sales Group of Matsushita Electric Corp. of America ("Panasonic"). CCC is a certified Panasonic Modification Center for the production of battery packs. Although the Company has established relationships with other battery manufacturers and sells their products, the loss of this relationship with Panasonic could have a material adverse effect on the Company.

     In addition to CCC's relationship with Panasonic, Nippon Electric Corporation is the Company's largest supplier of electronic component parts. The loss of this supplier could have a material adverse effect on CCC. CCC believes this supplier also sells component parts to CCC's competitors.

RESEARCH AND DEVELOPMENT

     During each of the last two Fiscal Years CCC did not expend in excess of Ten Thousand Dollars ($10,000.00) on research and development of products. During Fiscal Year 1997, VBT did not capitalize research, development or engineering costs, and such costs were expensed during the period of their occurrence.

GOVERNMENTAL MATTERS

     Except for usual and customary business and tax licenses and permits, and the licenses and permits described elsewhere herein, no governmental approval is required for the principal products/services of Company, nor does Company know of any existing or probable governmental regulations affecting Company's activities.

BUSINESS OF USCG

INFORMATION TECHNOLOGY INDUSTRY BACKGROUND

     Many organizations have become increasingly dependent on the use of IT as a competitive tool in today's business environment. With increased competition, globalization, deregulation and rapid technological advances, organizations are being forced to make fundamental changes to their business by improving their products and services, strengthening client relationships and reducing costs. There is a need to access and distribute data on a real-time basis throughout an organization and between organizations. This has led to the rapid growth in network computing infrastructures, which connect numerous and geographically dispersed end-users via local and wide area networks. This growth has been driven by the emergence of industry standard hardware, software and communications tools as well as the significant improvement in performance capacity and utility of such network-based equipment and applications.

     Since information processing is the backbone of many businesses, there is a growing market for IT service providers that can provide competitive product and value added services to ensure that the complex technology infrastructure performs reliably. Furthermore, the ability to integrate and deploy new information technologies in a cost-effective manner is critical for businesses to compete successfully in today's rapidly changing business environment.
Internal computer departments often cannot keep up with the rapidity of technological change and companies, therefore, increasingly seek outside sources, such as USCG, for assistance. The Company believes that the trend towards the outsourcing of IT management functions is driven by the significant costs associated with hiring, training and maintaining a full service internal MIS staff.

BUSINESS STRATEGY

     On March 19, 1998, the Company completed the acquisition of a controlling interest in USCG, which provides a broad range of information technology services, products and solutions to companies located primarily in the metropolitan markets of New York and Philadelphia and surrounding areas. The Company's business objective is to take advantage of the rapid growth in the IT industry and expand USCG's relationship with its customers by providing additional services.

INFORMATION TECHNOLOGY SERVICES

     USCG began its operations as a rapidly growing provider of computer maintenance services. Over the years, USCG has evolved from strictly a "break/fix" maintenance organization to a provider of a variety of value added services including network design, consulting and integration, disaster recovery and training. To more effectively operate its diverse service offerings, USCG's services are divided into three separate service groups:

           o      COMPUTER  MAINTENANCE   represents  USCG's  core  business  of
                  providing   computer   repair   services  to  companies  under
                  contractual arrangements.

           o COMPUTER PRODUCTS concerns the sale of new and used computer hardware. USCG acts as a reseller of such equipment but, through its relationships with established aggregators and resellers, USCG is able to avoid the inventory costs associated with typical resellers or aggregators.

           o COMPUTER SOLUTIONS represents USCG's network integration services. These services comprise configuration, delivery and installation of local and wide area networks, and the ongoing support and monitoring of network operating systems.


COMPUTER MAINTENANCE SERVICES

     Maintenance and Warranty Programs. USCG's computer maintenance services remain its core business. USCG provides warranty and maintenance services on minicomputers, PCs, and peripherals. USCG's experience in this area encompasses a wide array of systems platforms, from Digital Equipment Corporation and IBM midrange computers to Sun Microsystems and IBM workstations to a range of PC products. This cross-platform experience has honed USCG's capabilities in supporting cross-platform applications, connectivity, inter-operability, and multi-protocols.

     USCG services both new and used equipment. As a service provider to mid-sized clients with high standards for performance and service, USCG gained the necessary skills and experience for mission-critical operations. This experience, plus authorizations from major PC product manufacturers such as Dell, Compaq, and Hewlett Packard, enable USCG to provide on-site and carry-in service on most brand-name computer systems.

     As part of its general maintenance services, USCG offers warranty and post warranty maintenance, warranty upgrades and extension to manufacturers' warranty offerings. USCG's premium services in the maintenance area includes 24 hour a day, seven day a week coverage with two hour on-site response.

     Several of the key elements of USCG's relationship with each of its customers are guarantees which include:

     Guaranteed response times Guaranteed repair or equipment replacement Guaranteed up-time.

     The guarantees are based on the customers' requirements for service and support. USCG attempts to provide flexible maintenance agreements to meet customers' needs, including time and material contracts, fixed-price repair, equipment relocations, installations, de-installation, and loaner options.

PARTS MANAGEMENT

     USCG maintains at its four locations inventories of current serviceable spare parts, full systems, and peripherals. These readily available parts enable USCG to provide expedited parts service. If a part is unavailable, USCG can provide a full loaner system to eliminate downtime. USCG augments its supply through an array of parts providers throughout the United States. Manufacturers' online parts management and information systems are used to streamline parts ordering and tracking processes.

RELOCATION SUPPORT SERVICES

     To further facilitate its customers' online applications, USCG provides relocations support services. In general, USCG will provide a dedicated relocation coordinator who will:

     Survey and evaluate a new site Handle all de-installation and re-installation activities, such as verification of equipment operations prior to de-installation Disconnect all cables, buses, and cabinets Supervise all equipment packing and unpacking Perform diagnostic system verification Run diagnostics after re-installation to ensure proper operations

     USCG's relocation support services also include logistical assistance such as the selection and qualification of moving contractors, arrangement of temporary storage, and insurance administration.

     Computer Products. USCG acts as a reseller of such equipment but, through its relationships with established aggregators and resellers, USCG is able to avoid the inventory costs associated with typical resellers or aggregators. USCG believes that by acting as a provider of hardware as well as maintenance services, USCG is better able to maintain relationships with clients as their computer systems become obsolete and are replaced.

NEW AND USED EQUIPMENT SALES

     USCG provides an array of new and used equipment, ranging from name-brand personal computers to midrange computer systems and peripherals. USCG is authorized to resell AST, Apple, Compaq, Dell, Epson, Hewlett-Packard, IBM, Lexmark, and Toshiba equipment. All used equipment must meet quality control standards before it can be resold to customers. For all equipment sales, USCG offers its customers delivery, setup, and installation options, as well as warranty upgrades.

     The Company's relationships with established aggregators of computer hardware such as Ingram Micro, Inc., MicroAge Computer Centers, Inc. and Tech Data enable it to provide customers with competitive pricing and quick deliveries of computer hardware without many of the risks associated with maintaining extensive inventories of hardware for resale.

NETWORK INTEGRATION AND SYSTEM SOLUTIONS

     Business Analysis and Strategic Solutions. The core component of USCG's network integration and systems solutions group is its business analysis and strategic planning capabilities. The goal of this service is to identify and evaluate business needs and recommend the optimum solution. USCG's business analysis and strategic solutions services include:

           NEEDS ANALYSIS - to identify information systems solutions, hardware, and software

           DEVELOPMENT OF FUNCTIONAL SPECIFICATIONS - to show clients what custom systems will look like prior to actual development

           RE-ENGINEERING  SERVICES  - to take  the  results  of an  operational
           review   and  make   changes  to  the   operation   prior  to  system
           implementation


     Office Automation and General Applications. These services offer assistance to clients regarding their use of general software applications. Recognizing that office automation is becoming a core aspect of corporate culture, USCG's consultants assist clients in understanding the implementation and benefits of various software applications. The consultants are able to take off-the-shelf products and apply them for maximum customized results.

     Network Integration. USCG maintains a team of network engineers provides a range of network design and implementation services. Because of USCG's roots as a maintenance provider on midrange systems, it has developed expertise in multi-platform connectivity and communications. USCG is able to address the needs of many environments, from standalone PCs to local area networks to multiple offices connected over a WAN. Networking services include:

           -  Local area network implementation

           -  Wide area network implementation

           -  Multi-platform connectivity

           -  Multi-vendor solutions

           -  Network topology design and documentation

           -  Network troubleshooting and performance tuning

           -  Network operations reviews

     Business    Recovery    Services.    USCG's   prime   goal   in   providing
disaster/business recovery services is protecting network operations in the event of a natural or man-made disaster, power outage, or other contingency. USCG handles all aspects of disaster support and system backup, from reloading the operating system and application software to restoring the system to its original log-in state.

     USCG offers three business recovery services designed to complement one another:

           Business recovery facilities in Manhattan, Long Island, New Jersey, and Pennsylvania - Each facility is designed as a temporary site for companies to relocate their key personnel in the case of a disaster. Each site offers access to computers, hardware, software, and support for IBM, Digital, Sun, and client/server environments, as well as for all LAN environments.

           Replace program - For an annual subscription fee, USCG guarantees replacement of damaged computer equipment within 72 hours. This includes installation and integration support.

           Off-site data storage - USCG provides secure off-site magnetic media storage, which provides clients critical backup for all their computer files. USCG offers media pickup and delivery 24 hours a day, every day of the year.


SALES AND MARKETING

     USCG's sales and marketing efforts focus on middle market and larger organizations that have extensive IT needs. Targeted markets include financial services, law firms, technology and other IT intensive organizations.

MARKETING

     A comprehensive marketing program to support the launching of new capabilities and services is being developed. Traditionally, USCG's marketing efforts focused on telemarketing (done by a dedicated telemarketer) as well as mailings and occasional trade show and association event participation. USCG's telemarketing function will be integrated with the restructured sales force and will focus on new accounts and sales of new services and capabilities to the existing base. Mailings and broadcast fax will be used to support both the account recruitment and business development efforts. Regional trade show and associations are being identified and participation in events such as Technology for Education seminars, school district technology events, regional and local business association, etc. will be utilized as part of USCG's marketing program. USCG's public relations, coordinated by an outside consultant, will be linked to the marketing program. Major wins, strategic alliances, acquisitions, etc. will be part of the PR efforts and will increase name recognition of USCG. An aggressive program is being launched to market the existing base. This includes VIP account programs to increase loyalty and provide recognition for our top revenue providing customers. A customer newsletter, a VIP newsletter, technology white papers, product introductions, etc. will all be used as means of creating and maintaining a constant flow of communications between the company and their customer base.

     As of July  31,  1998,  USCG  had  approximately  19  sales  and  marketing personnel, as well as a customer support and customer administration organization containing approximately 16 additional employees. The customer administration and support organization supports both sales and USCG's clients in areas ranging from contract preparation, contract renewal, sub-contract administration and sales reporting.

CLIENTS

     USCG has a diverse client base consisting of over 1,400 customers with no customer accounting for more than 5% of total revenues. USCG's clients include Fortune 1000 companies as well as a variety of middle market clients.

COMPETITION

     The markets for USCG's services are characterized by intense competition and there are little or no barriers to entry. USCG's competitors vary in size and in the scope of services offered. Primary competitors generally include service groups of computer equipment manufacturers or resellers, consulting and systems integrators, applications development firms, temporary staffing firms and other IT service providers. Traditionally, the largest service providers have principally focused on providing full-service solutions to Fortune 500 companies. However, a number of IT service companies such as Perot Systems Corporation, Technology Solutions Corp., Cambridge Technology Partners, and Condor Technology Group have expanded or begun to expand into the broader markets in which USCG typically has operated.

     USCG believes that the primary competitive factors for the provision of IT services include price, customer service, technical expertise and quality, breadth of service offerings, reliability and security, adherence to industry standards, reputation, product availability, and geographic coverage. USCG's success will depend heavily upon its ability to provide high quality services on a timely basis. Other factors that will affect USCG's success in this market include USCG's continued ability to attract additional experienced technical, marketing, sales, and management talent, and the expansion of worldwide support, training and service capabilities. Increased competition may result in greater pricing pressure, which could adversely affect USCG's gross margins, results of operations and cash flow.

     Many of USCG's current and potential competitors have longer operating histories and financial, sales, marketing, technical and other resources substantially greater than those of USCG. As a result, such competitors may be able to adapt more quickly to changes in customer needs or to devote greater resources than USCG to the sales of IT products and services. Such competitors also could attempt to increase their presence in USCG's markets by forming strategic alliances with other competitors or increasing their efforts to gain and retain market share through competitive pricing. As the market for IT services has matured, competition for quality technical personnel has continued to intensify, resulting in increased personnel costs for many IT service providers. Such competition may adversely affect USCG's gross profits, margins, results of operations and financial condition. There can be no assurance that USCG will be able to continue to compete successfully with existing or new competitors.

HUMAN RESOURCES

     USCG believes that its future success will depend in large part on its ability to attract and retain highly skilled technical, managerial, and sales personnel. Competition for such personnel, in particular for experienced technical personnel who possess the skills and experience necessary to meet the staffing requirements of USCG's clients, is intense, and USCG competes in the market for such personnel against numerous companies, including larger, more established companies with significantly greater financial resources than USCG. USCG has at times experienced difficulty in recruiting qualified personnel, and there can be no assurance that USCG will be successful in attracting and retaining skilled personnel. The inability of USCG to attract and retain other qualified employees could have a material adverse effect on USCG's business.

     As of July 31, 1998, USCG has approximately 196 employees, all of which are full-time employees. Of these employees, approximately 59 are administrative personnel, 19 are sales personnel and 118 are technical personnel. None of the employees are represented by a labor union, and USCG considers its relations with employees to be good.

RECENT DEVELOPMENTS

ACQUISITION OF DENAMERICA CORP.

     On July 15, 1998, the Company announced that it had entered into a definitive merger agreement with DenAmerica Corp. ("DenAmerica"), the owner and franchisor of the Black-eyed Pea restaurant chain and a leading franchisee of Denny's restaurants, providing for the merger of DenAmerica into the Company. The merger agreement terms are similar to those of the letter of intent signed by the two companies on April 30, 1998. The transaction is expected to be consummated in November 1998.

     Under the terms of the definitive agreement, DenAmerica shareholders will receive in exchange for each share of DenAmerica common stock $4.00 in cash and $0.90 in newly-issued preferred stock of the Company for a total consideration of approximately $77.5 million. The Company is expected to retain most of the management, administrative and operations personnel of DenAmerica. The consummation of the merger is contingent upon satisfactory completion of mutual due diligence efforts, financing and other conditions. Should the merger not occur due to the DenAmerica Board of Directors executing a transaction with another purchaser, a $3 million breakup fee would be paid to the Company.

     The Company expects to fund the cash portion of the consideration for the merger from debt secured by assets of DenAmerica, subordinated debt of the Company or combination of those two and other sources.


DESCRIPTION OF PROPERTY

     CCC, VBT and UBC occupy an industrial office building complex and parking facility owned by La Taste Enterprises, a partnership of Craig D. La Taste, a director and former President of the Company and currently president of CCC, and members of his family, and leased to the Company. The Company utilizes the entire property, which includes approximately 16,000 square feet of office and warehouse building and 15,000 square feet of open fenced and paved parking and storage areas. CCC has entered into a lease to expand its use of these premises on adjacent land, which lease terminates on December 31, 2001, at a base rental of $5,600 per month.

     The building space includes approximately 4,000 square feet of office space, 4,000 square feet of manufacturing and assembly space used in the Company's battery pack business, with the balance of the space dedicated to warehousing, storage, shipping and receiving operations. Currently, the landlord of the premises is constructing a warehouse of approximately 9,600 square feet on the premises. The Company plans to lease such warehouse from the landlord by early October 1998. Rent payment for the lease of the warehouse has not been fixed at this time. The Company believes that the premises occupied by the Company, including the facilities used by CCC, VBT and UBC, are adequate to serve its present and foreseeable future needs.

     USCG leases approximately 21,600 square feet of space at its Farmingdale, New York headquarters. The lease provides for monthly payments of approximately $17,000 and calls for additional annual payments for taxes and other pass-through expenses. The current lease term expires on December 31, 1998. It is USCG's intention to renew the lease upon expiration of the term of the lease.

     In addition, USCG has opened three satellite offices in order to more effectively service the territories in which USCG operates. These offices consist of (i) an 8,500 square foot office in New York City, New York which expires in January 2008 and provides for current monthly rental payments of $12,750 with schedule increases in rent to approximately $16,300 per month in February 2003, plus certain pass through expenses (ii) a 6,500 square foot facility in Carlsdadt, New Jersey, which expires in August 1999, is subject to a four year renewal option, and provides for monthly payments of $3,556 subject to annual inflation adjustments, and (iii). a 5,428 square foot facility in Fort Washington, Pennsylvania which expires in January 2001 (subject to USCG's right to extend for an additional two year term) and provides for monthly rent of approximately $4,100, subject to annual inflation adjustments, plus certain pass through expenses. In addition, USCG also has a lease for a 5,000 square foot office in New York City which expires in June 2002 and provides for current monthly rental payments of approximately $18,000 with scheduled adjustments in rent to approximately $9,600 and $10,400 per month in July 1999 and November 2000, respectively, plus certain pass through expenses. USCG is currently subletting such lease pursuant to which USCG is recovering monthly $9,400 through April 2000 and $10,212 through June 2002 from the sublease.

     TEI maintains administrative office space in Santa Monica, California, consisting of approximately 300 square feet at a base monthly rental of $500 per month on a month-to month basis.

     The Company also maintains a representative office in Hong Kong for the purpose of providing a liaison with its vendors and customers in Asia.


LEGAL PROCEEDINGS

     In the ordinary course of business, the Company is subject to various legal proceedings and claims. In the opinion of management, the amount of ultimate liability with respect to these proceedings will not materially affect the financial position, results of operations or cash flow of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     (a) The following table sets forth, as of August 10, 1998, the only persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock and Series A Stock:

                                Common                           Series A
                                Stock                            Stock
                                Amount and                       Amount and
                                Nature of                        Nature of                   % of
                                Beneficial         % of          Beneficial       % of       Voting
Name and Address                Ownership(1)       Class(2)      Ownership(1)     Class(2)   Power(3)
----------------                ------------       --------      ------------     --------   --------
William Kim Wah                 465,000            10.62%           5,000         2.70%       5.75%
Tan                             Direct and                       (through
No. 18 Jalan Sri                Indirect(4)                      ownership of
Semantan 1                                                       5,000 units)
Damansara Heights
50490

Kuala Lumpur
Malaysia
Craig D. La Taste               476,649            11.38%              0             0       10.36%
4300 Wiley Post Rd.             Direct(5)
Dallas, TX 75244
USA

Synergy System                  385,000             8.86%              0             0        4.71%
Limited                         Direct(6)
3A Lauderdale Road
Maida Vale
London W9 1LT
United Kingdom

Equator Holdings,               385,000             8.86%              0             0        4.71%
Inc.                            Direct(6)
Block 126 #19-372
Bukit Merah View
Singapore 151126

Fleet Security                  385,000             8.86%              0             0        4.71%
Investment Ltd.                 Direct(6)
P.O. Box 901
Road Town
British Virgin
Islands

Asean Broker                    385,000             8.86%              0             0        4.71%
Limited                         Direct(6)
Flat 1, 51 Queens
Gate Terrace
London, SW7 5PL
United Kingdom



                                Common                           Series A
                                Stock                            Stock
                                Amount                           Amount
                                and                              and
                                Nature of                        Nature of                   % of
                                Beneficial         % of          Beneficial       % of       Voting
Name and Address                Ownership(1)       Class(2)      Ownership(1)     Class(2)   Power(3)
-------------------             -----------        --------      -----------      -------    -------
Eurasia Securities,             385,000            8.86%                0            0        4.71%
Ltd.                            Direct(6)
No. 11 Jalan
Medang
Bukit Bandaraya
59100 Kuala
Lumpur
Malaysia

Jason Tan Highway               668,000(7)         14.85%               0            0        7.68%
Wisma Cosway #12-
02, Jln. Raja
Chulan
50200 Kuala
Lumpur
Malaysia

Wooi Hou Tan                    666,000(8)         14.81%               0            0        7.66%
First Floor Flat
53 Gloucester Road
London, England
SW74QN
United Kingdom

Mutsuko Gomi                    666,000(8)         14.81%               0            0        7.66%
1367-31 Kawana Ito-
Shi
Japan 414


(1) Except as otherwise indicated and subject to applicable community property and similar laws, the Company assumes that each named person has the sole voting and investment power with respect to his or her shares (other than shares subject to options).

(2) Percent of class is based on the number of shares outstanding as of August 10, 1998. In addition, shares which a person had the right to acquire within 60 days are also deemed outstanding in calculating the percentage ownership of the person but not deemed outstanding as to any other person. Does not include shares issuable upon exercise of any warrants, options or other convertible rights issued by the Company which are not exercisable within 60 days from the date hereof.

(3) In order to reflect the voting rights of the Common Stock and Series A Stock as of August 10, 1998, the above percentage is not based on shares which a holder has the right to acquire within 60 days, if such right has not been exercised as of August 10, 1998. However, all shares which a holder has the right to acquire within 60 days are accounted for in the percentage of class calculations for each of the individual type of securities accounted for in this table. See footnote 2 above.

(4) Includes (i) 175,000 shares directly held by Mr. Tan, (ii) options to acquire 100,000 shares of common stock exercisable within 60 days of August 10, 1998, (iii) options held by Placement & Acceptance, Inc., a company of which Mr. Tan is a director and officer, to acquire 100,000 shares of common stock which are exercisable within 60 days of August 10, 1998, (iv) 75,000 shares held by Placement & Acceptance, Inc., and (v) 5,000 Units, with each Unit convertible within 60 days of August 10, 1998, into one share of common stock and one share of Preferred Stock, of which one share of Preferred Stock is convertible into two shares of common stock.

(5) Mr. La Taste, a Director of the Company has direct ownership of 433,732 shares of Common Stock, and as of March 1, 1995, as a partner of La Taste Enterprises (with his two children), he is owner of 16,667 shares of Common Stock which shares have been included in the percent of shares shown herein. In addition, Mr. La Taste has been issued 35,000 options, each to acquire one share of Common Stock. 26,250 of such options are exercisable within 60 days of August 10, 1998, and are included in the percent of shares shown herein. Mr. La Taste's wife, Jacqueline Green La Taste, is the owner of 24,213 shares of Common Stock which she received in 1994 as an inheritance. Mr. La Taste disclaims any beneficial interest in these shares. Mr. La Taste's children are beneficiaries of the La Taste Children's Trust which owns 46,317 shares of Common Stock of the Company. Mr. La Taste also disclaims any beneficial interest in these shares.

(6) Includes, in each case, options to acquire 180,000 shares of Common Stock which are currently exercisable.

(7)        Includes   options  to  acquire   334,000   shares  of  common  stock
           exercisable within 60 days of August 10, 1998.

(8)        Includes   options  to  acquire   333,000   shares  of  common  stock
           exercisable within 60 days of August 10, 1998.

     (b) The following table sets forth the number of shares of Common Stock of the Company owned by each director and by all directors and officers as a group as of August 10, 1998:

                      Common                    Series A
                      Stock                     Stock
                      Amount                    Amount
                      and                       and
                      Nature of                 Nature of               % of
                      Beneficial     % of       Beneficial    % of      Voting
Name and Address      Ownership(1)   Class(2)   Ownership(1)  Class(2)  Power(3)
----------------      ------------   --------   ------------  --------  --------
William Kim Wah       465,000        10.62%        5,000       2.70%     5.75%
Tan                   Direct and               (through
No. 18 Jalan Sri      Indirect(4)              ownership of
Semantan 1                                     5,000 units)
Damansara
Heights
50490 Kuala
Lumpur

Craig D. La Taste     476,649        11.38%           0         0       10.36%
4300 Wiley Post       Direct(5)
Rd.

Dallas, TX 75244
Sadasuke Gomi         385,000        8.86%            0         0        4.71%
2941 Main Street      Indirect(6)
Suite 300-B
Santa Monica, CA
90405

Kim Yeow Tan          385,000(7)     8.86%            0         0        4.71%
2941 Main Street
Suite 300-B
Santa Monica, CA
90405

Steven E. Scott       100,000(8)     2.37%            0         0          *
2941 Main Street
Suite 300-B
Santa Monica, CA
90405

                      Common                    Series A
                      Stock                     Stock
                      Amount                    Amount
                      and                       and
                      Nature of                 Nature of               % of
                      Beneficial     % of       Beneficial    % of      Voting
Name and Address      Ownership(1)   Class(2)   Ownership(1)  Class(2)  Power(3)
----------------      ------------   --------   ------------  --------  --------

Ian Colin                   0           0             0         0          0
Edmonds
2941 Main Street
Suite 300-B
Santa Monica, CA
90405

David Kaye              5,000          *              0         0          *
2941 Main Street
Suite 300-B
Santa Monica, CA
90405

All Directors and   1,816,649      37.73%         5,000       2.70%     26.80%
Executive Officers
as a Group (7 persons)

* Less than 1%.

(1) Except as otherwise indicated and subject to applicable community property and similar laws, the Company assumes that each named person has the sole voting and investment power with respect to his or her shares (other than shares subject to options).

(2) Percent of class is based on the number of shares outstanding as of August 10, 1998. In addition, shares which a person had the right to acquire within 60 days are also deemed outstanding in calculating the percentage ownership of the person but not deemed outstanding as to any other person. Does not include shares issuable upon exercise of any warrants, options or other convertible rights issued by the Company which are not exercisable within 60 days from the date hereof.

(3) In order to reflect the voting rights of the Common Stock and Series A Stock as of August 10, 1998, the above percentage is not based on shares which a holder has the right to acquire within 60 days, if such right has not been exercised as of August 10, 1998. However, all shares which a holder has the right to acquire within 60 days are accounted for in the percentage of class calculations for each of the individual type of securities accounted for in this table. See footnote 2 above.

(4) Includes (i) 175,000 shares directly held by Mr. Tan, (ii) options to acquire 100,000 shares of common stock exercisable within 60 days of August 10, 1998, (iii) options held by Placement & Acceptance, Inc., a company of which Mr. Tan is a director and officer, to acquire 100,000 shares of common stock which are exercisable within 60 days of August 10, 1998, (iv) 75,000 shares held by Placement & Acceptance, Inc., and (v) 5,000 Units, with each Unit convertible within 60 days of August 10, 1998, into one share of common stock and one share of Preferred Stock, of which one share of Preferred Stock is convertible into two shares of common stock.

(5) Mr. La Taste, a Director of the Company has direct ownership of 433,732 shares of Common Stock, and as of March 1, 1995, as a partner of La Taste Enterprises (with his two children), he is owner of 16,667 shares of Common Stock which shares have been included in the percent of shares shown herein. In addition, Mr. La Taste has been issued 35,000 options, each to acquire one share of Common Stock. 26,250 of such options are exercisable within 60 days of August 10, 1998, and are included in the percent of shares shown herein. Mr. La Taste's wife, Jacqueline Green La Taste, is the owner of 24,213 shares of Common Stock which she received in 1994 as an inheritance. Mr. La Taste disclaims any beneficial interest in these shares. Mr. La Taste's children are beneficiaries of the La Taste Children's Trust which owns 46,317 shares of Common Stock of the Company. Mr. La Taste also disclaims any beneficial interest in these shares.

(6) All shares held by Mr. Gomi are attributed to him through Fleet Security Investments, Inc., of which Mr. Gomi is a director. This sum also includes options to acquire 180,000 shares of common stock exercisable within 60 days of August 10, 1998.

(7) All shares held by Mr. Kim Yeow Tan are attributed to him through Eurasia Securities, Inc., of which Mr. Kim Yeow Tan is a director. This sum also includes options to acquire 180,000 shares of common stock exercisable within 60 days of August 10, 1998.

(8) Includes options to acquire 50,000 shares of common stock exercisable within 60 days of August 10, 1998.


                                   MANAGEMENT

     (a) At August 10, 1998, the following persons served as directors and executive officers of TEI:

     Name and Age                  Position with Company         Director Since
     -----------------------       --------------------------    --------------
     William Kim Wah Tan (55)      Chairman of the Board,             1997
                                   President, Chief Executive
                                   Officer and Director

     Sadasuke Gomi (26)            Director (1)                       1997

     Kim Yeow Tan (58)             Director                           1997

     Steven E. Scott (49)          Executive Vice President           1997
                                   and Director

     Ian Colin Edmonds (25)        Director                           1997

     David Kaye  (61)              Chief Financial Officer

     Mee Mee Tan (22)              Secretary

(1) Mr. Gomi served as a Vice President and Corporate Secretary of TEI until his resignation in February 1998.

     All directors of the Company are elected at the annual shareholder meeting and serve as such directors until the next annual meeting of shareholders. Directors may be re-elected at such succeeding annual meeting so as to succeed themselves. All employees of the Company who are also directors do not receive compensation for serving as such directors. Outside (non-employee) directors receive Five Hundred Dollars ($500.00) compensation for attendance at director meetings.

    (c) Significant and Key Employees:

    Julie A. Sansom-Reese, (35)        Chief Financial Officer of CCC.

    Stephen Davies (47)                President, Chief Executive Officer
                                       and Director of USCG.

    Alexander Voda, Jr. (43)           Senior Vice President,Chief Financial
                                       Officer, Treasurer and Secretary of  USCG

    (d) Business Experience:

     WILLIAM KIM WAH TAN, Chairman of the Board, Chief Executive Officer, President and director. Mr. Tan was elected to these offices on February 11, 1997. For the past twenty years, Mr. William Kim Wah Tan has been active as an entrepreneur in the fields of finance, general insurance, property development and management. Mr. William Kim Wah Tan has held senior management positions in a number of financing, insurance, textile, property development and related businesses. He is the brother of Mr. Kim Yeow Tan.

     KIM YEOW TAN, Director. Mr. Kim Yeow Tan was elected director and vice-president of TEI on 2/11/97, and resigned as VP on February 16, 1998. Mr. Kim Yeow Tan is a graduate of the Malayan Teachers Training College and holds a Bachelor of Science Degree in Business Administration from Century University, United States. For the past fifteen years, Mr. Kim Yeow Tan has been active as an entrepreneur in the fields of finance, general insurance, property development and management. Mr. Kim Yeow Tan has held senior management positions in finance companies, insurance companies, textile and property development and related businesses. He is the brother of Mr. William Kim Wah Tan.

     SADASUKE GOMI, director. He has served as director since February 11, 1997. Mr. Gomi, age 26, is a graduate of Mejii University in Japan, where he received a bachelor's degree in commerce. Mr. Gomi served as Vice President and Corporate Secretary of the Company from February 11, 1997 until February 1998..

     STEVEN SCOTT, Executive Vice President and a director of the Company. Prior to joining the Company, Mr. Scott, age 49, was a Senior Vice President for Sales at Dean Witter Reynolds Incorporated, a broker-dealer and investment banker from November 1995 through March 1997. Prior to that position, he served as a Senior Vice President - Sales at Prudential Securities from June 1994 to November 1997, and as a Senior Vice President - Sales for H.J. Meyers & Co., Inc. prior to June 1994. Mr. Scott was appointed Executive Vice President in May 1997 and was elected a director of the Company in July 1997.

     IAN COLIN EDMONDS, director. Mr Edmonds, age 25, is a graduate of the University of Denver, where he received a bachelors degree in June, 1996. Following graduation and through December 1997, he was assistant product manager at Information Handling Services in Denver, Colorado. Mr. Edmonds has served as a director of the Company since July 1997.

     CRAIG D. LA TASTE, President and director of CCC. Mr. La Taste, age 71, was born in Dallas, Texas. Mr. La Taste earned a BSEE degree from Southern Methodist University, Dallas, Texas. From 1963 to July, 1991, Mr. La Taste was President of Dunbar Associates, Inc., a Dallas, Texas-based electronic components sales firm, which merged into CCC. From 1985 to the present, Mr. La Taste has served as President and director of CCC. Mr. La Taste is also President and a director of VBT and UBC. Mr. La Taste served as Chairman of the Board, President and Chief Executive Officer of TEI on 2/11/97. He was replaced in these offices by Mr. William Kim Wah Tan.

     JULIE A. SANSOM-REESE, Treasurer of CCC. Ms. Sansom-Reese, age 35, was born in Midland, Texas, and earned a B.A. degree in Business from Texas Tech University, Lubbock, Texas. Since August, 1986, Ms. Sansom-Reese has served as Comptroller and Treasurer of Computer Components Corporation, the Company's subsidiary.

     DAVID KAYE, Chief Financial Officer. Mr. Kaye, age 61, has been employed as a certified public accountant and served as President and Chairman of the Board of Kaye Kotts Associates, Inc., a tax mediation firm, from 1989 to February 1998, when the firm ceased operations. Mr. Kaye currently operates IRS Solutions, a tax mediation firm, in addition to serving as Chief Financial officer of the Company. Mr. Kaye was appointed Chief Financial Officer of TEI in January, 1998. Kaye, Kotts & Associates, Inc., filed for protection under Chapter 11 (reorganization) of the federal bankruptcy laws, which case was converted to a chapter 7 (liquidation) in February 1998.

     MEE MEE TAN, age 22, is a graduate of the University of Denver majoring in marketing. She is the daughter of Mr. William Kim Wah Tan.

     STEPHEN DAVIES, age 47, founded USCG and has served as the President, Chief Executive Officer and a director of USCG since its inception. Prior to founding USCG, Mr. Davies spent approximately 13 years with Barclays Bank in the United Kingdom, where he held a variety of positions, including Corporate Manager at the Hanover Square (London) branch. Mr. Davies holds an M.A. degree from Oxford University.

     ALEXANDER VODA, JR., age 43, joined USCG as its Chief Financial Officer in December 1996 after four years as controller of Ikon Office Solutions, a New York based office technology provider. From 1981 to 1992, Mr. Voda served as Director of Finance and Controller at Ferranti Venus, Inc., a designer and manufacturer of custom power supplies primarily for military applications. Mr. Voda holds a B.S. in Accounting from St. John's University and is a certified public accountant.

     No family relationship exist among any of the executive officers or directors of the Company or chosen to become directors or executive officers, except that Messrs. Kim Yeow Tan and William Kim Wah Tan are brothers, and Mee Mee Tan is the daughter of Mr. William Kim Wah Tan.

                             EXECUTIVE COMPENSATION

     The following table sets forth the aggregate cash compensation paid by the Company during its year ended December 31, 1997, to the CEO of the Company and each of the Company's executive officers whose total cash compensation from the Company exceeded $100,000, and to all executive officers as a group.


                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                            Annual Compensation                            Long-Term Compensation
                                 ---------------------------------------       ------------------------------------------------
                                                                               Awards                            Payouts
                                                                               -------------------------------   --------------
Name and         Fiscal Year     Salary($)      Bonus($)     Other Annual      Restricted       Securities
Principal        Ended                                       Compensation      stock award(s)   Underlying
Position         December 31                                    ($)(1)            ($)           Options/SARs(#)  LTIP Payouts($)
--------------   -----------     --------       --------     ------------      -------------    --------------   --------------

William Kim         1997              0              0               0         $393,750(2)       100,000(2)            0
Wah Tan
Chairman of
the Board,
President and
Chief
Executive
Officer
                    1996            N/A            N/A             N/A              N/A              N/A             N/A
                    1995            N/A            N/A             N/A              N/A              N/A             N/A
Craig D. La         1997        $75,000        $50,000          $1,391                0                0               0
Taste
President,
Computer
Components
Corporation*
                    1996        $60,000              0          $4,649                0           35,000         $99,651
                    1995     $41,999.89              0          $1,774                0                0               0
Steven Scott        1997        $75,000              0               0         $112,500(3)        50,000(2)            0
Executive
Vice
President
and Director
                    1996            N/A            N/A             N/A              N/A              N/A             N/A
                    1995            N/A            N/A             N/A              N/A              N/A             N/A

           *Mr. La Taste served as Chairman of the Board, President and Chief Executive Officer of TEI until February 11, 1997.

(1) Represents non-cash compensation in the form of use of a car and related expenses and life insurance.

(2) In February 1997, the Company agreed to pay Mr. Tan $10,000 per month for services as the Company's Chairman of the Board, President and Chief Executive Officer. Mr. Tan agreed to accrue such salary and did not receive any cash compensation in fiscal 1997. On February 20, 1998, the Company issued to Mr. Tan 100,000 shares of common stock, valued at $2.25 per share, as compensation for services rendered to the Company, and an additional 75,000 shares of Common Stock in repayment of expenses and advances incurred by Mr. Tan on behalf of the Company. Concurrently with the issuance of the foregoing shares, the Company granted to Mr. Tan options to acquire 100,000 shares of common stock, which options are exercisable over a period of two years from the date of issuance, at an exercise price of $5.00 per share.

(3) On February 20, 1998, the Company issued to Mr. Steven Scott, Executive Vice President of the Company, 50,000 shares of common stock, valued at $2.25 per share, as consideration for services rendered to the Company. Concurrently with the issuance of the foregoing shares, the Company granted to Mr. Scott options to acquire an additional 50,000 shares of common stock, exercisable over a period of two years from the date of issuance, at an exercise price of $5.00.


     On February 11, 1997, CCC and Craig D. La Taste entered into an employment agreement replacing an agreement previously entered into by the Company and Mr. La Taste on February 1, 1996. The Agreement has a term commencing on January 1, 1997 and terminating on December 31, 2002, and provides for, among other things, minimum compensation of $75,000 during the year ending December 31, 1997, and rising to $120,000 per year during the years ending December 31, 2000 and 2001. The Agreement also provides that if Mr. La Taste's employment is terminated by CCC without cause, Mr. La Taste will be entitled to receive the amount remaining unpaid for the full term of the Agreement, plus an amount equal to twice that sum.


                              DEFERRED COMPENSATION

     In 1981, Dunbar Associates, Inc. established a non-qualified deferred compensation plan for the benefit of its corporate officers. Computer Components Corporation assumed such liability upon the merger with Dunbar Associates, Inc. The accrued benefits under such plan were payable to Craig D. La Taste, the Company's Chairman of the Board, President and Chief Executive Officer through Fiscal 1996. The amount accrued under such plan at December 31, 1995 was $99,651. Such amount was paid to Mr. La Taste on December 10, 1996. There were no contributions to the plan during the year ended December 31, 1997.

INCENTIVE STOCK OPTION PLANS

     1995 Incentive Stock Option Plan. On August 16, 1995, shareholders of the Company adopted the 1995 Incentive Stock Option Plan (the "Plan") covering
125,000 shares of Common Stock of the Company. Under the Plan, the Board of Directors may grant to officers and key employees of the Company "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended) to purchase the number of shares of Common Stock covered by such options through December 31, 1996. During Fiscal 1996, 119,000 options were granted under the Plan. No options were granted under the Plan in Fiscal 1997.

     1997 Incentive Stock Option Plan. On July 12, 1996 the Company's Board of Directors approved and adopted the 1997 Incentive Stock Option Plan for an aggregate of 250,000 shares of common stock. The 1997 Incentive Stock Option Plan was adopted by the Shareholders of the Company at its annual meeting on July 18, 1997. No options have been granted under the 1997 Plan. The 1997 Plan is substantially identical to the 1995 Plan except as to the number of options (250,000) and the expiration date of granting of options under the 1997 Plan is December 31, 1999. The 1997 Plan was ratified at the Company's annual meeting of shareholders in July 1997.

     The Board of Directors will administer the Plans and have the power to determine eligibility to receive options, the terms of any options including the exercise price, the number of shares subject to the options, the vesting schedule and the term of any such options. The exercise price of all options granted under the Plan must be at least equal to the fair market value of the shares of Common Stock on the date of grant. For those holders of Common Stock possessing more than 10% of the voting power of the Company's outstanding Common Stock, the exercise price of any option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The terms of all other options granted under the Plan may not exceed 10 years.

     The Company has not adopted any other deferred compensation or retirement program for its employees. It may in the future adopt a pension plan, profit sharing plan, employee stock ownership plan, stock bonus or some other deferred compensation and/or retirement program.

OPTION GRANTS IN 1997. The Company did not grant any options under either the 1997 Plan or the 1995 Plan in fiscal 1997.

OPTION EXERCISES IN 1997 AND CURRENT OPTION VALUES. No options were exercised by the Named Executives during the last fiscal year. The following table provides certain information concerning unexercised options held as of December 31, 1997, by the Named Executives who held options at the end of 1997:

                  AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUES

                                                                    (d)                                  (e)
                                                        Number of Securities Underlying        Value of Unexercised
                                                                 Unexercised                         In-the-Money
        (a)                (b)              (c)                  Options at                           Options at
                     Shares Acquired       Value            December 31, 1997(#)               December  31, 1997($)(1)
Name                  Upon Exercise     Realized($)     Exercisable     Unexercisable        Exercisable        Unexercisable
-------------------  ---------------    -----------     -----------     -------------        -----------        -------------
William Kim Wah Tan        0                0                0                0                   0                  0
Craig D. La Taste          0                0              17,500           17,500            37,187.50          37,187.50
Steven Scott               0                0                0                0                   0                  0


(1) The value of the "in-the-money" options represents the difference between $1.00, the exercise price of such options, and $3.125, the closing sale price of the Common Stock on December 31, 1997.





                             SELLING SECURITYHOLDERS

     In addition to the securities issuable pursuant to the Representative's Purchase Option as set forth following the table below, an aggregate of 4,862,398 shares of Common Stock may be offered for resale by the following Selling Securityholders. These shares of Common Stock include: (i) 1,100,000 shares of Common Stock issued to the Investors, (ii) 1,000,000 shares of Common Stock underlying the Options issued to the Investors, (iii) 1,375,000 shares of Common Stock issued to certain other investors, (iv) 1,000,000 shares of Common Stock underlying Options issued to investors, and (v) 237,398 shares of Common Stock held by and 150,000 shares of Common Stock underlying Options issued to certain officers, directors and employees of the Company. In addition to the foregoing shares of Common Stock, an aggregate of 1,696,000 shares of common stock may be offered for resale upon the exercise of the Securityholders' Redeemable Warrants.

     Except as set forth below, there are no material relationships between any of the Selling Securityholders and the Company or any of its predecessors or affiliates, nor have any such material relationships existed within the past three years. No Selling Securityholder will beneficially own any Selling
Securityholders' Securities of the Company if all of the Selling Securityholders' Securities offered hereby are sold.

                                                  Number of
                                   Number of      Shares of      Amount of
                                   Shares of      Common Stock   Shares of
                                   Common Stock   Covered        Common Stock
                                   Beneficially   by this        After
Selling Securityholder             Owned(1)       Prospectus(1)  Offering(1)(14)
---------------------------------  ------------   ------------   --------------
Synergy System Limited              385,000(2)     385,000(2)         0
Equator Holdings, Inc.              385,000(2)     385,000(2)         0
Fleet Security Investment Ltd.(3)   385,000(2)     385,000(2)         0
Asean Broker Limited                385,000(2)     385,000(2)         0
Eurasia Securities, Ltd. (4)        385,000(2)     385,000(2)         0
Placement & Acceptance, Inc. (5)    190,000(6)     190,000(6)         0
Jason Tan Highway                   668,000(7)     668,000            0
Wooi Hon Tan                        666,000(8)     666,000            0
Mutsuko Gomi                        666,000(9)     666,000            0
William Kim Wah Tan (5)             465,000(10)    465,000            0
Steven Scott (13)                   100,000(11)    100,000            0
Roy G. Schwartz                      30,000         30,000            0
Allan E. Wolf, Jr.                   25,000         25,000            0
Stanford Leland                      25,000         25,000            0
The Matzuda Corporation              10,000         10,000            0
Hi-Tel Group, Inc.                   50,000         50,000            0
Lawrence S. Marcus                   10,000         10,000            0
Timothy Hassel                       25,000         25,000            0
Stephen & Elizabeth Davies (15)      15,000         15,000            0
Telstar Holdings, Ltd.              100,000        100,000            0
Palm Bay Capital                     50,000         50,000            0
Merchant Enterprises, Ltd.           35,000         35,000            0
David Kaye (16)                       5,000          5,000            0
Peter Banner                          7,398          7,398            0




(1) Does not include beneficial ownership of shares of Common Stock underlying the currently exercisable Securityholders' Redeemable
           Warrants since such shares are covered under a separate heading in the table above.

(2) Includes, in each case, options to acquire 180,000 shares of Common Stock which are currently exercisable.

(3) Mr. Sadusuke Gomi, Vice President and director of the Company, is a director of Fleet Security Investment Ltd. Mr. Gomi also served as Secretary of the Company from February 1997 until February 1998.

(4) Mr. Kim Yeow Tan, a director of the Company, is a director of Eurasia Securities, Ltd. Mr. Tan also served as Vice President of the Company from February 1997 until July 1997.

(5) Mr. William Kim Wah Tan, a director and officer of Placement & Acceptance, Inc., is the Chairman of the Board, President, Chief Executive Officer and a director of the Company.

(6) Includes options to acquire 100,000 shares of Common Stock which are currently exercisable, and 5,000 Units, with each Unit convertible within 60 days of March 15, 1998, into one share of common stock and one share of Preferred Stock, of which one share of Preferred Stock is convertible into two shares of common stock.

(7) Includes options to acquire 334,000 shares of Common Stock which are currently exercisable.

(8) Includes options to acquire 333,000 shares of Common Stock which are currently exercisable.

(9) Includes options to acquire 333,000 shares of common stock which are currently exercisable.

(10) Includes 190,000 shares held by Placement & Acceptance, Inc., of which Mr. Tan is a director and officer.

(11) Includes options to acquire 50,000 shares of Common Stock which are currently exercisable.

(12) The Selling Securityholder will either sell the Warrants or exercise some or all of the Warrants and sell the underlying Common Stock.

(13) Mr. Scott is the Executive Vice President and a director of the Company.

(14) Assumes that the Selling Securityholder sells all of the Securities held by it.

(15) Mr. Davies is the President, Chief Executive Officer and Director of USCG, a subsidiary of the Company.

(16)       Mr. Kaye is the Chief Financial Officer of the Company.


     In addition to the foregoing Selling Securityholders, the Representative holds a Representative's Purchase Option to purchase 30,000 Option Units and 30,000 Option Warrants, all of which are being offered hereby. Each unit consists of one share of Common Stock and one share of Class A Preferred Stock. If the Option Warrants and the Option Units included in this Prospectus were fully exercised, the Representative would acquire 61,800 shares of Common Stock and 30,000 shares of Class A Preferred Stock, the latter of which are convertible into two shares of Common Stock each. This Prospectus covers the sale of all of the Securities underlying the Representative's Purchase Option and all underlying Warrants and Class A Preferred Stock. Set forth below are the holders of the Representative's Purchase Option covered by this Prospectus.

                                            Number of Representative's
    Name                                    Purchase Option
-------------------                         --------------------------
PCM Securities, Ltd.                        30,000

     Information set forth in the tables regarding the securities owned by each Selling Securityholder is provided to the best knowledge of the Company based on information furnished to the Company by the respective Selling Securityholder and/or available to the Company through its stock transfer records.

                            DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $1.00 par value.

     As of August 10, 1998, there were (i) 4,163,308 shares of Common Stock outstanding held of record by 578 stockholders and (ii) 185,338 shares of Class A Preferred Stock outstanding.

COMMON STOCK

     Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to the holders of outstanding shares of Preferred Stock, if any, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Dividend Policy". In the event of liquidation, dissolution or winding up of the Company, and subject to the prior distribution rights of the holders of outstanding shares of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive pro rata all of the remaining assets of the Company available for distribution to its stockholders. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

     The Board of Directors is authorized, subject to any limitations prescribed by the laws of the State of Texas, without further action by the Company's stockholders, to provide for the issuance of up to 1,000,000 shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. The Board of Directors may authorize and issue Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Shares.

     The Class A Preferred Stock ranks senior to the Common Stock. Holders of the Class A Preferred Stock have no preemptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The Class A Preferred Stock is not subject to any sinking fund or other obligation of the Company to redeem or retire the Class A Preferred Stock. Except for certain matters identified in the Certificate of Designation, as amended, the Class A Preferred Stock vote with other classes of voting stock of the Company on matters coming to a vote before the holders of all voting stock of the Company. Each share of Class A Preferred Stock is entitled to one vote. Upon the liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily, the holders of the Class A Preferred Stock are entitled to receive, out of the assets of the Company available for distribution to shareholders after satisfying claims of creditors but before any payment or distribution of assets is made to holders of the Common Stock or another stock of the Company ranking junior to the Class A Preferred Stock upon liquidation, a liquidating distribution in the amount of $5.25 per share of Class A Preferred Stock, plus an amount in cash per share of Class A Preferred Stock equal to accrued and unpaid dividends thereon (whether or not declared) to and including the date of distribution.

     In the second quarter of 1998, all of the 65,000 outstanding shares of Series B Preferred Stock were converted and retired by the Company.

UNITS AND WARRANTS

     On January 26, 1996, the Company consummated a publicly underwritten offering of 300,000 Units, each Unit consisting of one share of Common Stock, Par Value $0.01 ("Common Stock") and one share of Class A Preferred Stock, Par Value $1.00 per share ("Preferred Stock"). The offering also included the sale of 345,000 Redeemable Class A Warrants ("Warrants") (including 45,000 sold to underwriters with the offering, and an additional 30,000 units, 30,000 warrants sold to the underwriters in the offering at a price of $410.72 per Unit and $0.13 per Warrant, pursuant to the Company's agreement with the Underwriter). Until July 26, 1996, shares of the Common Stock and Preferred Stock comprising a Unit were not separately transferable, but could only be traded as a Unit. While the Common Stock and Class A Preferred Stock may now be separately traded, to the best of the Company's knowledge, such securities are currently traded only as part of a Unit.

     Simultaneously with the sale of the Units and Warrants described above, the Company registered for public distribution an aggregate of 1,600,000 Redeemable Class A Warrants. Each Warrant entitles the holder to purchase, at an exercise price of $3.50, subject to adjustment, one share of Common Stock. The Warrants are exercisable at any time commencing July 27, 1996 through January 26, 2000. Commencing July 27, 1996 the Warrants are subject to redemption by the Company for $0.10 per Warrant, upon 30 days' written notice, if the average closing bid price of the Common Stock exceeds $5.25 per share (subject to adjustment in each case) for any 30 consecutive trading days prior to the notice of redemption. On December 9, 1997, the exercise of the warrants was reduced to $3.30 per share based on the placement of $1,000,000 shares of common stock in October 1997.

TRANSFER AGENT

     Securities Transfer Corporation is the transfer agent and registrar for the shares of capital stock of TEI.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases its office and warehouse premises from La Taste Enterprises, a partnership comprised of Mr. La Taste and members of his family. The current lease is for a term ending December 31, 2001 and provides for an annual base rent of $67,200.

     The Company engaged Placement & Acceptance, Inc. ("PAI"), a British Virgin Islands corporation, to effect a private placement of securities which was consummated in December 1997. PAI received fees of $112,000, inclusive of expenses, for acting as sales agent in the placement. PAI is controlled by Mr. William Kim Wah Tan, the Company's Chairman of the Board, President and Chief Executive Officer.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On February 13, 1998, the Company retained King Griffin & Adamson P.C. as its independent public accountants. The engagement of King Griffin & Adamson P.C. was approved by the Company's Board of Directors. The Company had announced on Form 8-K filed on June 27, 1997, that it had engaged Deloitte & Touche, LLP; however, at such time the Company was never accepted as a client by Deloitte & Touche, LLP. Recently, Deloitte & Touche, LLP has reviewed the financial statements of USCG, and the Company consulted with Deloitte & Touche, LLP for a brief consultation ($3,400) in coordination with King Griffin & Adamson P.C. regarding financial statement disclosure.

     As previously disclosed, King Griffin & Adamson P.C., and its predecessor, King, Burns & Company, P.C. audited the Company's financial statements for the fiscal years ended December 31, 1996 and 1995. For the Company's fiscal years ended December 31, 1996 and 1995, the financial statements did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles by King Griffin & Adamson P.C., or its predecessor King, Burns & Company, P.C.


                              PLAN OF DISTRIBUTION

     The Selling Securityholders (or pledges, donees, transferees or successors in interest) may sell all or a portion of the respective Selling
Securityholders' Securities held by them from time to time while the registration statement of which this Prospectus is a part remains effective. The aggregate proceeds to the Selling Securityholders from the sale of the respective Selling Securityholders' Securities offered by the Selling Securityholders hereby will be the prices at which such securities are sold, less any commissions. There is no assurance that the Selling Securityholders will sell any or all of the Selling Securityholders' Securities offered hereby.

     The Selling Securityholders' Securities may be sold by the Selling Securityholders in transactions on the NASDAQ Small Cap Market, in negotiated transactions, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices or through the writing of options on the Selling Securityholders' Securities. The Selling Securityholders may elect to engage a broker or dealer to effect sales in one or more of the following transactions: (a) block trades in which the broker or dealer so engaged will attempt to sell the Selling Securityholders' Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers and dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Securityholders in amounts to be negotiated (and, if such broker-dealer acts as agent for the purchaser of such Selling Securityholders' Securities, from such purchaser). Broker-dealers may agree with the Selling Securityholders to sell a specified number of such Selling Securityholders' Securities at a stipulated price per Selling Securityholder's Security, and to the extent that such broker-dealer is unable to do so, acting as agent for the Selling Securityholders to purchase as principal any unsold Selling Securityholders' Securities at the price required to fulfill the broker-dealer commitment to the Selling Securityholders. Broker-dealers who acquire Selling Securityholders' Securities as principal may thereafter resell such Selling Securityholders' Securities from time to time in transactions (which may involve crosses and block transaction and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such Selling Securityholders' Securities commissions as described above.

     The  Selling   Securityholders   and  any  broker-dealers  or  agents  that
participate with the Selling Securityholders in sales of the Selling Securityholders' Securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agent and any profit on the resale of the Selling Securityholders' Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

     The Company will pay all expenses incidental to this offering and sale of the Selling Securityholders' Securities to the public other than selling commissions and fees.

     The Selling Securityholders have been advised that during the time they are engaged in "distribution" (as defined under Regulation M under the Securities Exchange Act of 1934, as amended) of the securities covered by this Prospectus, they must comply with Regulation M under the Securities Exchange Act of 1934, as amended, and pursuant thereto: (i) shall not engage in any stabilization activity in connection with the Company's securities; and (ii) shall not bid for or purchase any securities of the Company or attempt to include any person to purchase any of the Company's securities other than as permitted under the Securities Exchange Act of 1934, as amended. Any Selling Securityholders who are "affiliated purchasers" of the Company, as defined in Regulation M, have been further advised that they and their affiliates must coordinate their sales under this Prospectus and otherwise with the Company and any other "affiliated
purchasers"   of  the  Company  for  purposes  of   Regulation  M.  The  Selling
Securityholders must also furnish each broker through which Selling Securityholders' Securities are sold copies of this Prospectus.


                                  LEGAL OPINION

     The validity of certain of the Securities offered hereby will be passed upon for the Company by Jeffer, Mangels, Butler & Marmaro LLP, Los Angeles, California.

                                     EXPERTS

     The financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the two-year period ended December 31, 1997, included in this Prospectus and Registration Statement have been audited by King Griffin & Adamson P.C. (formerly King, Burns & Company, P.C.), independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

     The financial statements of USCG as of February 28, 1998 and 1997 and for each of the two years in the period ended February 28, 1998, included in this prospectus and the related schedules included elsewhere in the Registration Statement, have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
Unaudited Proforma Consolidated Financial Statements
      Unaudited Statement of Operations for the year ended
           December 31, 1997                                                F-2
      Unaudited Statement of Operations for the six-month period ended
           June 30, 1998                                                    F-3


Tech Electro Industries, Inc.
      Report of Independent Certified Public Accountants                    F-4
      Financial Statements
           Balance Sheets as of December 31, 1997 and 1996                  F-5
           Statements of Operations for the years ended
                December 31, 1997 and 1996                                  F-7
           Statements of Changes in Stockholders' Equity for the
                years ended December 31, 1997 and 1996                      F-8
           Statements of Cash Flows for the years ended
                December 31, 1997 and 1996                                  F-10
           Notes to  Financial  Statements for the years  ended
                December 31, 1997 and 1996                                  F-12
           Balance  Sheet as of June 30, 1998 (unaudited)                   F-25
           Statements of Operations for the six months ended
                June 30, 1998 (unaudited)                                   F-27
           Statements of Cash Flows for the six months ended
                June 30, 1998 (unaudited)                                   F-28
           Notes to  Financial  Statements for the six months ended
                June 30, 1998 (unaudited)                                   F-29


US Computer Group, Inc.
      Report of Independent Certified Public Accountants                    F-36
      Financial Statements
           Balance Sheet as of February 28, 1998                            F-37
           Statement of Operations for the year ended
                February 28, 1998                                           F-39
           Statement of Changes in Stockholders' Equity for the
                year ended February 28, 1998                                F-40
           Statement of Cash Flows for the year ended
                February 28, 1998                                           F-42
           Notes to Financial Statements for the year ended
                February 28, 1998                                           F-44
      Report of Independent Certified Public Accountants                    F-56
      Financial Statements
           Balance Sheet as of February 28, 1997                            F-57
           Statement of Operations for the year ended
                February 28, 1997                                           F-59
           Statement of Changes in Stockholders' Equity for the
                year ended February 28, 1997                                F-60
           Statement of Cash Flows for the year ended
                February 28, 1997                                           F-61
           Notes to Financial Statements for the year ended
                February 28, 1997                                           F-62

                 Tech Electro Industries, Inc. and Subsidiaries
                  Pro Forma Consolidated Statement of Operations
                                   (Unaudited)

                                                              TELE           USCG
                                                            12/31/97       02/28/98    Adjustments       Total
                                                           -----------   -----------   -----------    ----------

NET SALES AND SERVICE REVENUES                              $6,666,837   $24,257,252                 $30,924,089

COST OF SALES AND REVENUES AND DIRECT SERVICING EXPENSES     4,905,755    21,783,266                  26,689,021

                                                           -----------   -----------                  ----------
GROSS PROFIT                                                 1,761,082     2,473,986                   4,235,068

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                 3,174,432     5,341,688       809,259 (A) 9,325,379
                                                           -----------   -----------                  ----------

LOSS FROM OPERATIONS                                        (1,413,350)   (2,867,702)                 (5,090,311)

OTHER INCOME (EXPENSES)
      Interest income                                           99,862        13,037       (45,456) (B)   67,443
      Interest expense                                         (30,072)     (940,035)                   (970,107)
      Realized loss on sale of marketable securities           (31,667)            0                     (31,667)
      Gain on foreign exchange                                   9,668             0                       9,668
      Other                                                     18,247        49,800                      68,047
                                                           -----------   -----------                  ----------
                                                                66,038      (877,198)                   (856,616)

MINORITY INTEREST SHARE OF LOSS OF SUBSIDIARY                   47,731             0                      47,731
                                                           -----------   -----------                  ----------
LOSS BEFORE INCOME TAXES                                    (1,299,581)   (3,744,900)                 (5,899,196)
                                                           -----------   -----------                  ----------
PROVISION FOR INCOME TAXES                                           0         3,000                       3,000
                                                           -----------   -----------                  ----------
NET LOSS                                                   $(1,299,581)  $(3,747,900)                 (5,902,196)
                                                           ===========   ===========                  ==========

Net loss attributable to common shareholders               $(1,405,419)                              $(6,008,034)
                                                           ===========                                ==========
Basic and diluted net loss per share attributable to
      common shareholders                                  $     (0.59)                              $     (2.52)
                                                           ===========                                ==========
Number of weighted-average shares
      of common stock outstanding (basic and diluted)        2,382,814                               $ 2,382,814
                                                           ===========                                ==========

(A) To reflect amortization of goodwill and contract rights acquired assuming the Company had acquired USCG on January 1, 1997.

(B) To reflect effects of cash used for acquisition of USCG from interest earning investments.

                                 Information to be added

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Stockholders and Board of Directors
Tech Electro Industries, Inc. and Subsidiaries


We have audited the consolidated balance sheets of Tech Electro Industries, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tech Electro Industries, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                         KING GRIFFIN & ADAMSON P.C.



Dallas, Texas
March 3, 1998, except for Note P for which the date is March 19, 1998

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1997 and 1996

                                     ASSETS
                                                        1997            1996
                                                     ----------      ----------
CURRENT ASSETS
   Cash and cash equivalents                         $1,918,604        $261,973
   Marketable securities
    (including restricted certificate
     of deposit of $214,336 in 1996)                     96,063       1,151,836
   Accounts and notes receivable
    Trade,
     net of allowance for doubtful accounts
     of $16,000 and $4,500 in 1997 and
     1996, respectively                                 974,604         357,674
    Notes                                               362,153          15,000
    Other                                                34,942          22,209
   Inventory                                          1,801,034       1,493,132
   Prepaid expenses and other                           211,351          80,943
                                                     ----------      ----------

        Total current assets                          5,398,751       3,382,767
                                                     ----------      ----------

PROPERTY AND EQUIPMENT
   Machinery and equipment                              412,941         316,732
   Furniture and fixtures                               178,735         147,359
   Vehicles                                              21,943          21,943
   Leasehold improvements                                32,534            --
                                                     ----------      ----------
                                                        646,153         486,034
   Less accumulated depreciation
    and amortization                                   (337,269)       (293,882)
                                                     ----------      ----------

        Net property and equipment                      308,884         192,152
                                                     ----------      ----------

OTHER ASSETS
   Notes receivable                                      49,997         113,538
   Deposit on future acquisition                        500,000               -
   Other                                                    290           2,428
                                                     ----------      ----------

        Total other assets                              550,287         115,966
                                                     ----------      ----------

TOTAL ASSETS                                         $6,257,922      $3,690,885
                                                     ==========      ==========

            The accompanying footnotes are an integral part of these
                       consolidated financial statements.

                                  - Continued -

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS - Continued
                           December 31, 1997 and 1996


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                        1997            1996
                                                    -----------     -----------
CURRENT LIABILITIES
   Notes payable to banks                              $425,000        $347,772
   Notes payable to related party                          --           245,000
   Trade accounts payable                               467,822         267,125
   Accrued liabilities                                  548,273          21,466
   Dividends payable                                     28,432          13,459
                                                    -----------     -----------
        Total current liabilities                     1,469,527         894,822
                                                    -----------     -----------


MINORITY INTEREST IN SUBSIDIARY                          29,202          76,933

COMMITMENTS AND CONTINGENCIES
   (Notes E, F, J, M and N)

STOCKHOLDERS' EQUITY
   Preferred stock - $1.00 par value; 1,000,000
    shares authorized;  65,000 Class B issued
    and outstanding in 1997 and 1996, liquidation
    preference of $341,250; 254,934 and 300,000
    Class A issued and outstanding in 1997 and
    1996, respectively; liquidation preference
    of $1,338,404                                       319,934         365,000

   Common stock - $0.01 par value; 10,000,000
    shares authorized, 3,498,407 and 1,308,275
    shares issued and outstanding during 1997
    and 1996, respectively                               34,985          13,083

   Additional paid-in capital                         5,713,866       2,350,202

   (Accumulated deficit) retained earnings           (1,334,216)         66,049

   Net unrealized gain (loss),
    marketable securities                                24,624         (75,204)
                                                    -----------     -----------
                                                      4,759,193       2,719,130
                                                    -----------     -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $6,257,922      $3,690,885
                                                    ===========     ===========

            The accompanying footnotes are an integral part of these
                       consolidated financial statements.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     Years ended December 31, 1997 and 1996

                                                         1997           1996
                                                     -----------    -----------

SALES                                                 $6,666,837     $3,840,075

COST OF GOODS SOLD                                     4,905,755      2,724,518
                                                     -----------    -----------
GROSS PROFIT                                           1,761,082      1,115,557

OPERATING EXPENSES
   Selling, general and administrative                 2,886,132      1,308,176
   Provision for slow moving inventory                   288,300        138,800
                                                     -----------    -----------
                                                       3,174,432      1,446,976

LOSS FROM OPERATIONS                                  (1,413,350)      (331,419)

OTHER INCOME (EXPENSES)
   Interest income                                        99,862         86,828
   Interest expense                                      (30,072)       (58,566)
   Realized loss on sale of marketable
    securities                                           (31,667)             -
   Gain on foreign exchange                                9,668              -
   Other                                                  18,247              -
                                                     -----------    -----------
                                                          66,038         28,262

MINORITY INTEREST SHARE OF LOSS OF SUBSIDIARY             47,731          6,062
                                                     -----------    -----------

LOSS BEFORE INCOME TAXES                              (1,299,581)      (297,095)

INCOME TAX EXPENSE                                          --           39,467
                                                     -----------    -----------

NET LOSS                                             $(1,299,581)     $(336,562)
                                                     ===========    ===========

Net loss attributable to common shareholders         $(1,405,419)     $(459,521)
                                                     ===========    ===========

Basic and diluted net loss per share
 attributable to common shareholders                      $(0.59)        $(0.36)
                                                     ===========    ===========

Number of weighted-average shares
 of common stock outstanding
 (basic and diluted)                                   2,382,814      1,281,974
                                                     ===========    ===========

            The accompanying footnotes are an integral part of these
                       consolidated financial statements.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     Years ended December 31, 1997 and 1996


                                                                                          (Accumulated
                               Preferred Stock          Common Stock         Additional      Deficit)
                             Number of              Number of                 paid-in       Retained     Marketable
                              Shares     Amount      Shares       Amount      Capital       Earnings     Securities     Total
                              ------     ------     ---------    -------      --------     ---------     ----------   ----------
Balances at
 January 1, 1996              65,000     $65,000    1,008,275    $10,083      $630,806     $525,570        $      -   $1,231,459

Allocation of capital to
 minority interest owner
 resulting from dispro-
 portionate contributions
 of capital on formation
 of UBC                            -           -            -          -       (81,495)           -               -      (81,495)

Issuance of 600,000
 warrants                          -           -            -          -        60,000            -               -       60,000

Public offering
 300,000 Units               300,000     300,000      300,000      3,000     1,706,976            -               -    2,009,976
 345,000 Warrants                  -           -            -          -        33,915            -               -       33,915

Net loss for the year              -           -            -          -             -     (336,562)              -     (336,562)

Net unrealized loss
 on marketable
 securities                        -           -            -          -             -            -         (75,204)     (75,204)

Dividends paid                     -           -            -          -             -     (122,959)              -     (122,959)
                             -------    --------    ---------    -------      --------     ---------     ----------   ----------
Balances at
 December 31, 1996           365,000    $365,000    1,308,275    $13,083    $2,350,202      $66,049        $(75,204)  $2,719,130


            The accompanying footnotes are an integral part of these
                       consolidated financial statements.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     Years ended December 31, 1997 and 1996



                                                                                           (Accumulated
                               Preferred Stock            Common Stock         Additional     Deficit)
                            Number of                 Number of                 paid-in      Retained     Marketable
                             Shares       Amount        Shares      Amount      Capital      Earnings     Securities     Total
                            ---------   -----------   ----------  ----------  -----------   -----------   ----------  -----------
Issuance of common stock
   for cash and receivable          -      $      -    2,100,000     $21,000   $3,319,500   $         -  $         -   $3,340,500

Conversions of preferred
   stock into common stock    (45,066)      (45,066)      90,132         902       44,164             -            -            -

Net loss for 1997                   -             -            -           -            -    (1,299,581)           -   (1,299,581)

Net unrealized gain on
   marketable securities            -             -            -           -            -             -       99,828       99,828

Dividends paid                      -             -            -           -            -      (100,684)           -     (100,684)
                            ---------   -----------   ----------  ----------  -----------   -----------   ----------  -----------
                              319,934      $319,934    3,498,407     $34,985   $5,713,866   $(1,334,216)     $24,624   $4,759,193
                            =========   ===========   ==========  ==========  ===========   ===========   ==========  ===========

            The accompanying footnotes are an integral part of these
                       consolidated financial statements.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1997 and 1996


                                                         1997           1996
                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                             $(1,299,581)     $(336,562)
Adjustments to reconcile net loss to net cash
   used by operating activities
     Depreciation and amortization                        43,387         26,180
     Provision for bad debts                              11,500              -
     Provision for slow moving inventory                 288,300        138,800
     Deferred income taxes                                     -         39,467
     Minority interest share of loss in subsidiary       (47,731)        (6,062)
     (Increase) decrease in:
        Accounts receivable - trade                     (628,430)        20,817
        Accounts receivable - other                      (12,733)        (3,261)
        Inventory                                       (596,202)      (458,328)
        Prepaid expenses and other                      (130,408)        38,560
        Other assets                                       2,138           (400)
     Increase (decrease) in:
        Trade accounts payable                           200,697        (19,565)
        Accrued liabilities                              526,807          1,976
        Dividends payable                                 14,973              -
        Deferred compensation                                  -        (99,651)
                                                     -----------    -----------
Net cash used by operating activities                 (1,627,283)      (658,029)
                                                     -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment                  (160,119)       (69,853)
   Purchase of certificate of deposit                          -        (10,493)
   Advances on notes receivable                         (320,000)             -
   Advances on note receivable to shareholders                 -       (127,312)
   Payments received on note receivable
    to shareholder                                        36,388         35,260
   Maturity of certificates of deposit                   464,336              -
   Net sale (purchase) of marketable securities          691,265     (1,012,704)
   Deposit on future acquisition                        (500,000)             -
                                                     -----------    -----------
Net cash provided (used) by investing activities         211,870     (1,185,102)
                                                     -----------    -----------

            The accompanying footnotes are an integral part of these
                       consolidated financial statements.


                                  - Continued -

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued
                     Years ended December 31, 1997 and 1996


                                                        1997           1996
                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Net activity on bank line of credit                   425,000        (12,220)
   Payments on loans from other banks                   (347,772)             -
   Payments on loans from affiliates                    (245,000)             -
   Payments on stockholder loans                               -        (20,000)
   Proceeds on sale of warrants                                -         93,915
   Net proceeds on sale of common and
    preferred shares                                   3,340,500      2,009,976
   Sale of common shares in UBC to
    minority stockholders                                      -          1,500
   Dividends paid                                       (100,684)      (109,500)
                                                     -----------    -----------
Net cash provided by financing activities              3,072,044      1,963,671
                                                     -----------    -----------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS                                         $1,656,631       $120,540

Cash and cash equivalents at beginning of year           261,973        141,433
                                                     -----------    -----------

Cash and cash equivalents at end of year              $1,918,604       $261,973
                                                     ===========    ===========

SUPPLEMENTAL DISCLOSURES OF
INTEREST AND INCOME TAXES PAID

     Interest paid on borrowings                         $30,072        $58,084
                                                     ===========    ===========

SUPPLEMENTAL SCHEDULE OF NONCASH
NVESTING AND FINANCING ACTIVITIES

     Preferred stock conversions into common stock       $45,066    $         -
                                                     ===========    ===========

            The accompanying footnotes are an integral part of these
                       consolidated financial statements.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - ORGANIZATION

Tech Electro Industries, Inc. ("TEI") was formed on January 10, 1992 as a Texas corporation. On January 31, 1992, TEI acquired 100% of the outstanding common stock of Computer Components Corporation ("CCC"). In February, 1996, the Company filed a Form SB-2 Registration Statement and completed a public offering (see Note H). The net proceeds from the public offering amounted to $2,043,891, (including warrants). On June 1, 1996, pursuant to a Stock Exchange Agreement, the Company acquired 100% of the outstanding common shares of Vary Brite Technologies, Inc. ("VB") by issuing 50,000 shares of its common stock. The business combination was accounted for using the pooling method. The historical consolidated statements of operations prior to the date of the combination have not be adjusted to include the operations of VB as these operations are immaterial to the consolidated operations of the Company. Accordingly, the accompanying consolidated statements of operations include the operations of VB from June 1, 1996. The assets and liabilities acquired were also immaterial to the consolidated balance sheets of the Company. On October 29, 1996, TEI incorporated Universal Battery Corporation ("UBC") as a 67% owned subsidiary.

The Company stocks and sells electronic components, both active and passive. A significant portion of the Company's business is involved in the stocking and sale of batteries. Within the battery sales activity there is significant value added to the batteries in the assembly of batteries into "packs". The Company's sales are generated by in-house sales staff and sales representatives to customers throughout the United States.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of TEI, CCC, VB and UBC. All significant intercompany transactions and balances have been eliminated in consolidation. The consolidated group is referred to as "Company".

Cash and Cash Equivalents

The Company considers all unrestricted cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents for purposes of the Statements of Cash Flows.

Marketable Securities

Marketable debt and equity securities are carried at market, based upon quoted market prices. Unrealized gains and losses on trading securities are recognized in income currently. Unrealized gains and losses on available-for-sale securities are accumulated in the marketable securities adjustment component of stockholder's equity. Realized gains and losses are based upon the specific identification of the securities sold and are recognized in income currently.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Inventories

Inventories consist primarily of electronic components and materials used in the assembly of batteries into "packs". All items are stated at the lower of cost or market. Cost is determined by the average cost method by specific part.

Inventories at December 31, 1997 and 1996, consist of the following:

                                                      1997              1996
                                                  -----------       -----------
Electronic components                              $2,211,732        $1,618,690
Pack materials                                         59,902            56,742
Reserve for slow moving inventory                    (470,600)         (182,300)
                                                  -----------       -----------
                                                   $1,801,034        $1,493,132
                                                  ===========       ===========

Property and Equipment

Property and equipment are carried at cost. Depreciation and amortization of property and equipment is provided using the straight line method over the estimated useful lives of the assets ranging from five to ten years. Depreciation and amortization expense recognized during 1997 and 1996, amounted to $43,387 and $26,180, respectively.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Income Taxes

The Company utilizes the asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Loss per Share

The Company adopted SFAS No. 128, "Earnings Per Share", in 1997, which requires the disclosure of basic and diluted net income (loss) per share. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted net

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

loss per share is computed by dividing net income (loss) by the weighted average number of common shares and common stock equivalents outstanding for the period. The Company's common stock equivalents are not included in the diluted loss per share for 1997 and 1996 as they are antidilutive. Therefore, diluted and primary loss per share is identical. Net loss per share has been increased for accrued dividends on preferred stock totaling $105,838 and $122,959 for 1997 and 1996, respectively.

Recent Accounting Pronouncements

      In June 1997, the Financial Accounting Standards Board issued two new statements: SFAS No. 130, "Reporting Comprehensive Income," which requires enterprises to report, by major component and in total, all changes in equity from nonowner sources; and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes annual and interim reporting standards for a public company's operating segments and related disclosures about its products, services, geographic areas, and major customers. Both statements are effective for the Company's fiscal year ended December 31, 1998, with earlier application permitted. The effect of adoption of these statements in 1998, if any, will be limited to the form and content of the Company's disclosures and will not impact the Company's results of operations or financial position.


Use of Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

Included in the accompanying balance sheet are inventories of electronic components and material used in the assembly of battery packs at a carrying value of $1,801,034 at December 31, 1997, which includes an estimated reserve for slow moving items of $470,600. Should demand for the electrical components prove to be significantly less than anticipated, the ultimate realizable value of the inventory could be less than the net amount shown in the balance sheet.

Reclassifications

Certain prior year amounts have been reclassified to conform with the 1997 presentation.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE C - NOTES RECEIVABLE

Notes receivable consists of the following at December 31, 1997 and 1996:

                                                        1997          1996
                                                     ----------    ----------

    Notes receivable from a minority  shareholder;
     interest  at  6%,  unpaid  interest   accrues
     monthly  and adds to  principal.  One note is
     payable in full ($30,000) in August 1999. The
     second note is payable in monthly payments of
     $3,500 including  interest through  February,
     2000.  Secured by 1,250  shares of TEI common
     stock and all  future TEI  dividends  paid on
     the common  stock,  if any, are to be applied
     to  principal  and interest by the Company on
     the debtor's behalf.                               $77,150      $113,538

    Note   receivable   from  a  preferred   stock
     shareholder,  due September 5, 1998,  bearing
     interest  at  10.5%,  interest  payments  due
     quarterly,   secured   by   65,000   Class  B
     preferred  shares  of  the  Company and other
     common stock.                                      320,000             -

    Notes  receivable,  jointly and severally from
     two minority  shareholders  with  interest at
     6%, payable monthly at $312.50 plus interest,
     matures November 2001, unsecured.                   15,000        15,000
                                                     ----------    ----------
                                                        412,150       128,538
    Less current maturities                             362,153        15,000
                                                     ----------    ----------
    Long-term portion                                   $49,997      $113,538
                                                     ==========    ==========



NOTE D - MARKETABLE SECURITIES

At December 31, 1997 and 1996, the Company had invested a portion of its cash in various equity securities and in various certificates of deposit and treasury securities. These marketable securities are considered available-for-sale securities.

During 1997, the Company received proceeds amounting to $1,261,451 from the sale of securities available for sale. The Company realized losses on these sales totaling $31,667.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D - MARKETABLE SECURITIES - Continued

For the years ended December 31, 1997 and 1996, total unrealized gains (losses) amounted to $99,828 and ($75,204), respectively, and are included as a separate component of stockholders equity.

Amortized cost and fair value of the available-for-sale securities at December 31, 1997 and 1996 are as follows.

                                                         1997
                                       ----------------------------------------
                                         Amortized       Fair        Unrealized
                                           Cost          Value          Gain
                                       -----------    -----------    ----------
Certificates of deposit                 $1,695,287     $1,695,287       $     -
Equity securities (See Note F)              71,439         96,063        24,624
                                       -----------    -----------    ----------
                                         1,766,726      1,791,350        24,624
Amounts classified as cash
 equivalents                            (1,695,287)    (1,695,287)            -
                                       -----------    -----------    ----------
                                           $71,439        $96,063       $24,624
                                       ===========    ===========    ==========



                                                         1996
                                       ----------------------------------------
                                                                     Unrealized
                                        Amortized       Fair          (Losses)
                                           Cost         Value          Gains
                                       -----------   -----------    -----------
Treasury notes (mature July, 1998)        $150,000      $149,000        $(1,000)
Treasury bills (mature April, 1997)        493,207       493,500            293
Certificates of deposit (including
 restricted certificate of deposit
 of $214,336)                              464,336       464,336              -
Equity securities (See Note F)             119,497        45,000        (74,497)
                                       -----------   -----------    -----------
                                        $1,227,040    $1,151,836       $(75,204)
                                       ===========   ===========    ===========

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE E - NOTES PAYABLE TO BANKS

Notes payable to banks at December 31, 1997 and 1996, consist of the following:

                                                           1997         1996
                                                         --------     --------
     $200,000  term  note to bank,  due  March 31,
      1997,  with interest due monthly at 7.5% per
      annum,  secured by a $214,336 certificate of
      deposit   (see   Note   F)  and   personally
      guaranteed by a significant shareholder.           $      -     $200,000

     $750,000  line of credit with bank payable on
      demand  with  interest  at prime  plus 1/2%,
      maturing  June  30,  1998,  and  secured  by
      inventory and equipment.                            425,000      147,772
                                                         --------     --------
                                                         $425,000     $347,772
                                                         ========     ========

NOTE F - RELATED PARTY TRANSACTIONS

Notes Payable

Notes payable to related party at December 31, 1997 and 1996, consist of the following:

                                                          1997          1996
                                                       ---------     ---------

     Unsecured   note  payable  to  related  party
      (spouse  of  a   significant   shareholder);
      interest   payable   at  10.25%  in  monthly
      installments  of $1,238,  with principal due
      on March 31, 1997.                               $       -      $145,000

     Unsecured  note  payable  to  related  party,
      (spouse  of  a   significant   shareholder);
      interest   payable   at  9.5%   in   monthly
      installments  of $792, with principal due on
      March 31, 1997.                                          -       100,000
                                                       ---------     ---------
                                                       $       -      $245,000
                                                       =========     =========

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE F - RELATED PARTY TRANSACTIONS - Continued

  Lease Agreements

  The Company leases its office and warehouse space, approximately 16,000 square feet, from a partnership consisting of members of the family of a significant shareholder. Rent paid to the partnership for the building lease was $63,200 and $57,600 for the years ended December 31, 1997 and 1996, respectively.

  At December 31, 1997, future minimum rental commitments for facilities under the non-cancelable operating lease agreement were as follows:

                  1998                                         $ 67,200
                  1999                                           67,200
                  2000                                           67,200
                  2001                                           67,200
                                                               --------
                     Total                                     $268,800
                                                               ========

Other

The equity securities owned by the Company at December 31, 1997 and 1996 (See Note D) and held as collateral by the Company for a note receivable at December 31, 1997 (see Note C) are shares of E&GT which is a company related to TEI through common shareholders.


NOTE G - DEFERRED COMPENSATION PLAN

In 1981, the Company instituted a voluntary non-qualified deferred compensation plan ("Plan") on behalf of the corporate officers. At December 31, 1995, the accrued benefits of the Plan were payable solely to Craig D. LaTaste, the Company's then majority shareholder. The benefits were paid in full in 1996. There were no contributions to the Plan for the years ended December 31, 1997 and 1996 and management does not anticipate further contributions to the Plan.


NOTE H - STOCKHOLDERS' EQUITY

Class A and Class B preferred stock rank equally and are identical in all respects. The preferred stock bears cumulative dividends of 36 cents per share payable annually and has a liquidation preference of $5.25 per share. Dividends in arrears at December 31, 1997 totaled approximately $5,000. The voting rights are equal to common shares, other than with respect to certain matters; generally amending the rights or powers of the preferred stock. The preferred stock is convertible at the option of the holder into two shares of common stock subject to adjustment (the "Conversion Rate") (as more fully described in the Certificate of Designation) at any time after one year from the date of issue. The Company may compel conversion at the Conversion Rate at any time after one year from the date of issue if the closing market price of the common stock is $5.25 or higher for 30 consecutive trading days.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE H - STOCKHOLDERS' EQUITY - Continued

During November 1995, through a private placement with certain Selling Security Holders, 1,000,000 warrants were issued at $.10 per share for $100,000. Each warrant represented one common share at an exercise price of $3.50 per share. In addition, in 1996, the Company sold at $0.10 per warrant an additional 600,000 warrants to purchase 600,000 common shares at an exercise price of $3.50 per share for total cash proceeds of $60,000.

The Company completed a Form SB-2 Registration Statement ("SB2") in February 1996 to issue 300,000 units, each unit comprising 1 common share and 1 class A preferred share. The offering price was $8.25 per unit resulting in an aggregate offering price of $2,475,000 before underwriting fees and other costs of $465,024 (excluding underwriters' over-allotment option of 45,000 units). The Company received net proceeds on the sale of the units of $2,039,976. Included in the underwriter's compensation are options to purchase up to 30,000 units and 30,000 warrants, exercisable for a four-year period commencing one year from the date of the Registration Statement at exercise prices of $10.725 per unit and $0.13 per warrant, respectively. In connection with the offering, 300,000 warrants (excluding underwriters= over-allotment option) were also separately offered at $0.10 per warrant exercisable at $3.50 per share. In March 1996, the underwriters purchased the 45,000 over-allotment warrants. The Company received a total of $33,915 from the sale of warrants.

Effective December 12, 1997, the Company adjusted the terms of the warrants outstanding pursuant to the original warrant agreement. The exercise price was reduced from $3.50 to $3.30 per warrant. Each warrant was also adjusted to entitle the holder the purchase of 1.06 shares of the Company's common stock. Total warrants outstanding at December 31, 1997 were 1,945,000. The warrants expire January 26, 2000 and may be redeemed at $0.10 per warrant on 30 days written notice if the average price of the common stock exceeds $5.25 per share for 30 consecutive trading days prior to the notice.

Effective February 12, 1997, the Company sold 1,100,000 shares of common stock and options to acquire 1,000,000 shares of common stock for $1,870,000, (a combined price of $1.70 net to the Company), pursuant to Regulations as promulgated by the Securities and Exchange Commission ("SEC"). The options had an exercise price per share of $2.15. Each option originally expired thirteen months from the date of issuance. As of December 31, 1997, none of the options had been exercised. On March 1, 1998, the Company and the option holders agreed to amend the original option agreement. The amendment adjusted the exercise price to $2.50 per share, and extended the exercise period to March 10, 1999.

Effective December 12, 1997, the Company sold 1,000,000 shares of common stock and options to acquire 1,000,000 shares of common stock for net proceeds of $1,470,500, (a combined price of $1.47 net to the Company), pursuant to Regulations as promulgated by the SEC. The options have an exercise price of $1.75 and expire twelve months from the date of issuance.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE I - INCOME TAXES

Deferred tax assets and liabilities at December 31, 1997 and 1996 consist of the following:

                                                1997               1996
                                             ----------         ---------

  Current deferred tax asset                $   179,896        $   95,326
  Current deferred tax liability                      -                 -
  Valuation allowance                          (179,896)          (95,326)
                                              ---------         ---------
  Net current deferred tax asset            $         -        $        -
                                             ==========         =========

  Non-current deferred tax asset            $   470,385        $   77,523
  Non-current deferred tax liability            (27,405)          (17,503)
  Valuation allowance                          (442,980)          (60,020)
                                              ---------         ----------
  Net non-current deferred tax asset        $         -        $         -
                                             ==========         ==========


The current deferred tax asset results primarily from the provision for slow moving inventories and doubtful accounts which are not currently deductible for federal income tax purposes. The non-current deferred tax asset results primarily from the net operating loss carryforward. The net operating loss available at December 31, 1997 amounts to approximately $1,221,800 and begins to expire in 2011. The non-current deferred tax liability arises from the accelerated methods of depreciation of assets for federal income tax purposes. The current and net non-current deferred tax assets have a 100% valuation allowance due to the uncertainty of generating future taxable income.

The Company's income tax expense for the years ended December 31, 1997 and 1996 differed from the statutory federal rate of 34 percent as follows:

                                                           1997          1996
                                                        ---------     ---------
Statutory rate applied to loss
   before income taxes                                  $(441,858)    $(101,012)
Increase (decrease) in income
taxes resulting from:
   Amounts not deductible for federal income
    tax purposes, and other                                11,821        10,702
   State income taxes, net of federal income
    tax effect                                            (37,493)            -
   Increase in valuation allowance                        467,530       155,346
   Less portion applicable to marketable
    securities available for sale                               -       (25,569)
                                                        ---------     ---------
Income tax expense                                      $       -       $39,467
                                                        =========     =========

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE J - BUSINESS AND CREDIT CONCENTRATIONS AND SIGNIFICANT CUSTOMERS

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, certificates of deposit and accounts and notes receivable.

The Company recognizes revenue upon shipment of goods and billing to a customer and does not maintain any set policy regarding the customer's right of return. Customer requests to return products for refund or credit are handled on an individual basis at the discretion of management. The refunds or credits in 1997 and 1996 were not significant.

In the normal course of business, the Company extends unsecured credit to virtually all of its customers doing business in the manufacture of various consumer and industrial electronic goods. The Company's customers are located throughout the United States. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance by the Company's customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance. At December 31, 1997, three accounts receivable accounts comprised approximately 46% of the total trade accounts receivable balance. Through the date of this report, substantially all of this amount had been collected. During the year ended December 31, 1997 two of the Company's customers accounted for approximately 21% of total sales.

Cash deposits are at risk to the extent that they exceed Federal Deposit Insurance Corporation insured amounts. At December 31, 1997, such uninsured amounts totaled approximately $1,754,000. To minimize this risk, the Company places its cash and cash equivalents and other short term investments with high credit quality financial institutions.


NOTE K - FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 "Disclosure About Fair Value of Financial Instruments", requires disclosure about the fair value of all financial assets and liabilities for which it is practicable to estimate. At December 31, 1997 the carrying value all of the Company's financial instruments approximate fair value.


NOTE L - STOCK OPTION PLANS

Effective July 19, 1995, the Board of Directors, with subsequent approval of the shareholders on August 16, 1995, adopted the Company's Incentive Stock Option Plan ("1995 Plan"). In accordance with the 1995 Plan, 125,000 common shares were reserved and no grants were to be made under the Plan after December 31, 1996. The options were granted at fair market value and are exercisable at 25% on the

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE L - STOCK OPTION PLANS - Continued

date of grant, 50% one year later, 75% two years later and 100% three years later and, unless otherwise provided for, may be exercised during a period of ten years from the date of grant. During 1996, 119,000 options were granted under the 1995 Plan.

On July 12, 1996, the Company implemented an Incentive Stock Option Plan ("1997 Plan") in terms of which 250,000 shares of common stock may be issued through December 31, 1999. During 1997, the 1997 Plan was approved by the shareholders of the Company. At December 31, 1997, there were no options outstanding under the 1997 Plan.

The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for its Plans. All options are granted at fair value, and accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had compensation cost for the Company's stock based compensation Plans been determined consistent with FASB statement No. 123, Accounting for Stock Based Compensation, the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:

                                                    Years ended December 31,
                                                 ------------------------------
                                                    1997                1996
                                                 -----------        -----------
 Net loss attributable
  to common shareholders      As reported        $(1,405,419)        $(459,521)
                              Pro forma          $(1,435,171)        $(506,240)
 Net loss per share
  attributable to common
  shareholders                As reported        $   (0.59)          $ (0.36)
                              Pro forma          $   (0.60)          $ (0.39)


The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 1996: dividend yield of 0 percent; expected volatility of 219%; risk free interest rates ranging from 5.64% to 6.73% over a 13 year period; and an expected life of 10 years. No grants occurred in 1997.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


A summary of the status of the Company's compensatory stock option plans as of December 31, 1997 and changes during the years ended December 31, 1997 and 1996 are as follows:

                                                   Weighted        Range of
                                                    Average        Exercise
                                       Shares    Exercise Price      Price
                                      -------    --------------   -----------
Outstanding at January 1, 1996              -        $   -        $  -  $   -
Granted in 1996                       119,000         1.18        1.00 - 1.75
                                      -------
Outstanding at December 31, 1996      119,000         1.18        1.00 - 1.75

1997 forfeitures                       (1,250)
                                     --------
Outstanding at December 31, 1997      117,750         1.18        1.00 - 1.75
                                      =======

Options exercisable at
  December 31, 1997                    58,875         1.18
                                       ======

The weighted average remaining contractual life of options outstanding at December 31, 1997 is 8.6 years.

The weighted average fair value of options granted during 1996 amounted to $1.61.


NOTE M - YEAR 2000

The Company is currently operating with a computer program which is not compatible with the year 2000. The year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. The Company relies on its computer program in conducting normal operations. Management estimates that the cost to replace the current software program should range from $50,000 to $100,000. In the event that an update or replacement of its current computer system with a system compatible with the year 2000 by January 1, 2000 does not occur, the operations of the Company could be adversely effected.


NOTE N - EMPLOYMENT AGREEMENTS

During 1997, the Company entered into employment contracts with two key employees which expire on December 31, 2001. The agreements provide for, among other things, minimum compensation of $70,000 and $80,000 each for the year ending December 31, 1998 rising gradually to $100,000 and $120,000 each for the year ending December 31, 2001. In the event that the employees are terminated

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE N - EMPLOYMENT AGREEMENTS - Continued

without cause, they will be entitled under the contract to receive the amount remaining unpaid for the full term of the agreement, plus an amount equal to twice that sum.


NOTE O - SUBSEQUENT EVENTS

On February 6, 1998, the board of directors approved the issuance of 225,000 common shares to two employees for payment of accrued 1997 compensation. In addition to the shares issued, the Company also granted a total of 150,000 options to purchase the Company's common stock at an exercise price of $5.00. The options will expire 24 months from the date of grant.


NOTE P - ADDITIONAL SUBSEQUENT EVENT

On March 19, 1998, the Company completed the acquisition of 51% of the issued and outstanding common stock of U.S. Computer Group, Inc. The purchase consideration for the interest was $1,000,000 paid in cash.

                 Tech Electro Industries, Inc., and Subsidiaries
                           Consolidated Balance Sheet

                                     ASSETS

                                                  (Unaudited)
                                                  Jun 30,1998     Dec 31, 1997
                                                  -----------     ------------
CURRENT ASSETS
   Cash and cash equivalents                       $1,641,249       $1,918,604
   Marketable securities                              119,425           96,063
   Accounts and notes receivable
     Accounts receivable-trade, net of
        allowance for doubtful accounts of
        $489,730 and $16,000 respectively           2,584,765          974,604
     Notes                                            220,000          362,153
     Other                                             57,067           34,942
   Deferred sales costs                               193,448            --
   Inventories                                      3,855,688        1,801,034
   Prepaid expenses                                   634,806          211,351
                                                  -----------      -----------
TOTAL CURRENT ASSETS                                9,306,448        5,398,751
                                                  -----------      -----------

NET PROPERTY AND EQUIPMENT                            973,936          308,884
                                                  -----------      -----------
OTHER ASSETS
   Contract rights                                  5,300,146            --
   Deferred financing costs                           254,675            --
   Goodwill                                         3,904,821            --
   Notes receivable                                    70,936           49,997
     Deposit on future acquisition                     37,409          500,000
   Other assets                                       260,799              290
                                                  -----------       ----------
TOTAL OTHER ASSETS                                  9,828,786          550,287
                                                  -----------       ----------
TOTAL ASSETS                                      $20,109,170       $6,257,922
                                                  ===========       ==========


                 See Notes to Consolidated Financial Statements

                 Tech Electro Industries, Inc., and Subsidiaries
                           Consolidated Balance Sheet
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
                                                 (Unaudited)
                                               Jun 30, 1998    Dec 31, 1997
                                               ------------    ------------
CURRENT LIABILITIES:
     Current portion of credit
        facility obligations                   $    251,001    $      --
     Current portion of notes payable               414,485         425,000
     Current portion of long term debt              164,147           --
     Accounts payable-trade                       2,931,034         467,822
     Accrued liabilities                            890,551         548,273
     Deferred service liability                   1,440,422           --
     Dividends payable                                --             28,432
                                               ------------    ------------
        TOTAL CURRENT LIABILITIES                 6,091,640       1,469,527

LONG TERM LIABILITIES:
   CREDIT FACILITY OBLIGATIONS                    7,206,019           --
   DEFERRED LEASE INCENTIVE                          33,634           --
   LONG TERM DEBT                                   115,911           --
   NOTE PAYABLE LONG TERM                            38,950           --
                                               ------------    ------------
        TOTAL LIABILITIES                        13,486,154       1,469,527

MINORITY INTEREST IN SUBSIDIARY                   2,130,987          29,202

STOCKHOLDERS' EQUITY:
   Preferred  stock,   $1.00  par  value;           193,140         319,934
        1,000,000 shares authorized, 65,000 Class
         B issued and outstanding on December 31,
         1997, liquidation preference of $341,250,
         zero shares outstanding on June 30, 1998;
         193,140 and 254,934 Class A issued and
         outstanding on June 30, 1998 and
         December  31, 1997  respectively;
         liquidation  preference $1,013,985 and
         $1,338,404 respectively
   Common stock, $.01 par value;                     41,430          34,985
        10,000,000  shares authorized, 4,143,026
         shares issued and outstanding on June 30,
         1998 and 3,498,407 shares issued and
         outstanding on December 31, 1997.
      Additional paid-in capital                  7,008,317       5,713,866
      Subscription receivable                      (222,500)          --
      Unrealized Gains (Losses)
       on marketable securities                        (575)         24,624
      Retained Earnings Accumulated Deficit      (2,527,783)     (1,334,216)
                                               ------------    ------------
 Total stockholders' equity                       4,492,029       4,759,193
                                               ------------    ------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY       $ 20,109,170     $ 6,257,922
                                               ============    ============

                 See Notes to Consolidated Financial Statements

                 Tech Electro Industries, Inc., and Subsidiaries
                      Consolidated Statement of Operations
                                   (Unaudited)
                  For the Periods Ended June 30, 1998 and 1997

                                       Three Month Ended          Year to Date
                                       -----------------          ------------
                                       1998         1997        1998      1997
                                       ----         ----       -----      ----

Sales and service revenues       $7,982,834  $1,483,230  $9,979,422  $2,569,794
Cost of sales and revenue and
   direct service expense         6,510,953   1,087,247   7,866,491   1,886,187
                                 ----------  ----------  ----------  ----------
Gross profit                      1,471,881     395,983   2,112,931     683,607

Selling, general and
 administrative expenses          2,398,311     611,151   3,154,397   1,134,640
                                 ----------  ----------  ----------  ----------
Loss from operations               (926,430)   (215,168) (1,041,466)   (451,033)

Other income (expense):
   Interest income                   22,360      35,521      47,785      51,658
   Interest expense                (173,555)     (1,513)   (180,194)    (16,362)
                                 ----------  ----------  ----------  ----------
Total other income (expense)       (151,195)     34,009    (132,409)     35,296

Minority share of subsidiary loss    12,737       1,758      29,201      16,226

                                 ----------  ----------  ----------  ----------
Loss before provision for taxes  (1,064,888)   (179,402) (1,144,674)   (399,511)

Income tax expense:
   Current                            3,305        --         3,305        --
                                 ----------  ----------  ----------  ----------
Total income tax expense              3,305        --         3,305        --

                                 ----------  ----------  ----------  ----------
NET LOSS                        $(1,068,193) $ (179,402)$(1,147,979) $ (399,511)
                                ===========  ==========  ==========  ==========


Loss attributable to
          common stockholders   $(1,068,193)  $(212,252)$(1,147,979)  $(432,362)
                                ===========  ==========  ==========  ==========
Loss per share                  $     (0.27) $   (0.09)  $    (0.30) $    (0.23)
                                ===========  ==========  ==========  ==========
Number of weighted average
          shares of common shares
          outstanding             3,960,601   2,427,575   3,820,717  1,864,425
                                ===========  ==========  ==========  ==========

                 See Notes to Consolidated Financial Statements

                 Tech Electro Industries, Inc. and Subsidiaries
                      Consolidated Statement of Cash Flows
                                   (unaudited)
                                                 Jun 30 1998        Jun 30 1997
                                                -------------      ------------
CASH FLOW FROM OPERATING ACTIVITIES
  Net Loss                                        (1,147,979)          (399,512)
  Adjustments to reconcile net Loss to
   cash provided (used) by operations
    Depreciation and amortization adjustment         168,229             16,499
    Provision for slow moving inventory              291,916             15,000
    Minority interest share of subsidiary           (132,385)           (16,226)
    Deferred lease incentive                         (60,839)              --
  Changes in operating assets and liabilities
  (Increase) decrease in:
    Acounts receivable-trade                         768,133           (507,437)
    Other receivables                                (22,125)           (69,725)
    Inventory                                       (572,974)          (215,553)
    Contract rights                                  135,901               --
    Other assets                                     (36,059)              --
    Deferred expenses                                 (3,012)              --
    Deferred sales costs                               3,133               --
    Prepaid expenses                                (184,549)          (140,533)
  Increase (decrease) in:
    Accounts payable                                 902,502            101,180
    Accrued liabilities                             (224,996)            84,303
    Deferred service liability                      (173,895)              --
                                                -------------     -------------
NET CASH USED BY OPERATING ACTIVITIES               (288,999)        (1,132,004)

CASH FLOWS FROM INVESTING ACTIVITES
    Additions to property and equipment             (110,879)           (76,908)
    Purchases of certificates of deposit                --             (697,249)
    Advances on note receivable                      121,214             17,922
    Sale (purchase) of marketable securities         (48,561)           584,690
    Capitalized merger and acquisition costs         (37,409)
    Business acquisition, net of cash acquired      (415,127)                 0
                                                -------------     -------------
NET CASH USED BY INVESTING ACTIVITIES               (490,762)          (171,545)

CASH FLOWS FROM FINANCING ACTIVITIES
    Credit facility obligations                      846,957                  0
    Proceeds from short term debt                       --               53,383
    Payments on short term debt                         --             (347,772)
    Repayment of long-term debt                     (700,083)                 0
    Proceeds from sale of preferred stock,
       common stock and warrants                     383,964          1,870,707
    Payments on related party borrowing                 --             (245,000)
    Dividends paid                                   (28,432)           (32,491)
                                                -------------     -------------
NET CASH PROVIDED BY FINANCING ACTIVITIES            502,406          1,298,827
                                                -------------     -------------
NET DECREASE IN CASH
  AND CASH EQUIVALENTS                              (277,355)            (4,722)
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD        1,918,604            261,098
                                                -------------     -------------
CASH AND EQUIVALENTS AT END OF PERIOD              1,641,249            256,376
                                                =============     =============

                 Tech Electro Industries, Inc., and Subsidiaries
                   Notes to Consolidated Financial Statements


Note A - Basis of Presentation

         The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions per Item 310(b) of Regulation SB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

         In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.


Note B - Organization

         Tech Electro Industries, Inc. ("TEI" or the "Company") was formed on January 10, 1992 as a Texas corporation. On January 31, 1992, TEI acquired 100% of the outstanding common stock of Computer Components Corporation (CCC). In February, 1996, TEI filed a Form SB-2 Registration Statement and completed a public offering the net proceeds of which amounted to $2,043,891 including warrants.

         On June 1, 1996, pursuant to a Stock Exchange Agreement, TEI acquired 100% of the outstanding shares of Vary Brite Technologies, Inc. (VBT) by issuing 50,000 shares of its common stock. The business combination was accounted for using the pooling method. The historical consolidated statements of operations prior to the date of the combination have not been adjusted to include the operations of VBT as these operations are immaterial to the consolidated operations of the Company. Accordingly, the accompanying consolidated statements of operations include, the operations of VBT from June 1, 1996 forward. The assets and liabilities acquired were also immaterial to the consolidated balance sheet of the Company.

         On October 29, 1996, TEI  incorporated  Universal  Battery  Corporation
(UBC) as a 67% owned subsidiary.

         Effective February 10, 1997, pursuant to Regulation S as promulgated by the Securities and Exchange Commission, TEI sold 1,100,000 shares of its common stock and options to acquire 1,000,000 shares of common stock for $1,870,000, for a combined price of $1.70 net to the Company. The options were issued with an exercise price of $2.15 per share and expire thirteen months from the date of issuance. In February 1998 the terms on the options were extended to March 1999 and the exercise price was increased to $2.50 per share.

Note C - Acquisition

         On March 19, 1998, the Company completed the acquisition of 51% of the issued and outstanding common stock of U.S. Computer Group Inc ("USCG"). The purchase consideration for the interest was $1,000,000 paid in cash. The acquisition has been accounted for as a purchase. The excess of the aggregate purchase price over the fair market value of assets acquired and liabilities assumed of $3,984,815 will be amortized over 15 years. Contract rights acquired of $5,436,047 will be amortized on a straight-line basis over the respective contract lives.

The summary of the fair value of assets acquired and liabilities assumed is as follows:

         Current assets                             $ 4,672,250
         Fixed assets                                   642,408
         Contract rights and other assets             5,912,160
         Goodwill                                     3,984,815
         Current liabilities                         (4,543,524)
         Long-term liabilities                       (7,433,939)
         Minority interest                           (2,234,170)
                                                     -----------
                                                    $ 1,000,000
                                                    ============

The following pro forma consolidated results for the quarter and six months ending June 30, 1998 and 1997 assumes USCG acquisition occurred as of January 1, 1997.


                       Three Months Ended                Six Months Ended

             June 30, 1998    June 30, 1997        June 30, 1998  June 30, 1997
             -------------    -------------        -------------  -------------
Revenues      $  5,924,379    $   6,013,189         $ 13,429,868   $ 13,454,754
Net loss      $   (333,679)   $   ( 522,198)        $ (1,052,780)  $ (1,913,623)

Loss per share
(Basic and
  diluted)    $      (0.08)   $     (0.22)          $      (0.28)  $      (1.03)


Note D - Dividends

         Dividends were declared on May 20, 1998 for Class A Preferred Stock at $0.0975 per share. This dividend was paid in the form of common stock at the rate of .0313 shares of common for each share of preferred. The dividend was payable on June 30, 1998 to stockholders of record at the close of business of May 3, 1998. In addition, dividends paid during the quarter ended June 30, 1998 was $7,678. No dividends were paid for the quarter ended June 30, 1997. No dividends were payable at June 30, 1998.

Note E - Inventories

Inventories consist of the following at June 30, 1998:

         Computer parts, electronic components and
            packing materials                                  $4,618,204
         Less valuation reserves                                  762,516
                                                                ---------
                                                               $3,855,688
                                                                =========

         The Company increased its inventory allowance by $120,000 in the second quarter due to the reduction in business from a major customer by its subsidiary Computer Components Corporation. This inventory allowance consists of specialized inventory the Company has in stock for this customer.

Note F - Property and Equipment

Property and equipment consists of the following at June 30, 1998:

         Machinery and equipment                        $ 1,211,183
         Leasehold improvements                             320,511
         Furniture and fixtures                             396,904
         Automobiles                                        312,250
                                                          ---------
                                                          2,240,848
         Less accumulated depreciation & amortization     1,266,912
                                                          ---------
                                                          $ 973,936
                                                          =========

         Included in property and equipment at June 30, 1998 is $404,561 of equipment and furniture acquired under capital leases. Accumulated amortization of such equipment and furniture was $219,488 at June 30, 1998.



Note G - Credit Facility Obligations

         At June 30, 1998, the Company's subsidiary, USCG, maintained a revolving loan ("the Agreement") with a financial institution, with the maximum borrowings allowable equal to the lesser of $10,000,000 outstanding at any one time or the sum of 80 percent of the amount of the USCG's eligible receivables, as defined in the Agreement. In addition to the revolving loan, USCG also maintains a term loan with the same financial institution in the principle amount of $ 500,000 ("Term Loan") plus a term loan in the principal amount of $500,000 (the "Term Loan"). Borrowings under the Agreement are secured by an interest in all of the USCG's owned accounts receivable, inventory, equipment, investment property and general intangibles.

         Borrowings under the agreement bear interest at a rate equal to the prime rate plus 2 percent per year, but in no event less than 9 percent per year. The revolving loan matures on September 30, 2000, subject to automatic renewal terms of one year each. As of June 30, 1998, $6,457,020 was outstanding under the revolving loan.

         Interest on the Term Loan is payable beginning on October 31, 1998 in equal monthly installments of $14,000 plus a payment of the unpaid principal balance on September 30, 2000. As of June 30, 1998, $500,000 was outstanding under the term loan.

         The terms of the Agreement provided for minimum monthly interest charges, an initial loan fee of 1 percent of the maximum dollar amount of the loan, an anniversary fee of .5 percent of the maximum dollar amount and a quarterly facility fee of $5,000. Certain financial and nonfinancial covenants are required to be met. At June 30, 1998, covenants relating to tangible net worth and audited financial statement deadlines were in default, however, the financial institution has provided waivers of such covenants.


         In addition, the USCG has a "floorplan" credit line arrangement with a finance corporation which provides for financing of up to $ 250,000 to support inventory purchases from a specific vendor. The floorplan credit line agreement does not provide for interest terms as amount outstanding are required to be paid timely. As collateral security of the payment under the loan agreement, USCG granted the finance corporation a security interest in the assets of USCG. As of June 30, 1998, accounts payable includes approximately $93,380 related to this inventory financing.


Note H - Deferred Service Liability

         The deferred service liability of $ 1,440,422 on the accompanying consolidated balance sheet represents maintenance contract revenues billed but not yet earned. The terms of the Company's service maintenance contracts provide for a period of service ranging from one to twelve months. Contracts are automatically renewed by the Company unless the customer provides 90 days notice of termination. The deferred service liability is amortized on a straight-line basis over the term of the related contracts. As of June 30, 1998, the Company had a service maintenance contract base with an aggregate balance of approximately $ 16,639,710.


Note I - Loss per Share

         The Company adopted SFAS NO. 128, "Earnings Per Share", in 1997, which, requires the disclosure of basic and diluted net income (loss) per share. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted net loss per share is computed by dividing net income (loss) by the weighted average number of common shares and common stock equivalents outstanding for the period. The Company's common stock equivalents are not included in the diluted loss per share for 1998 and 1997 as they are antidilutive. Therefore, diluted and basic loss per share is identical. Net loss per share for the six months ended June 30,1997 has been increased for accrued dividends on preferred stock totaling $32,850. There were no accrued dividends as of June 30, 1998.

Note J - Long-Term Debt

As of June 30, 1998, long-term debt consists of the following:

         Capital lease obligations (a)                    $ 221,246
         Automobile loans (b)                                58,812
                                                          ---------
                                                          $ 280,058

         Less current installments of long-term debt        164,147
                                                          ---------
                                                          $ 115,911
                                                          =========

         a) Various capital lease  obligations  with interest ranging from 10 to
         12.22 percent payable in monthly installments through August 2000. The capital lease obligations are secured by the related underlying equipment and furniture.

         b) Various  automobile  loans with interest  rates ranging from 9.89 to
         11.5 percent payable in monthly installments through February 2001. The monthly loan payments, including interest, range from $ 324 to $ 522. The automobile loans are secured by the related automobiles.


Note K - Minority Interest

         Minority interest of $ 2,130,987 at June 30, 1998 represents the minority interest in USCG's series D and series E redeemable preferred stock which remain outstanding at June 30, 1998.

         USCG's series D preferred stock outstanding of $ 133,814 are cumulative, non-voting shares that were originally issued in connection with a business acquisition. In September, 1997, a redemption agreement was signed with the preferred shareholder, which calls for 14 monthly payments of $ 33,452 or 22,668 shares of series E Preferred stock which will fully redeem all outstanding preferred shares by October, 1998. Cumulative dividends of 8 percent will continue to be paid on the remaining balance. The liquidation preference of series D preferred stock is equal to the remaining redemption price of $ 133,814.

         In connection with the acquisition of USCG by the Company, USCG also issued 2,000 shares of series E redeemable preferred stock with a par value of $ 1,000 per share. Cumulative dividends are payable on the stock annually beginning December 31, 1998, in cash at a rate of 7 percent per share or 12 percent, if paid in additional shares of series E preferred stock. The series E preferred stock is redeemable by the Company at any time. The liquidation preference of the preferred stock is equal to the remaining redemption price of $ 2,000,000.

Note L - Warrants and Stock Options

         During February 1997, in connection with common stock issued for cash, the Company entered into an agreement which called for the reorganization of its subsidiaries. The agreement provide that Tech Electro Industries, Inc. remit eighty-four percent of all proceeds received from the exercise of warrants and options existing at that time to its subsidiary, CCC, for funding of expansions and growth. At June 30, 1998, 1,945,000 warrants subject to the agreement were outstanding with an exercise price of $3.30 per warrant. The warrants expire on January 26, 2000. In addition, at June 30, 1998, 1,000,000 options subject to the agreement were outstanding. The options have an exercise price of $2.50 per share and will expire on March 10, 1999. In December 1997, the Company issued an additional 1,000,000 options to purchase common stock at $1.75 per share. These option proceeds are not subject to remittance to CCC.


Note M - Subsequent Event

         On July 10, 1998, the Company entered into an Agreement and Plan of Merger with DenAmerica Corp. (DEN) to acquire all of the outstanding capital stock of DEN. Under the terms of the agreement, the holders of each share of DEN will receive $4.00 in cash and newly issued preferred stock of the Company worth $.90 per share. The proposed merger is subject to various contingencies including financing, regulatory approvals and other matters.

                   U.S. COMPUTER GROUP, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF FEBRUARY 28, 1998
                         TOGETHER WITH AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of U.S. Computer Group Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of U.S. Computer Group Inc. and Subsidiaries (the "Company") as of February 28, 1998, and the related consolidated statements of operations, shareholders' deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

May 29, 1998
(June 11, 1998 as to Note 6)

U.S. COMPUTER GROUP INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
FEBRUARY 28, 1998
-------------------------------------------------------------------------------

ASSETS (Note 6)

CURRENT ASSETS:
  Cash                                                                   $9,873
  Accounts receivable - net of allowance for
   doubtful accounts of $428,952 (Note 15)                            1,853,294
  Inventories (Notes 2 and 3)                                         1,773,596
  Deferred sales costs (Note 2)                                         196,581
  Prepaid expenses and other current assets                             238,906
                                                                      ---------
           Total current assets                                       4,072,250

PROPERTY AND EQUIPMENT - Net (Notes 2 and 4)                            667,408

EXCESS OF COSTS OVER FAIR VALUE OF NET ASSETS
  ACQUIRED - Net (Note 2)                                               487,515

DEFERRED FINANCING COSTS - Net (Note 2)                                 251,663

OTHER ASSETS                                                            234,450
                                                                     ----------
TOTAL ASSETS                                                         $5,713,286
                                                                     ==========
LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Current portion of credit facility
    obligations (Notes 6 and 17)                                        $70,000
  Current portion of note payable (Note 7)                               61,626
  Current portion of long-term debt (Note 8)                            147,547
  Accounts payable                                                    2,093,610
  Accrued liabilities (Note 14)                                       1,083,987
  Deferred service liability (Note 5)                                 1,364,317
  Acquisition deposit payable (Note 17)                                 500,000
                                                                      ---------
           Total current liabilities                                  5,321,087


                 See notes to consolidated financial statements

U.S. COMPUTER GROUP INC. AND SUBSIDIARIES

FEBRUARY 28, 1998
-------------------------------------------------------------------------------

CREDIT FACILITY OBLIGATIONS (Notes 6 and 17)                          6,540,063

NOTE PAYABLE (Note 7)                                                    38,950

LONG-TERM DEBT (Note 8)                                                 198,453

DEFERRED LEASE INCENTIVE (Note 16)                                       94,473
                                                                     ----------
           Total liabilities                                         12,193,026
                                                                     ----------

COMMITMENTS AND CONTINGENCIES (Note 16)

REDEEMABLE PREFERRED STOCK, series D, $1,000 par value;
  1,000 shares authorized; 181,349 shares issued and
  outstanding, redemption value and liquidation
  preference of $267,622 (Note 10)                                      267,622
                                                                     ----------

REDEEMABLE COMMON STOCK, 2,737 SHARES AT $1.95 PER SHARE (Note 14)        5,337
                                                                     ----------

SHAREHOLDERS' DEFICIENCY (Notes 1, 11 and 17):
  Preferred  stock,  series A, B and C, $100 par
    value; 1,000, 2,000 and 3,500 shares
    authorized, respectively;
    no shares outstanding                                                  --
  Redeemable preferred stock, series E, $1,000 par
    value; 5,000 shares authorized; 2,000 shares
    issued and outstanding, redemption value and
    liquidation preference of $2,000,000
    (Notes 9 and 17)                                                  2,000,000
  Common stock, .00001 par value; 1,500,000
    shares authorized; 674,073 shares issued
    and outstanding                                                           7
  Treasury stock, 18,196 shares, at cost                               (100,217)
  Notes receivable from shareholders (Note 12)                         (184,434)
  Additional paid-in capital                                          3,256,697
  Accumulated deficit                                               (11,724,752)
                                                                     ----------
           Total shareholders' deficiency                            (6,752,699)
                                                                     ----------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIENCY                       $5,713,286
                                                                     ==========
                 See notes to consolidated financial statements

U.S. COMPUTER GROUP INC. AND SUBSIDIARIES

STATEMENT OF CONSOLIDATED OPERATIONS
YEAR ENDED FEBRUARY 28, 1998
-------------------------------------------------------------------------------


TRADE SALES - Net of sales returns and allowances                    $7,101,281

SERVICE REVENUES                                                     17,155,971
                                                                     ----------
      Total sales and revenues (Notes 2 and 15)                      24,257,252

COST OF SALES AND REVENUES                                           11,156,915

DIRECT SERVICING EXPENSES                                            10,626,351

GENERAL AND ADMINISTRATIVE EXPENSES                                   5,341,688
                                                                     ----------
      Operating loss                                                 (2,867,702)

INTEREST EXPENSE (Net of interest income of $ 13,037)                   926,998

OTHER INCOME                                                            (49,800)
                                                                     ----------
      Loss before provision for income taxes                         (3,744,900)

PROVISION FOR INCOME TAXES (Note 13)                                      3,000
                                                                     ----------
NET LOSS                                                            $(3,747,900)
                                                                     ==========

                 See notes to consolidated financial statements

U.S. COMPUTER GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIENCY
YEAR ENDED FEBRUARY 28, 1998
-------------------------------------------------------------------------------

                           Preferred               Preferred
                             Shares    Preferred     Shares    Preferred
                          Outstanding    Stock    Outstanding    Stock           Common Shares       Common      Treasury
                            Series D    Series D    Series E    Series E    Outstanding   Treasury   Stock        Stock
                             -------    --------    --------   ---------    -----------   --------   -----      ---------
BALANCE,
MARCH 1, 1997                317,357    $468,334        -            $-       674,073        828       $7       $(7,866)

Net loss for the year
 ended February 28, 1998           -           -        -             -             -          -        -             -

Dividends on redeemable
 preferred stock                   -           -        -             -             -          -        -             -

Common stock
 redeemed                          -           -        -             -             -     17,368        -       (92,351)

Forgiveness of debt
 and interest for
 related party                     -           -        -             -             -          -        -             -

Issuance of
 preferred stock                   -           -    2,000     2,000,000             -          -        -             -

Accrued interest on notes
 receivable from
 shareholders                      -           -        -             -             -          -        -             -

Transfer to redeemable
 preferred stock, Series D  (317,357)   (468,334)       -             -             -          -        -             -

Transfer to redeemable
 Common stock                      -           -        -             -             -          -        -             -
                             -------    --------    -----    ----------       -------     ------     ----     ---------
BALANCE,
 FEBRUARY 28, 1998                 -    $      -    2,000    $2,000,000       674,073     18,196       $7     $(100,217)
                             =======    ========    =====    ==========       =======     ======     ====     =========

                See notes to consolidated financial statements.

U.S. COMPUTER GROUP INC. AND SUBSIDIARIES

YEAR ENDED FEBRUARY 28, 1998
------------------------------------------------------------------------------

                                Notes
                             Receivable    Additional                     Total
                                from         Paid-in    Accumulated    Shareholders'
                            Shareholders     Capital     Deficiency     Deficiency
                             ---------     ----------  ------------    -----------
BALANCE,
MARCH 1, 1997                $(173,179)    $1,669,853   $(7,939,881)   $(5,982,732)

Net loss for the year
 ended February 28, 1998             -              -    (3,747,900)    (3,747,900)

Dividends on redeemable
 preferred stock                     -              -       (36,971)       (36,971)

Common stock
 redeemed                            -              -             -        (92,351)

Forgiveness of debt
 and interest for
 related party                       -      1,592,181             -      1,592,181

Issuance of
 preferred stock                     -              -             -      2,000,000

Accrued interest on notes
 receivable from
 shareholders                  (11,255)             -             -        (11,255)

Transfer to redeemable
 preferred stock, series D           -              -             -       (468,334)

Transfer to redeemable
 Common stock                        -         (5,337)                      (5,337)
                             ---------     ----------  ------------    -----------
BALANCE,
 FEBRUARY 28, 1998           $(184,434)    $3,256,697  $(11,724,752)   $(6,752,699)
                             =========     ==========  ============    ===========

                See notes to consolidated financial statements.

U.S. COMPUTER GROUP INC. AND SUBSIDIARIES

STATEMENT OF CONSOLIDATED CASH FLOWS
YEAR ENDED FEBRUARY 28, 1998
-------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                              $(3,747,900)
  Adjustments to reconcile net loss to net
  cash used in operating activities:
    Depreciation and amortization                           285,444
    Amortization of excess of costs over fair
      value of net assets acquired                           79,867
    Amortization of deferred financing costs                 39,575
    Provision for the allowance for doubtful
      accounts receivable                                   152,481
    Loss on disposal of fixed assets                         19,269
    Forgiveness of interest to related party                262,181
    Accrued interest on notes receivable from
      shareholders                                          (11,255)
    Changes in assets and liabilities:
      Accounts receivable                                 1,012,231
      Inventories                                           597,146
      Deferred sales costs                                  120,034
      Prepaid expenses and other current assets             (58,767)
      Deferred financing costs                             (291,238)
      Other assets                                         (136,976)
      Accounts payable                                     (241,999)
      Accrued liabilities                                   (55,528)
      Deferred service liability                           (584,087)
      Acquisition deposit payable                           500,000
      Deferred lease incentive                              (54,935)
                                                         ----------
           Net cash used in operating activities         (2,114,457)
                                                         ----------
CASH FLOWS FROM INVESTING ACTIVITIES -
  Additions to property and equipment                      (243,140)
                                                         ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of credit facility obligations             (15,840,320)
  Proceeds from credit facility obligations              17,600,383
  Payments of note payable                                  (24,424)
  Repayments on long-term debt                             (196,866)
  Borrowings from issuance of long-term debt                234,941
  Repayments of loans to shareholder                       (100,000)
  Borrowings from shareholder                               730,000
  Redemption of redeemable preferred stock                 (200,712)
  Dividends on redeemable preferred stock                   (36,971)
  Redemption of common stock                                (92,351)
                                                         ----------
           Net cash provided by financing activities      2,073,680
                                                         ----------
NET DECREASE IN CASH                                       (283,917)

CASH, BEGINNING OF YEAR                                     293,790
                                                         ----------
CASH, END OF YEAR                                            $9,873
                                                         ==========

U.S. COMPUTER GROUP INC. AND SUBSIDIARIES

YEAR ENDED FEBRUARY 28, 1998
-------------------------------------------------------------------------------


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid (received) during the year for:
    Interest                                               $910,262
                                                         ==========
    Income taxes paid                                        $9,659
                                                         ==========
    Income taxes refunded                                   $(2,202)
                                                         ==========


SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
 1. The Company issued 2,000 shares of preferred stock, series E, with a par value of $1,000 per share in exchange for a $2,000,000 subordinated loan payable to a shareholder.

 2. A shareholder forgave a $1,330,000 loan payable, which was accounted for as additional paid-in capital.

 3. A capital lease obligation of $141,348 was incurred when the Company entered into a lease for new equipment.

 4. The Company issued a $125,000 note payable to a former employee to satisfy an outstanding liability.

See notes to consolidated financial statements.

U.S. COMPUTER GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED FEBRUARY 28, 1998
-------------------------------------------------------------------------------


1.    DESCRIPTION OF BUSINESS

      The accompanying consolidated financial statements include the accounts of U.S. Computer Group Inc. and its two wholly-owned subsidiaries, U.S. Computer Sources, Inc. and U.S. Computer Products, Inc. (collectively, the "Company").

      The Company provides maintenance services for midrange equipment manufactured by Digital Equipment Corporation, IBM, Sun Microsystems, Inc. and many leading brand personal computers, the sale of new and used computer equipment, network integration and design services, disaster recovery and business relocation services. The Company's customers are located primarily in New York, New Jersey and Pennsylvania. During the year ended February 28, 1998, approximately 71 percent of the Company's revenue was generated from the maintenance of computer equipment.

      During the year ended February 28, 1998, the Company sustained a net loss of $3,747,900, and had a shareholders' deficiency and working capital deficiency of $6,752,699 and $1,248,837, respectively, as of February 28, 1998. The Company is dependent upon continuing support from its shareholders to generate sufficient cash flows to meet its obligations on a timely basis and to provide working capital to finance operations. Support from the shareholders has been received in the past, and the Company's current majority shareholder, Tech Electro Industries, Inc. (see
      Note 17), has commited to providing continuing support sufficient to meet the Company's cash flow and working capital requirements through at least February 28, 1999.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Consolidation - The consolidated financial statements include the financial statements of U.S. Computer Group Inc. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

      Revenue Recognition and Deferred Sales Costs - Service revenues generated under service maintenance contracts are recognized on a straight-line basis over the contract period, which is in proportion to the costs expected to be incurred in performing services under the contract. Estimated losses on contracts, if any, are charged against earnings in the Period in which such losses are identified. Costs incurred that are directly related to the acquisition of a contract are deferred and charged to expense on a straight-line basis over the contract period, not to exceed twelve months. Defered sales costs on the accompanying consolidated balance sheet represent the unamortized balance of incremental commissions and bonuses paid to acquire maintenance contracts. Service revenues that are not under contract are recognized as the service is performed. Revenue from trade sales is recognized upon shipment.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Inventories - Inventories are stated at the lower of cost or market and consist of electronic components and computer systems which support the Company's maintenance service contracts. Cost is determined using the first-in, first-out method.

      Property and Equipment - Property and equipment are stated at cost, less accumulated depreciation and amortization. Equipment under capital leases is stated at the present value of minimum lease payments. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, as follows:

         Machinery and equipment                                       5 years
         Furniture and fixtures                                        8 years
         Automobiles                                                   5 years

      Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. Assets acquired under capital leases are amortized over the shorter of the lease term or the estimated useful life of the related asset.

      Excess of Costs Over Fair Value of Net Assets Acquired - Excess of costs over fair value of net assets acquired were previously being amortized on a straight-line basis over 15 years. The recoverability of the excess of costs over fair value of net assets acquired were evaluated taking into consideration operating results and other significant events or changes in the business environment. The Company has reevaluated the useful life of these costs and will amortize them over 10 years. This change, effective March 1, 1997, is being treated as a change in accounting estimate and will be accounted for prospectively. Accumulated amortization was $159,185 as of February 28, 1998. Based upon the operating plans for the upcoming year, the Company believes that an impairment does not exist and, accordingly, has not reduced the excess of costs over the fair value of net assets acquired.

      Deferred Financing Costs - Deferred financing costs are being amortized on
      a  straight-line   basis  over  the  term  of  the  financing   agreement.
      Accumulated amortization was $39,575 as of February 28, 1998.

      Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of - Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

      Stock-Based Compensation - The Company accounts for its stock options in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB Opinion No. 25"), and related interpretations. As such, compensation expense would be recorded on the date of grant only if and to the extent that the current market price of the underlying stock exceeded the exercise price. Accordingly, no compensation expense has been recognized in the consolidated financial statements for employee stock arrangements. Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), permits entities to recognize as expense, over the vesting period, the fair value of all stock-based awards on the date of grant. SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income (loss) disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123. Such pro forma disclosure provisions were not required as no stock options or stock-based compensation awards were granted since 1992.

      Fair  Value  of  Financial   Instruments  -  The  following   methods  and
      assumptions were used to estimate the fair values of each class of financial instruments:

      a. Cash, accounts receivable, accounts payable, accrued liabilities and other current liabilities - The carrying amounts approximate fair value because of the short-term maturity of these instruments.

      b. Credit facility obligations, note payable, long-term debt and redeemable preferred stock, series D - The carrying amounts approximate fair value based on the borrowing rates currently available to the Company for loans with similar terms.

      c. Notes receivable from shareholders and redeemable preferred stock, series E - Due to the nature of these related party transactions, it is not practicable to estimate the fair value of these instruments.

      Income Taxes - The Company accounts for income taxes through the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company's consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial accounting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

3.    INVENTORIES

      Inventories consist of the following at February 28, 1998:

         Parts to service maintenance contracts              $4,214,209
         Less valuation reserves                              2,440,613
                                                             ----------
                                                             $1,773,596
                                                             ==========

      Inventories of $115,826 are included in other assets on the accompanying consolidated balance sheet. This amount represents the portion of inventory which is not expected to be sold or used in the next twelve months and is presented net of valuation reserves.

4.    PROPERTY AND EQUIPMENT - NET

      Property and equipment - net consists of the following at February 28, 1998:

         Machinery and equipment                             $  775,767
         Leasehold improvements                                 252,008
         Furniture and fixtures                                 179,996
         Automobiles                                            276,046
                                                             ----------
                                                              1,483,817

         Less accumulated depreciation and amortization         816,409
                                                             ----------
                                                             $  667,408
                                                             ==========

      Depreciation and amortization of property and equipment amounted to $285,444 in fiscal year 1998. Included in property and equipment at February 28, 1998 is $404,599 of equipment and furniture under capital leases. Accumulated amortization of such equipment and furniture was $196,359 at February 28, 1998.

5.    DEFERRED SERVICE LIABILITY

      The deferred service liability of $1,364,317 on the accompanying consolidated balance sheet represents maintenance contract revenues billed but not yet earned. The terms of the Company's service maintenance contracts provide for a period of service of twelve months. Contracts are automatically extended by the Company unless the customer provides 90 days notice of termination. The deferred service liability is amortized on a straight-line basis over the term of the related contracts. As of February 28, 1998, the Company had a service maintenance contract base with an aggregate balance of approximately $16,398,000.

6.    CREDIT FACILITY OBLIGATIONS

      On September 9, 1997, the Company entered into a loan agreement (the "Agreement") with a financial institution and repaid its obligation under a previous credit agreement. On February 24, 1998, certain terms of the Agreement were amended. The Agreement provides for a revolving loan with the maximum borrowings allowable equal to the lesser of $10,000,000 outstanding at any one time or the sum of 80 percent of the amount of the Company's eligible receivables, as defined in the Agreement, other than maintenance contract receivables, plus 4.25 times the average total monthly computer maintenance contract collections to be calculated on a trailing twelve month moving average, plus a term loan in the principal amount of $500,000 (the "Term Loan"). Borrowings under the Agreement are secured by an interest in all of the Company's owned accounts receivable, inventory, equipment, investment property and general intangibles.

      Borrowings under the Agreement bear interest at a rate equal to the prime rate plus 2 percent per year (10.5 percent at February 28, 1998), but in no event less than 9 percent per year. The revolving loan matures on September 30, 2000, subject to automatic renewal terms of one year each. As of February 28, 1998, $6,110,063 was outstanding under the revolving loan.

      The interest on the Term Loan is payable beginning on October 31, 1998 in equal monthly installments of $14,000, and the principal balance of the Term Loan is payable on September 30, 2000. As of February 28, 1998, $500,000 was outstanding under the Term Loan.

      The terms of the Agreement provide for minimum monthly interest charges, an initial loan fee of 1 percent of the maximum dollar amount of the loan, an anniversary fee of .5 percent of the maximum dollar amount and a quarterly facility fee of $5,000. The Company may terminate the Agreement at any time by paying an early termination fee. Certain financial and nonfinancial covenants are required to be met. At February 28, 1998, covenants relating to tangible net worth and audited financial statement deadlines were in default; however, on June 11, 1998, the financial institution provided waivers of such covenants through May 31, 1999 and July 15, 1998, respectively, (see Note 17) in exchange for additional compensation, an increase in the early termination fee, and extension of the Agreement for one year.

      The maximum amount outstanding under the Company's credit agreements during fiscal year 1998 was approximately $6,695,000, average borrowings were approximately $5,200,000 and the weighted average interest rate was
      10.9 percent.

      In addition, the Company has a "floorplan" credit line arrangement with a finance corporation which provides for financing of up to $250,000 to support inventory purchases from a specific vendor. The floorplan credit line agreement does not provide for interest terms as amounts outstanding are required to be paid in approximately thirty days. As collateral security for the payments under the loan agreement, the Company granted the finance corporation a security interest in the assets of the Company. As of February 28, 1998, accounts payable includes approximately $211,000 related to this inventory financing.

      Maturities on financial institution obligations are as follows:

          Year Ended
          February 28,

          1999                                             $   70,000
          2000                                                168,000
          2001                                              6,372,063
                                                           ----------
                                                           $6,610,063
                                                           ==========

7.    NOTE PAYABLE

      The note payable to a former employee of $100,576, on the accompanying consolidated balance sheet, bears interest at 8 percent per year and is payable in twenty-four equal monthly installments, including principal and interest, commencing on October 15, 1997. This note had an original balance of $125,000.

8.    LONG-TERM DEBT

      As of February 28, 1998, long-term debt consists of the following:

         Capital lease obligations (a)                       $273,758
         Automobile loans (b)                                  72,242
                                                             --------
                                                              346,000

         Less current installments of long-term debt          147,547
                                                             --------
                                                             $198,453
                                                             ========


        (a) The Company has various capital lease obligations with annual interest rates ranging from 10 to 12.22 percent payable in monthly installments through August 2000. The monthly lease payments, including interest, range from $698 to $7,370. The capital lease obligations are secured by the related underlying equipment and furniture.

        (b) The Company has various automobile loans with annual interest rates ranging from 9.89 to 11.5 percent payable in monthly installments through February 2001. The monthly loan payments, including interest, range from $324 to $522. The automobile loans are secured by the related automobiles.

      Maturities on long-term debt are as follows:

           Year Ending
           February 28,

           1999                                               $147,547
           2000                                                158,054
           2001                                                 40,399
                                                              --------
                                                              $346,000
                                                              ========

      At February 28, 1998, future minimum capital lease payments are as follows:

         Year Ending February 28,

         1999                                                  $154,078
         2000                                                   130,030
         2001                                                    12,240
                                                               --------
         Total minimum lease payments                           296,348

         Less amount representing interest                       22,590
                                                               --------
         Present value of future minimum lease payments         273,758

         Less current installments                              113,828
                                                               --------
         Obligations under capital leases excluding
           current installments                                $159,930
                                                               ========


9.    RELATED PARTY TRANSACTION

      The Company had outstanding $3,330,000 in subordinated loans payable to a shareholder at February 28, 1998. The subordinated loans bore interest at rates ranging from 8 to 10 percent. Subsequent to February 28, 1998, as a requirement of the purchase of 51 percent of the Company by Tech Electro Industries, Inc. (see Note 17), the shareholder converted $2,000,000 of subordinated loans into 2,000 shares of series E redeemable preferred stock (non-voting) with a par value of $1,000 per share. Cumulative dividends are payable annually beginning December 31, 1998 in cash at a rate of 7 percent, or 12 percent if paid in additional shares of series E redeemable preferred stock. It is the Company's option to pay dividends in either form. The series E preferred stock is redeemable, at the Company's option, at any time after issuance, as set forth in the amended certificate of incorporation. The shareholder forgave the remaining loan balance of $1,330,000 and $262,181 of related accrued interest. The Company is accounting for this transaction as if it had occurred on February 28, 1998. The liabilities forgiven have been accounted for as additional paid-in capital.

10.   REDEEMABLE PREFERRED STOCK

      The series D preferred stock (preferred stock) are cumulative, non-voting shares that were originally issued in connection with a business acquisition. In September 1997, a redemption agreement was signed with the preferred shareholder, which calls for 14 monthly payments of $33,452 for 22.668 shares of series D preferred stock which will fully redeem all outstanding preferred shares by October 1998. Dividends will continue to be paid on the remaining balance at a rate of 8 percent per year as set forth in the certificate of incorporation. The amount redeemed during fiscal year 1998 aggregated $200,712. The liquidation preference of the preferred stock as of February 28, 1998 is the remaining redemption price of $267,622.

11.   STOCK OPTIONS

      In 1992, the Company granted options to purchase 31,907 shares of common stock to two of its officers at an exercise price of $1.567 per share. The officers who were granted these options resigned from the Company and all of the options granted were canceled in December 1997. No options were granted or exercised during fiscal year 1998 (see Note 16).

12.   NOTES RECEIVABLE FROM SHAREHOLDERS

      The Company has three notes due from shareholders aggregating $184,434 at February 28, 1998, which have been recorded as a separate component of shareholders' deficiency on the accompanying consolidated balance sheet. Interest on the notes bear interest at a rate of 7.5 percent per year. The notes require payment to be made before December 31, 2001.

13.   PROVISION FOR INCOME TAXES

      The provision for income taxes for fiscal year 1998 is comprised of the following:

                                               State and
                                     Federal      Local     Total

           Current                   $     -       $3,000   $3,000
           Deferred                        -            -        -
                                     -------   ----------   ------
                                     $     -       $3,000   $3,000
                                     =======   ==========   ======




      Income tax expense for fiscal year 1998 differed from amounts computed by applying the United States Federal income tax rate of 34 percent to the loss before provision for income taxes due to the increase in the valuation allowance, permanent differences and state taxes.

      At  February  28,  1998,   deferred  tax  assets,   net  of  deferred  tax
      liabilities, are as follows:

                                                          Deferred
                                                        Tax Assets/
                                                       (Liabilities)

         Net operating loss carryforwards               $ 2,189,079
         Inventories                                      1,025,220
         Accounts receivable                                180,160
         Property and equipment                            (147,441)
                                                        -----------
         Net deferred tax assets                          3,247,018
         Less valuation allowance                        (3,247,018)
                                                        -----------
                                                        $         -
                                                        ===========

      The valuation allowance reduces deferred tax assets to management's best estimate of net deferred tax assets which more likely than not will be realized.

      At February 28, 1998, the Company has net operating loss tax carryforwards of approximately $5,200,000, which expire through fiscal year 2013. However, certain limitations would apply as a result of the acquisition by Tech Electro Industries, Inc. (see Note 17).

      The Company has been notified that its New York State income tax returns for fiscal years 1993 through 1996 have been selected for examination. Management believes any liability resulting from this examination would not be material to the Company's financial position or results of operations.

14.   EMPLOYEE BENEFIT PLAN

      The Company has a 401(k) Savings Plan (the "Plan"). Participants in the Plan may contribute up to 15 percent of compensation, but not in excess of the maximum allowed under the Internal Revenue Code. The Plan provides for matching contributions equal to a percentage of the participants' contributions as determined each year by the Company. In fiscal 1998, the Company did not make any matching contributions.

      Certain participants in the Plan hold as an investment in the Plan shares of the Company's common stock. Terminated employees have the option to require the Company to purchase the shares at the most recent fair value of the Company's common stock as determined as a result of an independent valuation. During fiscal year 1998, employees were given the option to redeem shares at $6.20 per share for a limited period of time. During fiscal year 1998, 17,368 shares were redeemed by the Company at a redemption value of $92,351. As of February 28, 1998, the Company has received notice from employees that 2,737 shares will be required to be redeemed for a redemption value of $5,337, or $1.95 per share, which represents the fair value of the Company's common stock resulting from the most recent independent valuation.

      The Plan is currently under examination by the Department of Labor ("DOL") for plan years 1993 through 1996. Management believes that the outcome of the examination will not have a material adverse effect on the Company's financial position or results of operations.

15.   BUSINESS AND CREDIT CONSIDERATIONS

      Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of trade receivables. The Company's customers are dispersed across many industries and are located principally in New York, New Jersey and Pennsylvania.

      During fiscal year 1998, 7 customers accounted for approximately 14 percent of the Company's annual sales. At February 28, 1998, 10 customers had accounts receivable balances which in the aggregate represented approximately 44 percent of the total net receivables, and 1 customer had an accounts receivable balance which represented 11 percent of the total net receivables. The Company estimates an allowance for doubtful accounts based on the creditworthiness of its customers, as well as general economic conditions. Consequently, an adverse change in those factors could affect the Company's estimate of its bad debts. The Company, as a policy, does not require collateral from its customers.

16.   COMMITMENTS AND CONTINGENCIES

      Litigation - At February 28, 1998, the Company is a defendant in one lawsuit arising in the ordinary course of business. It is the opinion of management of the Company that it has meritorious defenses against all outstanding claims, which the Company will vigorously pursue, and the outcome will not have a significant adverse effect on the Company's financial position or results of operations.

      Operating Leases - The Company is obligated under lease agreements for warehouse, office facilities and certain equipment. Rent expense for operating leases approximated $742,000 for fiscal year 1998. The Company entered into a new lease in the current year to replace office facilities concurrently under lease. The Company received certain lease incentives, including a rent holiday. The Company also entered into two sublease agreements for a portion of its office facilities and provided certain lease incentives. The Company provided use of the premises for the first four months of the sublease as a rent holiday. In connection with a lease agreement previously entered into for certain office space, the Company received certain lease incentives, including a rent holiday. The net value of these incentives and other rent escalation clauses is being amortized over the life of the respective lease terms on a straight-line basis. As of February 28, 1998, the long-term balance of this incentive was $94,473 and is reflected as deferred lease incentive on the accompanying consolidated balance sheet.

      At February 28, 1998, future minimum operating lease payments are as follows:

           Year Ending
           February 28,
           1999                                        $ 685,245
           2000                                          372,169
           2001                                          318,849
           2002                                          278,050
           2003 and thereafter                         1,159,434
                                                      ----------
                                                      $2,813,747
                                                      ==========


      At February 28, 1998, future minimum rentals to be received under noncancelable subleases are as follows:

            Year Ending
            February 28,
            1999                                        $105,218
            2000                                         135,608
            2001                                         121,715
            2002                                         122,549
            2003 and thereafter                           40,850
                                                        --------
                                                        $525,940
                                                        ========

      Employment  Contract  -  As  of  February 28, 1998,  the  Company  had  an
      employment contract with an officer, entered into in March 1994, which provided for annual base compensation of $200,000 plus a bonus. The officer was entitled to receive annual increases no less than the increase in the consumer price index. To date, no increases had been taken. The bonus was based upon a specified calculation utilizing an adjusted profit figure, as defined in the employment agreement.

      Subsequent to February 28, 1998, the Company entered into a new employment contract with the same officer noted above for a period of three years. The contract provides for a base salary of $225,000 plus bonus, which may be increased from time to time at the discretion of the Board of Directors. The bonus is based upon a specified calculation, taking into account the Company's adjusted consolidated earnings, as defined in the employment contract. The Company also granted the officer an option to purchase up to 250,000 shares of the Company's stock at an exercise price of $1.47 per share, subject to various provisions, as defined in the employment agreement.

17.   SUBSEQUENT EVENTS

      On March 18, 1998, the Company further amended the Agreement (see Note 6) with the financial institution to provide for an additional loan ("Bridge Loan") of $500,000. The Bridge Loan is included as a part of the total maximum borrowings of the Company. The bridge loan bears interest at a rate equal to the prime rate plus 3.5 percent. Interest on the Bridge Loan is payable monthly commencing September 1998. The entire principal balance is due in September 2000 or August 2001 if the Agreement is renewed.

      On March 20, 1998, Tech Electro Industries, Inc. ("Tech Electro"), a public company, purchased 678,937 newly issued shares of the Company's stock for $1,000,000 (the "Purchase"). The Purchase represents a 51 percent ownership interest in the Company. Prior to year end, Tech Electro had deposited $500,000 with the Company which is recorded as an acquisition deposit payable on the accompanying consolidated balance sheet.

      On March 20, 1998, The Telstar Entertainment Group Plc (formerly Telstar Holdings Limited) ("Telstar") a shareholder of the Company, converted a $2,000,000 subordinated loan into preferred stock of the Company. The conversion was required as a term of the Purchase. The additional loan principal of $1,330,000 and accrued interest of $262,181 payable to Telstar as of February 28, 1998 was forgiven and accounted for as additional paid-in capital for the year ended February 28, 1998 (see Note
      9).

                   U.S. COMPUTER GROUP, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF FEBRUARY 28, 1997
                         TOGETHER WITH AUDITORS' REPORT

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors and Shareholders of U.S. Computer Group, Inc.:


We have audited the accompanying consolidated balance sheet of U.S. Computer Group, Inc. (a New York Corporation) and subsidiaries as of February 28, 1997, and the related consolidated statements of operations and changes in shareholders' equity (deficit) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U.S. Computer Group, Inc. and subsidiaries as of February 28, 1997, and the results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles.




October 29, 1997
Melville, New York

                U.S. COMPUTER GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                FEBRUARY 28, 1997


ASSETS

CURRENT ASSETS:
  Cash                                                                 $293,790
  Accounts receivable, net of allowance for doubtful
    accounts of $276,471                                              3,018,006
  Inventories                                                         2,370,742
  Prepaid expenses and other current assets                             180,142
  Deferred costs, net                                                   316,615
                                                                   ------------

          Total current assets                                        6,179,295

PROPERTY AND EQUIPMENT, net                                             728,981

EXCESS COSTS OVER FAIR VALUE OF ASSETS ACQUIRED, net                    567,382

OTHER ASSETS                                                             97,471
                                                                   ------------

                                                                     $7,573,129
                                                                   ============
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Current portion of long-term debt                                     $94,604
  Accounts payable                                                    2,335,609
  Accrued liabilities                                                 1,264,515
  Deferred service liability                                          1,948,404
  Current portion of bank obligations                                   150,000
  Current portion of subordinated loan payable
   to shareholder                                                       100,000
                                                                   ------------

          Total current liabilities                                   5,893,132

BANK OBLIGATIONS                                                      4,700,000

LONG-TERM DEBT                                                          213,321

DEFERRED LEASE INCENTIVE                                                149,408

NOTE PAYABLE                                                            200,000

SUBORDINATED LOAN PAYABLE TO SHAREHOLDER                              2,400,000
                                                                   ------------

          Total liabilities                                          13,555,861
                                                                   ------------


                The accompanying notes to consolidated financial
               statements are an integral part of this statement.

                U.S. COMPUTER GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEET (Continued)
                                FEBRUARY 28, 1997


REDEEMABLE PREFERRED STOCK, series D, $1,000
  par value, 1,000 shares authorized,
  468.334 shares issued and outstanding,
  redemption value and liquidation
  preference of $468,334                                                468,334
                                                                   ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT):
  Preferred stock, series A, B and C, authorized
   1,000, 2,000 and 3,500 shares, respectively,
   $100 par, no shares outstanding Common stock,                              -
   $.00001 par value, 1,500,000 shares authorized,
   674,073 shares issued                                                      7
  Treasury stock, 828 shares, at cost                                    (7,866)
  Additional paid-in capital                                          1,669,853
  Accumulated deficit                                                (7,939,881)
  Notes receivable from shareholders                                   (173,179)
                                                                   ------------

          Total shareholders' deficit                                (6,451,066)
                                                                   ------------

                                                                     $7,573,129
                                                                   ============

                The accompanying notes to consolidated financial
               statements are an integral part of this statement.

                   U.S. COMPUTER GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED FEBRUARY 28, 1997




TRADE SALES, net of sales returns and allowances                     $7,837,346

SERVICE REVENUES                                                     16,676,105
                                                                   ------------

     Total sales and revenues                                        24,513,451

COST OF SALES AND REVENUES                                           11,754,620

DIRECT SERVICING EXPENSES                                            10,086,768

GENERAL AND ADMINISTRATIVE EXPENSES                                   5,272,840
                                                                   ------------

     Operating loss                                                  (2,600,777)

INTEREST EXPENSE, net of interest income of $23,006                     645,499
                                                                   ------------

     Loss before provision for income taxes                          (3,246,276)

PROVISION FOR INCOME TAXES                                               11,375
                                                                   ------------

     Net loss                                                       $(3,257,651)
                                                                   ============



           The accompanying notes to consolidated financial statements are an integral part of this statement.

                   U.S. COMPUTER GROUP, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                      FOR THE YEAR ENDED FEBRUARY 28, 1997



                                                                                                        Notes           Total
                                Common Shares                              Additional                 Receivable     Shareholders'
                           ----------------------   Common    Treasury       Paid-in   Accumulated       From          Equity
                           Outstanding   Treasury    Stock      Stock        Capital     Deficit     Shareholders     (Deficit)
                           -----------   --------   -------   ---------   ------------ -----------   ------------    ------------
BALANCES, MARCH 1, 1996,
 as restated                   674,073          -        $7     $     -   $1,669,853   $(4,629,208)     $(180,174)   $(3,139,522)

Net loss for the year
 ended February 28, 1997             -          -         -           -            -    (3,257,651)             -     (3,257,651)

Dividends on redeemable
  preferred stock                    -          -         -           -            -       (53,022)             -        (53,022)

Common stock redeemed                -        828         -      (7,866)           -             -              -         (7,866)

Decrease in notes
  receivable from
  shareholders                       -          -         -           -            -             -          6,995          6,995
                           -----------   --------   -------   ---------   ----------   -----------   ------------    -----------

BALANCES, FEBRUARY
  28, 1997, as restated        674,073        828        $7     $(7,866)  $1,669,853   $(7,939,881)     $(173,179)   $(6,451,066)
                           ===========   ========   =======   =========   ==========   ===========   ============    ===========



           The accompanying notes to consolidated financial statements are an integral part of this statement.

                   U.S. COMPUTER GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED FEBRUARY 28, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                          $(3,257,651)
  Adjustments to reconcile net loss to net cash
    used by operating activities:
      Depreciation and amortization                                     266,906
      Amortization of excess cost over fair
        value of assets acquired                                         45,943
      Provision for the allowance for doubtful accounts                 189,418
      Changes in assets and liabilities:
        Accounts receivable                                             568,488
        Inventories                                                   1,392,882
        Prepaid expenses and other current assets                       (20,499)
        Deferred costs                                                  (61,678)
        Accounts payable                                               (728,056)
        Accrued liabilities                                          (1,055,074)
        Deferred service liability                                      256,972
        Deferred lease incentive                                        (25,253)
        Other assets                                                     84,897
                                                                    -----------
          Net cash used by operating activities                      (2,342,705)
                                                                    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment                                  (141,036)
                                                                    -----------
          Net cash used by investing activities                        (141,036)
                                                                    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments on long-term debt                                          (88,880)
  Borrowings from issuance of long-term debt                             66,220
  Repayments of bank obligations                                       (135,000)
  Proceeds from bank obligations                                      1,350,000
  Repayments of loans to shareholder                                   (500,000)
  Borrowings from shareholder                                         1,900,000
  Proceeds from note payable                                            200,000
  Redemption of redeemable preferred stock                             (158,804)
  Dividends on redeemable preferred stock                               (53,022)
  Redemption of common stock                                             (7,866)
                                                                    -----------
          Net cash provided by financing activities                   2,572,648
                                                                    -----------
NET INCREASE IN CASH                                                     88,907

CASH, BEGINNING OF YEAR                                                 204,883
                                                                    -----------
CASH, END OF YEAR                                                      $293,790
                                                                    ===========
CASH PAID DURING THE YEAR FOR:
  Interest                                                             $435,854
                                                                    ===========
  Income taxes                                                          $12,054
                                                                    ===========
                The accompanying notes to consolidated financial
               statements are an integral part of this statement.

                   U.S. COMPUTER GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)    Description of business and current operations

       U.S. Computer Group, Inc. and subsidiaries (the "Company") provides maintenance for equipment manufactured by Digital Equipment Corporation, IBM, Sun Microsystems, Inc. and leading brand PCs, the sale of new and used computer equipment, network integration and design services, disaster recovery and business relocation services. The Company's customers are located primarily in New York, New Jersey and Pennsylvania. Approximately 69% of the Company's revenue was generated from the maintenance of computer equipment during the year ended February 28, 1997.

       During the year ended February 28, 1997, the Company sustained a net loss of $3,257,651 and reflected an accumulated deficit as of February 28, 1997 of $7,939,881. The Company has instituted a program of cost containment to improve profitability and has received support from its shareholders with additional funding to support cash flow. During the coming year, the Company has plans to continue cost containment measures to improve cash flow and is establishing revised bank financing arrangements to assist with this effort.

(2)    Summary of significant accounting policies

       (a)   Principles of consolidation

       The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

       (b)   Use of estimates

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare the consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

       (c)   Inventories

       Inventories are stated at the lower of cost or market and consist of electronic components and computer systems which support the Company's maintenance contracts. Cost is determined using the first-in, first-out method. (See Note 2j).

       (d)   Property and equipment

       Property and equipment are stated at cost. Equipment under capital leases are stated at the present value of minimum lease payments. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets as follows:

                               Machinery and equipment                5 years
                               Furniture and fixtures                 8 years
                               Automobiles                            5 years

       Leasehold improvements are amortized over the shorter of the lease term or estimated useful life of the asset. Assets acquired under capital leases are amortized over the term of the lease.

       (e)   Excess costs over fair value of assets acquired

       Excess costs over the fair value of net assets acquired is being amortized on a straight-line basis over 15 years. Accumulated amortization was approximately $76,000 as of February 28, 1997. The recoverability of the excess cost over the fair value of net assets acquired is evaluated taking into consideration operating results and other significant events or changes in the business environment. Based upon the operating plans for the upcoming year, the Company believes that an impairment does not exist and, accordingly, has not reduced the excess cost over the fair value of net assets acquired.

       (f) Impairment of long-lived assets and long-lived assets to be disposed of

       The Company adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (Statement 121) on March 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations or liquidity.

       (g)   Revenue recognition

       Service revenues generated under service maintenance contracts are recognized on a straight-line basis over the contract period, which is in proportion to the costs expected to be incurred in performing services under the contract. Estimated losses on contracts, if any, are charged against earnings in the period in which such losses are identified. Costs incurred that are directly related to the acquisition of a contract are deferred and charged to expense on a straight-line basis over the contract period, not to exceed twelve months. Deferred costs on the accompanying consolidated balance sheet represent the unamortized balance of incremental commissions and bonuses paid to acquire maintenance contracts. Service revenues that are not under contract are recognized as the service is performed. Revenue from trade sales is recognized upon shipment. (See Note 2j).

       (h)   Stock-based compensation

       Prior to March 1, 1996, the Company accounted for its stock options in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense would be recorded on the date of grant only if and to the extent that the current market price of the underlying stock exceeded the exercise price. On March 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (Statement 123), which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, Statement 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income (loss) disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in Statement 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of Statement 123. Such pro forma disclosure provisions were not required for fiscal year 1997 as no stock options or stock-based compensation awards were granted during that year.

       (i)   Income taxes

       Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (j) Prior period adjustments and restatement of previously issued financial statements

       The accumulated deficit balance as of February 28, 1996 has been restated to properly reflect the treatment of certain transactions. The impact of these adjustments on the Company's accumulated deficit, as originally reported, is summarized below:

       Accumulated deficit, February 28, 1996
         (as previously reported)                                 $  (918,814)
       To recognize revenues on a straight-line basis
          over the life of the respective contract                 (2,250,331)
       To defer sales costs previously expensed                       254,937
       To adjust valuation of inventories                          (1,715,000)
                                                                  -----------
       Accumulated deficit, February 28, 1996 (as restated)       $(4,629,208)
                                                                  ===========

       In addition, certain accounts in the accompanying consolidated financial statements as of February 28, 1997 and for the year then ended have been restated to properly reflect the treatment of the transactions enumerated above.

(3)    Inventories

       Inventories consist of the following at February 28, 1997:

         Parts to service maintenance contracts                       $4,797,273

         Less:  valuation reserves                                     2,426,531
                                                                      ----------
                                                                      $2,370,742
                                                                      ==========

(4)    Property and equipment

       Property and equipment, net consists of the following at February 28, 1997:

         Machinery and equipment                                      $1,037,530
         Leasehold improvements                                          326,343
         Furniture and fixtures                                          292,874
         Automobiles                                                     214,493
                                                                      ----------

                                                                       1,871,240
         Less: accumulated depreciation and
               amortization                                            1,142,259
                                                                      ----------
                                                                      $  728,981
                                                                      ==========

       Depreciation and amortization of property and equipment amounted to $266,906 in fiscal year 1997, which includes amortization of capitalized leases. Included in machinery and equipment at February 28, 1997 is $356,810 of equipment and furniture under capital leases. Accumulated amortization of such equipment and furniture was $149,995 at February 28, 1997.

(5)    Deferred service liability

       The  deferred  service   liability  of  $1,948,404  on  the  accompanying
       consolidated balance sheet represents maintenance contract revenues billed but not yet earned.

(6)    Financing arrangements

       On March 1, 1995, the Company entered into a loan agreement with a financial institution (original loan agreement) which was amended effective July 23, 1996. The amended loan agreement (loan agreement) provides for an available line of credit with the maximum amount available for borrowings being the lesser of the borrowing base (defined as 80% of eligible accounts receivable) or $2,650,000. At February 28, 1997, $2,650,000 was outstanding under the line of credit.

       At February 29, 1996, the Company had outstanding a $300,000 demand note which in connection with the amendment was considered part of the outstanding line of credit.

       The original loan agreement also provided for a $1,500,000 term loan payable in graduated installments through March 1, 2000. In connection with the amended loan agreement, principal payments were suspended until January 1, 1997 but interest payments were required during the suspension period. Beginning January 1, 1997, $30,000 a month is to be paid until July 31, 1997 at which time the unpaid principal is due in full. The amount outstanding under the term loan as of February 28, 1997 is $1,200,000.

       The loan agreement also provides for a $1,000,000 bullet loan secured by a standby letter of credit from another financial institution which is guaranteed by a shareholder of the Company.

       Borrowings under the loan agreement for the line of credit and term loan bore interest at 1/2% above the prime rate, up to and including December 31, 1996, and thereafter bear interest at 3% above the prime rate. Borrowings under the bullet loan bear interest at 1/2% above the prime rate. The prime rate was 8.25% at February 28, 1997.

       As collateral security for the payment under the loan agreement, the Company granted its financial institution a lien on and security interest in all monies and other property of the Company. Borrowings under the line of credit, term loan and bullet loan are also guaranteed by an officer, who is a shareholder, of the Company.

       All amounts due under the loan agreement were payable on July 31, 1997. Subsequent to year-end, the amounts outstanding under the loan agreement have been refinanced (See Note 19). As such, the classification of bank obligations has been presented in accordance with the terms of the new loan agreement.

       The maximum month-end amount outstanding under the line of credit during fiscal year 1997 was $2,650,000, average borrowings under the line were $2,325,000 and the weighted average interest rate was 9.17%.

       The loan agreement provides for a commitment fee at the rate of .375% per year of the unused line of credit. The commitment fee is payable quarterly.

       In addition, the Company has a "floorplan" credit line arrangement with a finance corporation which provides for financing of up to $350,000 to support inventory purchases from a specific vendor. The floorplan credit line agreement does not provide for interest terms as amounts outstanding are required to be paid timely. As collateral security for the payment under the loan agreement, the Company granted the finance corporation a security interest in the assets of the Company. As of February 28, 1997, accounts payable includes approximately $182,000 related to this inventory financing.

(7)    Note payable

       The note payable, to an unrelated consultant, of $200,000 on the accompanying consolidated balance sheet bears interest at 10% per year and was payable in full on February 14, 1997. The note has been guaranteed by certain executives of the Company. In March 1997, this note became subordinate to the bank obligations. As such, and consistent with the repayment terms of the new loan arrangements, this note payable has been classified as a long-term obligation.

(8)    Long-term debt

       As of February 28, 1997, long-term debt consists of the following:

                           Capital lease obligations (a)             $   230,611
                           Automobile loans (b)                           77,314
                                                                     -----------
                                                                         307,925
                           Less:  current installments of
                             long-term debt                               94,604
                                                                     -----------
                                                                     $   213,321
                                                                     ===========

       (a) Various capital lease obligations with interest ranging from 10% to 21.79%, payable in monthly installments through fiscal year 2001. The capital lease obligations are secured by the related equipment.

       (b) Various  automobile  loans with interest  rates ranging from 8.75% to
       10.6%  payable  in  monthly   installments   through  October  2000.  The
       automobile loans are secured by the related automobiles.

       Maturities on long-term debt for the next five years are as follows:

                           1998                                         $ 94,604
                           1999                                          100,535
                           2000                                           98,551
                           2001                                           14,235
                           2002 and thereafter                                 -
                                                                        --------
                                                                        $307,925
                                                                        ========

       At February 28, 1997, future minimum capital lease payments in the aggregate and for each of the five succeeding years are as follows:

                           1998                                         $ 85,102
                           1999                                           91,892
                           2000                                           87,799
                           2001                                           11,392
                           2002 and thereafter                                 -
                                                                        --------
                             Total minimum lease payments                276,185

                           Amount representing interest                   45,574
                                                                        --------
                           Present value of future minimum
                             lease payments                              230,611

                           Less:  current installments                    49,099
                                                                        --------
                           Obligations under leases excluding
                             current installments                       $181,512
                                                                        ========

(9)    Subordinated loan payable to shareholder

       The Company has outstanding $2,500,000 in demand loans payable to a shareholder at February 28, 1997. The loans bear interest at rates ranging from 8% to 10%. Of the $2,500,000 in outstanding loans at February 28, 1997, $2,400,000 is subordinate to bank obligations (See
       Note 6). As such, and consistent with the repayment terms of new loan arrangements (See Note 19), $2,400,000 of this loan has been classified as a long-term obligation.

(10)   Redeemable preferred stock

       The Series D preferred stock (preferred stock) are cumulative, non-voting shares that were issued in connection with a business acquisition. The holders of the preferred stock are entitled to receive cash dividends at a rate of 8% per year beginning after May 1, 1995. The dividends accrue daily and are payable quarterly in May, August, November and February. The preferred stock has a mandatory redemption requirement of 50% of the preferred shares on February 28, 1996 and the remaining 50% on May 1, 1997. The Company did not comply with the mandatory redemption requirements. Non-compliance with the mandatory redemption requirements resulted in an increased dividend rate and the preferred stock becoming convertible, at the shareholder's option, into 6% of the outstanding shares of common stock as of the conversion. The dividend rate increased to the greater of 8% or the prime rate plus 2%. The prime rate at February 28, 1997 was 8.25%. The Company did begin to redeem the preferred stock on a monthly basis in July 1996. The amount redeemed during fiscal year 1997 amounted to $158,804. The liquidation preference of the preferred stock as of February 28, 1997 is the remaining redemption price of $486,334.

       Subsequent  to  year-end,   a  settlement   agreement  on  the  remaining
       redeemable preferred stock was reached (See Note 19).

(11)   Stock options

       In 1992, the Company granted options to purchase 31,907 shares of common stock to two of its officers at an excerise price of $1.567 per share. The options are excercisable and expire in 10 years from the date of issuance. No options were granted during fiscal year 1997.

(12)   Notes receivable from shareholders

       The Company has three notes due from shareholders of $173,179 at February 28, 1997. Interest on the notes range from 8.5% to 9%. The notes require payment to be made before December 31, 2001. Amounts outstanding at February 28, 1997, including accrued interest of $22,510, have been reflected on the accompanying consolidated balance sheet.

(13)   Income taxes

       The provision for income taxes for fiscal year 1997 is comprised of:

                                                State and
                                    Federal       local        Total
                                    -------     ---------     -------
                   Current           $    -      $11,375      $11,375
                   Deferred               -            -            -
                                     ------      -------      -------
                                     $    -      $11,375      $11,375
                                     ======      =======      =======

       Income tax benefit for fiscal year 1997 differed from the amount computed by applying the U.S. Federal income tax rate of 34% to pre-tax loss due to the non-availability of any current benefit arising from the Company's net operating tax loss carryforward.

       The tax effects of temporary differences that give rise to deferred tax assets and liabilities as of February 28, 1997 are as follows:

                   Deferred tax assets:
                     Net operating loss carryforwards                $1,600,000
                     Inventory due to valuation reserve                 970,000
                     Accounts receivable due to allowance
                       for doubtful accounts                            111,000
                                                                     ----------
                            Total gross deferred tax assets          $2,681,000
                                                                     ----------
                   Deferred tax liabilities:
                     Direct acquisition costs due to
                       amortization methods                            (127,000)
                     Property and equipment due to
                       depreciation methods                             (14,000)
                                                                     ----------
                            Total gross deferred tax liabilities       (141,000)
                                                                     ----------
                   Net deferred tax assets                            2,540,000

                   Less:  valuation allowance                        (2,540,000)
                                                                     ----------
                                                                     $        -
                                                                     ==========
       At February 28, 1997, the Company has net operating loss carryforwards of approximately $4,000,000 which expire through 2012.

(14)   Fair value of financial instruments

       Financial Accounting Standards Board Statement No. 107, "Disclosure about Fair Value of Financial Instruments", defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying value of all financial instruments classified as current assets or liabilities, with the exception of the current installments of long-term debt, is deemed to approximate fair value because of the short maturity of these investments.

       The long-term debt of $213,321 on the accompanying consolidated balance sheet approximates fair value. The fair value of such long-term debt was estimated by discounting future cash flows of the instrument at a rate currently offered to the Company by the Company's bankers.

(15)   Employee benefit plan

       The Company has a 401(k) Savings Plan (the "Plan"). Participants in the Plan may contribute up to 15% of compensation, but not in excess of the maximum allowed under the Internal Revenue Code. The Plan provides for matching contributions equal to a percentage of the participants' contributions as determined each year by the Company. In fiscal year 1997, the Company did not make any matching contributions.

       Certain participants in the Plan hold as an investment in the Plan shares of the Company's common stock. Terminated employees have the option to require the Company to purchase the shares at the most recent fair value of the Company's common stock as determined as a result of an independent valuation. During fiscal year 1997, 828 shares were redeemed by the Company for a redemption value of $7,866. Subsequent to year-end, the Company has received notice from terminated employees that 16,567 shares will be required to be redeemed for a redemption value of $102,715, or $6.20 per share.

(16)   Business and credit considerations

       Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of trade receivables. The Company's customers are dispersed across many industries and are located principally in New York, New Jersey and Pennsylvania.

       During fiscal year 1997, 11 customers accounted for approximately 15% of the Company's annual sales. At February 28, 1997, 12 customers had accounts receivable balances, which in the aggregate represented approximately 23% of the total net receivables. The Company estimates an allowance for doubtful accounts based on the creditworthiness of its customers, as well as general economic conditions. Consequently, an adverse change in those factors could affect the Company's estimate of its bad debts. The Company, as a policy, does not require collateral from its customers.

(17)   Sales and revenue considerations

       The dominant part of the Company's business has historically been the provision of on-site maintenance service for computer systems. The Company provides this service on a contractual basis and enters into one or two year contracts with equipment users and buys an inventory of spare parts to support the equipment under contract. As of February 28, 1997, the Company had a service maintenance contract base with an aggregate balance of approximately $16 million.

(18)   Commitments and contingencies

       Legal proceedings

       There  are  two  claims  and  pending  legal   proceedings  that  involve
       employment related matters. The impact of the final resolution of these matters on the Company's results of operations or liquidity in a particular reporting period cannot be estimated. In the opinion of management, there are meritorious defenses to these claims and the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position. Nonetheless, to avoid the expense and disruption of protracted litigation, the Company and one of the claimants reached a settlement agreement. The value of the settlement has been accrued for in the accompanying consolidated financial statements.

       Operating leases

       The Company is obligated under lease agreements for warehouse, office facilities and certain equipment. Rent expense for all operating leases amounted to approximately $896,000 for fiscal year 1997. In connection with a lease agreement for certain office space, the Company received use of the premises for the first ten months of the lease on a "rent-free" basis. The value of this incentive and other rent escalation clauses is being amortized over the life of the respective lease terms. As of February 28, 1997, the balance of this incentive was $149,408, and is reflected as deferred lease incentive on the accompanying consolidated balance sheet.

       At February 28, 1997, future minimum operating lease payments in the aggregate and for each of the five succeeding years are as follows:

                                                        Operating lease
                                                        ---------------
                           1998                           $  828,697
                           1999                              472,153
                           2000                              347,113
                           2001                              329,376
                           2002 and thereafter               548,960
                                                          ----------
                                                          $2,526,299
                                                          ===========

       Employment contract

       The Company has an employment contract with an officer which provides for annual base compensation of $200,000 plus a bonus. The officer is entitled to receive annual increases no less than the increase in the consumer price index. To date, no increases have been taken. The bonus is based upon a specified calculation taking into account an adjusted profit figure, as defined in the employment agreement.

(19)   Subsequent events

       As of February 28, 1997, the Company was engaged in negotiations with Colonial Commercial Corp., a publicly held corporation, as to a possible business combination. Such negotiations were terminated in August 1997.

       Subsequent to February 28, 1997, the outstanding  bank  obligations  (See
       Note 6), the note payable to an unrelated consultant (See Note 7) and the subordinated loans payable to a shareholder (See Note 9) have been refinanced. The new financing arrangements provide for a line of credit based upon a borrowing base with a maximum of $10 million. The line of credit expires three years from the date of closing. Interest on the line is at 1.75% above the prime rate. The agreement provides for a facility fee of 1%, an anniversary fee of .50% of $10,000,000 and a quarterly facility fee of $5,000. Certain financial convenants are required to be met.

       A settlement agreement was reached with the Series D preferred stock (See
       Note 10). The terms of the agreement with the Series D preferred stockholder provide for monthly redemptions of $33,452 and monthly dividend payments on the unliquidated balance, with the final payment due in October 1998.

       A settlement agreement was also reached with the claimant in one of the legal proceedings, which has been reflected in general and administrative expenses in the accompanying consolidated statement of operations for the year ended February 28, 1997 (See Note 18).

       Subsequent to year end, the Company renegotiated the lease for its New York City facilities, reducing the space leased and the term of the lease. Over the revised lease term, the Company expects to realize a reduction in lease payments of approximately $960,000.

     No dealer, sales representative or other individual has been authorized to give any information or to make any representation not contained in this Prospectus in connection with this Offering other than those contained in this Prospectus and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy the Common Stock by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to its date.

                                TABLE OF CONTENTS
                                =================
                                                                  Page

PROSPECTUS SUMMARY..................................................7
THE OFFERING........................................................8
SUMMARY FINANCIAL DATA..............................................9
RISK FACTORS.......................................................10
USE OF PROCEEDS....................................................15
MARKET FOR THE COMPANY'S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS....................................16
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................18
BUSINESS...........................................................26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT..............................................38
MANAGEMENT.........................................................43
EXECUTIVE COMPENSATION.............................................45
SELLING SECURITYHOLDERS............................................48
DESCRIPTION OF SECURITIES..........................................51
CERTAIN TRANSACTIONS ..............................................52
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS......................52
PLAN OF DISTRIBUTION...............................................53
LEGAL OPINION......................................................54
EXPERTS............................................................54
INDEX TO FINANCIAL STATEMENTS.....................................F-1

     6,558,398 Shares of Common Stock

            30,000 Warrants
                  and
  31,800 Shares of Common Stock Issuable
       Upon Exercise of Warrants

             30,000 Units
             Consisting of
    30,000 Shares of Common Stock
                  and
30,000 Shares of Class A Preferred Stock
                  and
     60,000 Shares of Common Stock
      Issuable Upon Conversion of
        Class A Preferred Stock


     TECH ELECTRO INDUSTRIES, INC.




          ----------------

             PROSPECTUS

          ----------------



      -------------  ----, 1998

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

     See the information in the Prospectus under "Risk Factors - Limitation of Liability of Directors" which information is incorporated herein by reference.

Item 25.  Other Expenses of Issuance and Distribution.

     The following tables sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions and non-accountable expense allowance. All of the amounts shown are estimates, except the Securities and Exchange Commission registration and NASD filing fees.


   Securities and Exchange Commission registration fee........ $    2,995.84
   Accounting fees and expenses............................... $    5,000.00
   Printing and engraving expenses............................ $    5,000.00
   Transfer agent and registrar (fees and expenses)........... $    2,000.00
   Blue sky fees and expenses (including counsel fees)........ $    2,000.00
   Other legal fees and legal expenses........................ $   15,000.00
   Miscellaneous expenses..................................... $    8,000.00
                                                                    --------

   Total...................................................... $   39,995.84
                                                                   =========


Item 26.  Recent Sales of Unregistered Securities.

     On April 8, 1998, the Company commenced a private placement of 375,000 shares of the Company's common stock for $2.00 per share to private investors. No underwriters were used in connection with such private placement and no commissions were paid. The private placement was exempted from registration pursuant to Regulation D of the Securities Act of 1933, as amended.


Item 27.  Exhibits.

     (a) Exhibits

     The  following   exhibits  pursuant  to  Rule  601  of  Regulation  SB  are incorporated by reference to Company's Registration Statement on Form SB-2, Commission File No. 33-98662, filed on October 30, 1995, and amended on January 5, 1996 and January 23, 1996.

     3.1 Articles of Incorporation,as amended (incorporated by reference to the Company's Registration Statement on Form SB-2, Commission File No. 33-98662, filed on October 30, 1995 and amended on January 5, 1996 and January 23, 1996).

     3.2 Certificate of Designation (incorporated by reference to the Company's Registration Statement on Form SB-2, Commission File No. 33-98662, filed on October 30, 1995 and amended on January 5, 1996 and January 23, 1996).

     3.2A Amended Certificate of Designation (incorporated by reference to the Company's Registration Statement on Form SB-2, Commission File No. 33-98662, filed on October 30, 1995 and amended on January 5, 1996 and January 23, 1996).

     3.3 Bylaws (incorporated by reference to the Company's Registration Statement on Form SB-2, Commission File No. 33-98662, filed on October 30, 1995 and amended on January 5, 1996 and January 23, 1996).

     4.4  Warrant   Agreement   (incorporated  by  reference  to  the  Company's
Registration Statement on Form SB-2, Commission File No. 33-98662, filed on October 30, 1995 and amended on January 5, 1996 and January 23, 1996).

     5    Jeffer, Mangels, Butler & Marmaro LLP Legal Opinion(including consent)

     10.1 Sales Agent Agreement between the Company and Placement & Acceptance, Inc., dated February 10, 1997 (incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996).

     10.2 Subscription Agreement between the Company and Placement & Acceptance, Inc., dated February 10, 1997 (incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996).

     10.3 Subscription Agreement between the Company and Synergy System Limited, dated February 10, 1997, with option to purchase shares of Company common stock (incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996).

     10.4 Subscription Agreement between the Company and Equator Holdings Inc., dated February 10, 1997, with option to purchase shares of Company common stock (incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996).

     10.5 Subscription Agreement between the Company and Fleet Security Investment Ltd, dated February 10, 1997, with option to purchase shares of Company common stock (incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996).

     10.6 Subscription Agreement between the Company and Asian Brokers Limited, dated February 10, 1997, with option to purchase shares of Company common stock (incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996).

     10.7 Subscription Agreement between the Company and Eurasia Securities Ltd, dated February 10, 1997, with option to purchase shares of Company common stock (incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996).

     10.8 Employment Agreement between Computer Components Corporation and Craig D. La Taste, entered into February 11, 1997 (incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31,
1996).

     10.9 Sales Agent Agreement between the Company and Placement & Acceptance, Inc., dated October 16, 1997 (incorporated by reference to the Company's Current Report on Form 8-K, dated January 5, 1998).

     10.10 Amended and Restated Stock Purchase Agreement among Tech Electro Industries, Inc., US Computer Group, Inc. and Telstar Holding Limited (incorporated by reference to the Company's Current Report on Form 8-K, dated March 19, 1998).

     21   Subsidiaries of Issuer

     23.1 Consent of Jeffer, Mangels, Butler & Marmaro, L.L.P. (contained in its opinion filed as Exhibit 5 hereto).

     23.2 Consent of King, Griffin & Adamson P.C.

     23.3 Consent of Deloitte & Touche, LLP


Item 28.  Undertakings.

     The undersigned Registrant hereby undertakes:

                      (1) To file,  during any  period in which  offers or sales
                      are  being  made,  a  post-effective   amendment  to  this
                      Registration Statement:

                             (i)     To  include  any  Prospectus   required  by
                                     section 10(a)(3) of the Securities Act of 1933;

                             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     Insofar as indemnification for liabilities arising from the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 13th day of August, 1998.

                          TECH ELECTRO INDUSTRIES, INC.


                                             By: /s/  William Kim Wah Tan
                                                 -------------------------
                                                 William Kim Wah Tan,
                                                 President and Chief Executive
                                                 Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Steven Scott and David Kaye, or either of them, his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement for the same Offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

















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



        Date                                    Signature
===============                            ===================================

August 13 ,1998                            /s/ William Kim Wah Tan
                                           -------------------------------------
                                           William Kim Wah Tan
                                           Director, Chairman of the Board,
                                           President and Chief Executive
                                           Officer (principal executive officer)


August 13, 1998                             /s/ Kim Yeow Tan
                                            ------------------------------------
                                            Kim Yeow Tan
                                            Director


August 6, 1998                               /s/ Steven Scott
                                             -----------------------------------
                                             Steven Scott
                                             Executive Vice President
                                             and Director


                                             /s/ Ian Edmonds
                                             -----------------------------------
August 6, 1998                               Ian Edmonds
                                             Director


August 21, 1998                              /s/ Sadasuke Gomi
                                             -----------------------------------
                                             Sadasuke Gomi
                                             Director


August 21, 1998                              /s/ David Kaye
                                             -----------------------------------
                                             David Kaye
                                             Chief Financial Officer, Treasurer
                                             (principal financial and
                                                             accounting officer)












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